                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12


                          APRIA HEALTHCARE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                          APRIA HEALTHCARE GROUP INC.
                               3560 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL    , 1998

     The Annual Meeting of Stockholders of Apria Healthcare Group Inc., a Delaware corporation (the "Company"), will be held at the Company's Costa Mesa, California Headquarters, 3560 Hyland Avenue (Building No. 3500 -- Grand Canyon
Room), Costa Mesa, California 92626, beginning at 10:00 A.M., local time, on
          , April   , 1998, for the following purposes:

     (1) to approve the issuance and sale of (i) 12.3 million shares of Common Stock, par value $.001 per share, of the Company (together with certain associated rights, "Common Stock") and (ii) warrants to purchase 5.0 million shares of Common Stock to JLL Argosy Apria, LLC (the "Investor") a Delaware limited liability company having as its members Joseph Littlejohn & Levy Fund III, L.P., a Delaware limited partnership ("JLL"), and CIBC WG Argosy Merchant Fund 2, L.L.C., a Delaware limited liability company ("Argosy" and together with the Investor and JLL, the "JLL Group"), at an aggregate price of $172,200,000 on the terms and subject to the conditions set forth in that certain Stock Purchase Agreement dated as of February 3, 1998 by and among the Company and the JLL Group and that certain Stockholder Agreement dated as of February 3, 1998 by and among the Company, the JLL Group and certain other significant stockholders of the Company (collectively, the "Investment Proposal");

     (2) to elect nine members of the Board of Directors, with such persons to hold office for a one-, two- or three-year term, as specified herein, or until their successors are elected and qualified; and

     (3) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Approval of the Investment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting assuming the presence of a quorum.

     For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of Common Stock owned. The candidates receiving the highest number of votes will be elected.

     Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which do not contain directions to the contrary, will be voted FOR: (1) the approval of the Investment Proposal and (2) the election of the directors named in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on             ,
1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, at 3560 Hyland Avenue, Costa Mesa, California 92626, during the ten-day period preceding the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT S. HOLCOMBE
                                          Robert S. Holcombe
                                          Senior Vice President, General Counsel
                                          and Secretary

Costa Mesa, California
March   , 1998

                             YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SOLICITATION OF PROXIES................................................................   1
VOTING PROCEDURE AND TABULATION........................................................   1
OUTSTANDING SHARES OF COMMON STOCK.....................................................   2
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT............................   2
SUMMARY OF MATTERS TO BE CONSIDERED....................................................   5
RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY................................   6
PROPOSAL 1 -- INVESTMENT PROPOSAL......................................................   7
  Summary of Investment Proposal.......................................................   7
  Background of the Transaction........................................................   8
  Recommendation of the Board of Directors.............................................  11
  Dissenters' Rights and Preemptive Rights.............................................  12
  Impact of the Transaction on the Company and Existing Stockholders; Certain
     Considerations....................................................................  13
  Capitalization.......................................................................  13
  Price Range of the Company's Stock and Related Stockholder Matters...................  14
  Use of Proceeds......................................................................  14
  The Stock Purchase Agreement.........................................................  14
  The Stockholder Agreement............................................................  18
  The Warrant Agreement................................................................  21
  Certain Related Transactions.........................................................  21
  Certain Agreements Regarding Support for the JLL Investment..........................  22
  Vote Required for Approval of the Investment Proposal................................  23
PROPOSAL 2 -- ELECTION OF DIRECTORS....................................................  24
  Composition of Board.................................................................  24
  Nominees for Election to Board.......................................................  24
  Vote Required for Election of Directors..............................................  25
  Directors Who Will Continue in Office if the JLL Investment is not Completed.........  26
INFORMATION REGARDING THE BOARD OF DIRECTORS...........................................  27
  Directors' Fees......................................................................  27
  Committees and Meetings of the Board of Directors....................................  27
EXECUTIVE COMPENSATION AND OTHER INFORMATION...........................................  29
  Summary of Executive Compensation....................................................  29
  Summary of Option Grants.............................................................  30
  Summary of Options Exercised.........................................................  31
  Compensation Committee Interlocks and Insider Participation..........................  31
REPORT OF THE COMPENSATION COMMITTEE...................................................  31
  Certain Transactions.................................................................  35
  Employment and Severance Agreements..................................................  35
  1997 Management Incentive Compensation Plan..........................................  37
  401(k) Plan..........................................................................  37
  1991 Nonqualified Stock Option Plan..................................................  37

                                                                                        PAGE
                                                                                        ---
  Amended and Restated 1992 Stock Incentive Plan.......................................  37
  Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan.................  38
  1997 Stock Incentive Plan............................................................  39
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT BY CERTAIN COMPANY AFFILIATES........  39
ANNUAL REPORT..........................................................................  39
PROPOSALS OF STOCKHOLDERS..............................................................  39
OTHER MATTERS..........................................................................  40
APPENDICES
  APPENDIX I -- STOCK PURCHASE AGREEMENT
  APPENDIX II -- STOCKHOLDER AGREEMENT
  APPENDIX III -- WARRANT AGREEMENT

                          APRIA HEALTHCARE GROUP INC.
                               3560 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     THE ACCOMPANYING PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF APRIA HEALTHCARE GROUP INC. (THE "COMPANY") FOR USE AT THE COMPANY'S ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON        , APRIL   , 1998, AT 10:00 A.M.
LOCAL TIME, AT THE COMPANY'S COSTA MESA, CALIFORNIA HEADQUARTERS, 3560 HYLAND AVENUE (BUILDING NO. 3500 -- GRAND CANYON ROOM), COSTA MESA, CALIFORNIA 92626, AND AT ANY ADJOURNMENT THEREOF. THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY
ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH   , 1998.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

                        VOTING PROCEDURE AND TABULATION

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no contrary direction is given in the executed proxy, the proxy will be voted "for" each of the nominees and proposals described herein (See "Proposal 1 -- Investment Proposal" and "Proposal 2 -- Election of Directors"). An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 3560 Hyland Avenue, Costa Mesa, California 92626, the principal executive office of the Company, a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                       OUTSTANDING SHARES OF COMMON STOCK

     On             , 1998, the record date with respect to this solicitation
for determining stockholders entitled to notice of and to vote at the Annual
Meeting,           shares of the Company's Common Stock were outstanding. No
shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth information as of             , 1998 with
respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, each Director of the Company (including the former Chief Executive Officer) the President and Chief Operating Officer, the Company's four most highly compensated executive officers in 1997 the former President of the Company, and all Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                            SECURITY OWNERSHIP TABLE

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL       PERCENT
                     NAME OF BENEFICIAL OWNER                       OWNERSHIP         OF CLASS
    ----------------------------------------------------------  -----------------     --------
    Relational Investors, LLC(1)..............................       5,141,900              %
    Ralph V. Whitworth(1).....................................       5,141,900              %
    David H. Batchelder(1)....................................       5,141,900              %
    Joel L. Reed(1)...........................................       5,141,900              %
    Capital Guardian Trust Company(2).........................       4,794,900              %
    Franklin Mutual Advisors, Inc.(3).........................       4,443,008              %
    Charles B. Johnson(3).....................................       4,443,008              %
    Rupert H. Johnson, Jr.(3).................................       4,443,008              %
    George L. Argyros(4)......................................       2,753,768              %
    Jeremy M. Jones(5)........................................       1,254,314              %
    David L. Goldsmith(6).....................................         320,236             *
    Lawrence H. Smallen(7)....................................         159,860             *
    Steven T. Plochocki(8)....................................          86,029             *
    Frederick S. Moseley IV(9)................................          74,557             *
    Terry Hartshorn(10).......................................          61,000             *
    Thomas M. Robbins(11).....................................          41,400             *
    Merl A. Wallace(12).......................................          40,106             *
    Lawrence M. Higby(13).....................................          30,500             *
    Vincent M. Prager(14).....................................          20,330             *
    Leonard Green(15).........................................          20,000             *
    Robert S. Holcombe(16)....................................          12,100             *
    H.J. Mark Tompkins(17)....................................          10,100             *
    All Directors and executive officers as a group (18
      persons)(18)............................................      10,227,967             *

---------------

  *  Less than 1%

 (1) According to a Schedule 13D, dated September 29, 1997, filed with the Securities and Exchange Commission, Relational Investors, LLC ("RILLC") has sole voting and sole dispositive power as to 5,141,900 shares. Each of Messrs. Whitworth, Batchelder and Reed, as Managing Members of RILLC, may be deemed for certain purposes to be beneficial owners of the shares beneficially owned by RILLC and to have shared voting and shared dispositive power over these shares. Mr. Whitworth became a Director of the Company on January 27, 1998 to fill a newly created position. The mailing address of RILLC and each of Messrs. Whitworth, Batchelder and Reed is 4330 La Jolla Village Drive, Suite 220, San Diego, California 92122.

 (2) According to a Form 13F, dated November 7, 1997, filed with the Securities and Exchange Commission for the calendar quarter ended September 30, 1997 by Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("Capital"). The Form 13F does not provide information regarding voting or dispositive power as to the shares. The mailing address of Capital is 333 S. Hope Street, 52nd Floor, Los Angeles, California 90071.

 (3) According to a Schedule 13D, dated January 20, 1998, filed with the Securities and Exchange Commission, Franklin Mutual Advisors, Inc. ("Franklin") has sole voting and sole dispositive power as to 4,443,008 shares. Each of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. ("FRI"), and Franklin is a wholly-owned subsidiary of FRI. As the principal shareholders of FRI, each of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed for certain purposes to be beneficial owners of the shares beneficially owned by Franklin. The mailing address of Franklin is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The mailing address of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. is c/o Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, California 94404.

 (4) According to a Schedule 13D Amendment, dated August 20, 1996, filed with the Securities and Exchange Commission, this number includes 2,430,670 shares owned by HBI Financial, Inc. and 636 shares owned by GLA Financial Corporation. Mr. Argyros is the sole shareholder of HBI Financial, Inc. and GLA Financial Corporation. This number also includes (i) 278,812 shares held in trust by two private charitable foundations of which Mr. Argyros is a vice president and director with respect to which he disclaims beneficial ownership, (ii) 2,600 shares held in a charitable trust of which Mr. Argyros is a trustee but not a beneficiary with respect to which he disclaims beneficial ownership, (iii) 31,050 shares held in a trust for the benefit of Mr. Argyros' children, for which Mr. Argyros disclaims beneficial ownership, and (iv) 10,000 shares held by Mr. Argyros individually. The amount listed does not include 3,450 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of certain of Mr. Argyros' adult children who do not share his household for which he disclaims beneficial ownership and 2,400 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of Mr. Argyros' mother-in-law for which he disclaims beneficial ownership. Mr. Argyros became a Director of the Company on March 31, 1997. The mailing address for Mr. Argyros is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626.

 (5) Includes 516,322 shares subject to options that are currently exercisable. Also includes (i) 696,262 shares held in a family trust of which Mr. Jones is a trustee, (ii) 2,000 shares held in trusts for the benefit of Mr. Jones' grandchildren for which Mr. Jones disclaims beneficial ownership,
     (iii) 19,730 shares held in a trust for the benefit of Mr. Jones' children for which Mr. Jones disclaims beneficial ownership, and (iv) 20,000 shares held in an income trust for the benefit of Mr. Jones' children and grandchildren for which Mr. Jones disclaims beneficial ownership. Mr. Jones resigned as Chairman of the Board and Chief Executive Officer effective as of January 19, 1998, but retained his position as Director of the Company.

 (6) Includes 20,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998.

 (7) Includes 56,120 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998. Mr. Smallen has announced his resignation as the Chief Financial Officer, Senior Vice President and Treasurer to be effective when a search for his replacement has been completed.

 (8) Includes 84,600 shares subject to options that are currently exercisable. Mr. Plochocki resigned as President and Chief Operating Officer of the Company effective as of September 26, 1997.

 (9) Includes 28,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998.

(10) Includes 58,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998.

(11) Includes 41,400 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998.

(12) Includes 40,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998.

(13) Includes 30,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998.

(14) Includes 19,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998.

(15) Includes 19,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998. Also includes 1,000 shares held by Mr. Green's spouse.

(16) Includes 7,000 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998. Also includes 100 shares held by Mr. Holcombe's spouse.

(17) Does not include 262,400 shares held through a company which is owned by trusts of which Mr. Tompkins is a contingent beneficiary. Said trusts are irrevocable, and neither Mr. Tompkins nor any member of his immediate family has any investment control with respect to the trusts or the companies owned by them. Mr. Tompkins became a Director of the Company on March 4, 1997.

(18) Includes shares owned by certain trusts. Also includes 987,332 shares subject to options that are currently exercisable or will become exercisable before May 31, 1998. Does not include shares beneficially owned by Mr. Plochocki. See Note 8.

                      SUMMARY OF MATTERS TO BE CONSIDERED

     The following is a summary of the proposals contained in this Proxy Statement. The summary is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and the Appendices hereto. Stockholders are urged to read this Proxy Statement and the Appendices to this Proxy Statement in their entirety.

                                   PROPOSAL 1

                              INVESTMENT PROPOSAL

     Stockholders are being asked to consider and approve a cash investment (the "JLL Investment") of $172,200,000 in the Company by JLL Argosy Apria, LLC, a Delaware limited liability company (the "Investor"), the members of which are Joseph Littlejohn & Levy Fund III, L.P., a Delaware limited partnership ("JLL"), and CIBC WG Argosy Merchant Fund 2, L.L.C., a Delaware limited liability company ("Argosy" and together with the Investor and JLL, the "JLL Group"). In consideration of its investment, the Investor will receive (i) 12.3 million shares (the "Initial Shares") of Common Stock, par value $.001 per share, of the Company (together with certain associated rights, "Common Stock") and (ii) warrants to purchase 5.0 million shares (the "Warrant Shares" and, together with the Initial Shares, the "Investor Shares") of Common Stock (the "Warrants") exercisable at a price of $20.00 per Warrant Share. Immediately upon completion of the JLL Investment, the Company will use the proceeds of the JLL Investment, together with $70,000,000 in new borrowings under the Company's existing credit facility to consummate a tender offer to acquire up to 17.3 million shares of Common Stock at a price of $14.00 per share (the "Tender Offer"). Assuming that the Company purchases 17.3 million shares of Common Stock pursuant to the Tender Offer, the Investor will initially own approximately 26.5% of the total outstanding voting power of the Company (approximately 33.6% if the Warrants are exercised).

     The terms and conditions of the JLL Investment are set forth in that certain Stock Purchase Agreement dated as of February 3, 1998 by and among the Company and the JLL Group (the "Stock Purchase Agreement") and that certain Stockholder Agreement dated as of February 3, 1998 by and among the Company, the JLL Group, Relational Investors, LLC, a Delaware limited liability company ("RILLC"), and HBI Financial, Inc., a Washington corporation ("HBI"), (the "Stockholder Agreement"). The Stockholder Agreement will remain in effect for seven years. Subject to certain exceptions for ordinary course financial service and brokerage activities of an affiliate of Argosy, the JLL Group and its affiliates will be prohibited from acquiring any additional shares of Common Stock except for the purpose of maintaining at 33.6% the percentage of the voting power of the Company beneficially owned by them in the event the Company issues additional shares of Common Stock. The JLL Group will also be subject to certain restrictions on the sale or other disposition of the Investor Shares and the Warrants. The Investor will be entitled to designate three members of the Board of Directors subject to reduction if and to the extent the Investor divests the Investor Shares and the Warrants. The Stockholder Agreement further provides that each of RILLC and HBI will be entitled to designate a member of the Board of Directors until the expiration of the Stockholder Agreement, subject to elimination of each such stockholder's right in certain circumstances if such stockholder's percentage ownership of Common Stock is less than 2% of the total outstanding voting power of the Company. The Investor will be entitled to four demand registrations and unlimited "piggyback" registration rights, in each case subject to customary rights and limitations.

     Approval of the Investment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting assuming the presence of a quorum.

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

     Stockholders are being asked to elect all nine members of the Board of Directors subject to completion of the JLL Investment, three to hold office until the 1999 Annual Meeting of Stockholders, three to hold office until the 2000 Annual Meeting of Stockholders and three to hold office until the 2001 Annual Meeting of Stockholders or, in each case, until their successors are elected and qualified. Each of the existing directors, other than Messrs. Argyros, Hartshorn and Prager (each of whose terms expire at the Annual Meeting upon election of his successor) has submitted his resignation as Director, subject to completion of the JLL Investment. In the event that the Investment Proposal is not approved by the Stockholders or the JLL Investment is not completed for any other reason, the Annual Meeting will be adjourned until such time as the Board has proposed a new slate of nominees to stand for election to the positions currently held by Messrs. Argyros, Hartshorn and Prager. For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of Common Stock owned. The candidates receiving the highest number of votes will be elected.

            RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE INVESTMENT PROPOSAL AND THE ELECTION OF DIRECTORS.

                                   PROPOSAL 1

                              INVESTMENT PROPOSAL

SUMMARY OF INVESTMENT PROPOSAL

     The following is a brief summary of the main provisions of the proposed JLL Investment. This summary is not intended to be complete and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and the Appendices hereto.

     Overview. This Proxy Statement relates to a proposal for a significant investment (referred to herein as the "JLL Investment") in the Company by JLL Argosy Apria, LLC, a Delaware limited liability company (the "Investor"), the members of which are Joseph Littlejohn & Levy Fund III, L.P., a Delaware limited partnership ("JLL"), and CIBC WG Argosy Merchant Fund 2, L.L.C., a Delaware limited liability company ("Argosy" and together with the Investor and JLL, the "JLL Group"). If the proposal is approved, the Investor will make a cash investment of $172,200,000 in the Company and in consideration thereof will receive (i) 12.3 million shares (the "Initial Shares") of Common Stock, par value $.001 per share, of the Company (together with certain associated rights, "Common Stock") and (ii) warrants to purchase 5.0 million shares (the "Warrant Shares" and, together with the Initial Shares, the "Investor Shares") of Common Stock exercisable for a period of ten years at a price of $20.00 per share (the "Warrants"). Immediately upon completion of the JLL Investment, the Company will use the proceeds of the JLL Investment, together with $70,000,000 in new borrowings under the Company's existing credit facility (the "Tender Offer Borrowing"), to consummate a tender offer to acquire up to 17.3 million shares of Common Stock at a price of $14.00 per share (the "Tender Offer"). Assuming that the Company purchases 17.3 million shares of Common Stock pursuant to the Tender Offer, the Investor will initially own approximately 26.5% of the total outstanding voting power of the Company (approximately 33.6% if the Warrants are exercised).

     The terms and conditions of the JLL Investment are set forth in that certain Stock Purchase Agreement dated as of February 3, 1998 by and among the Company and the JLL Group (the "Stock Purchase Agreement") and that certain Stockholder Agreement dated as of February 3, 1998 by and among the Company, the JLL Group, Relational Investors, LLC, a Delaware limited liability company ("RILLC"), and HBI Financial, Inc., a Washington corporation ("HBI"), (the "Stockholder Agreement"). The Stockholder Agreement will remain in effect for seven years. Subject to certain exceptions for ordinary course financial service and brokerage activities of an affiliate of Argosy, the JLL Group and its affiliates will be prohibited from acquiring any additional shares of Common Stock except for the purpose of maintaining at 33.6% the percentage of the voting power of the Company beneficially owned by them in the event the Company issues additional shares of Common Stock. The JLL Group will also be subject to certain restrictions on the sale or other disposition of the Investor Shares and the Warrants. The Investor will be entitled to designate three members of the Board of Directors, subject to reduction if and to the extent the Investor divests the Investor Shares and the Warrants. The Stockholder Agreement further provides that each of RILLC and HBI will be entitled to designate a member of the Board of Directors until the expiration of the Stockholder Agreement, subject to elimination of each such stockholder's right in certain circumstances if such stockholder's percentage ownership of Common Stock is less than 2% of the total outstanding voting power of the Company. The Investor will be entitled to four demand registrations and unlimited "piggyback" registration rights, in each case subject to customary rights and limitations.

     The Investor, JLL and Argosy. The Investor is a limited liability company organized by JLL and Argosy for the purpose of making an investment in the Company. JLL is a limited partnership, the general managing partner of which is an affiliate of Joseph Littlejohn & Levy. Joseph Littlejohn & Levy is a private investment partnership dedicated to making strategic investments in consolidating industries and investing in corporate divestitures, recapitalizations, and restructurings. Argosy is a private equity investment fund managed by CIBC Oppenheimer Corp., an affiliate of Canadian Imperial Bank of Commerce. Argosy makes equity and other investments in a wide range of industries.

     Certain Related Transactions. The Company currently has outstanding $200,000,000 principal amount of 9 1/2% Senior Subordinated Notes due 2002 (the "Notes") governed by an indenture dated November 1, 1993 by and between a predecessor to the Company and U.S. Trust Company of California, N.A., as trustee (the "Note Indenture"). Consummation of the Tender Offer and Tender Offer Borrowing is presently prohibited under certain covenants in the Note Indenture. The Company will seek such consents to an amendment to the Note Indenture from the holders of a majority of the principal amount of the Notes so that neither the Tender Offer nor the Tender Offer Borrowing will constitute a default under the Note Indenture and consents to such other amendments to the
Note Indenture as the Company deems appropriate with the reasonable approval of the Investor. The obtaining of the necessary consents is a condition to consummation of the JLL Investment.

     The Company currently has a $450,000,000 credit facility pursuant to a Credit Agreement dated as of August 9, 1996 by and among the Company, Bank of America National Trust and Savings Association, as the Administrative Agent ("Bank of America"), NationsBank of Texas, N.A., as the Syndication Agent ("NationsBank") and the other financial institutions party thereto (the "Lenders") (as amended, the "Credit Agreement"). Consummation of the JLL Investment, the Tender Offer and the Tender Offer Borrowing would violate certain covenants in the Credit Agreement. The Company will seek to amend the Credit Agreement (the "Credit Agreement Amendment") so that neither the JLL Investment, the Tender Offer nor the Tender Offer Borrowing will constitute a default under the Credit Agreement and such other amendments as the Company deems appropriate with the reasonable approval of the Investor. The Company will also borrow approximately $70,000,000 under the Credit Agreement for purposes of consummating the Tender Offer plus an additional amount for purposes of paying the expenses related to the Stock Purchase Agreement, the Consent Solicitation, the Credit Agreement Amendment, the Tender Offer and the Open Market Purchase Program (as defined below). Execution of the Credit Agreement Amendment is a condition to the consummation of the JLL Investment.

     The Company intends to commence the Tender Offer to purchase up to 17.3 million shares of Common Stock at a price of $14.00 per share, net to the seller thereof in cash, at least twenty business days prior to the Annual Meeting. If the Investment Proposal is approved, the Consent Solicitation is successfully completed and the Credit Agreement Amendment is executed, the Company expects to consummate the Tender Offer immediately after consummation of the JLL Investment. The Company will use the proceeds of the JLL Investment and of the Tender Offer Borrowing to pay the consideration for the Tender Offer which, if the Tender Offer is fully subscribed, will total $242,200,000 (the "Tender Offer Consideration"). Consummation of the Tender Offer will be subject to certain conditions, including the consummation of the JLL Investment.

     In the event that less than 17.3 million shares of Common Stock are purchased pursuant to the Tender Offer, the Company shall use any amount of the Tender Offer Consideration remaining after payment of the Tender Offer price in respect of each share purchased (the "Open Market Purchase Fund") to purchase, during the twelve-month period after the expiration date of the Tender Offer, shares of Common Stock in the open market at such times and in such transactions as the Company shall determine to be most advantageous (the "Open Market Purchase Program"). The Company will be obligated to use commercially reasonable efforts to expend not less than 25% of the Open Market Purchase Fund in each three-month period after expiration of the Tender Offer for the purpose of purchasing shares of Common Stock pursuant to the Open Market Purchase Program. In the event the Company fails, for any reason, to expend the Open Market Purchase Fund in accordance with the prescribed schedule, a committee of the Board of Directors, consisting of Messrs. Argyros, Levy and Whitworth, will oversee and, if it deems appropriate, complete the Open Market Purchase Program.

BACKGROUND OF THE TRANSACTION

     At a meeting on June 24, 1997, the Company's Board of Directors voted to commence an exploration of alternatives to enhance stockholder value and to engage Goldman, Sachs & Co. ("Goldman Sachs") as its financial advisor. Certain of the directors believed that a change of management and governance was needed in order to improve operations of the Company and that achieving such a change would be a key element of any transaction. An advisory committee (the "Advisory Committee") was established to communicate with Goldman Sachs and the Company's counsel and provide oversight for the project between Board meetings, consisting of Messrs. Argyros, Goldsmith, Jones, Moseley and Tompkins. Following the meeting, public announcement was made of the Board's decision, stating that "the Company will consider a variety of potential alternatives, including the possibility of a merger or sale of the Company or a capital restructuring."

     Commencing in July 1997, Goldman Sachs, on behalf of the Company, contacted 56 parties concerning their potential interest in considering a transaction with the Company and advised such persons that they would be furnished with a confidential memorandum concerning the Company upon execution of a confidentiality agreement. Some 39 parties executed confidentiality agreements and were provided with the confidential memorandum. "Due diligence" meetings were scheduled with those parties desiring such meetings, and potentially interested parties were afforded access to extensive financial and other data concerning the Company. Those parties interested in proceeding towards a possible transaction were invited to furnish Goldman Sachs a written statement of their preliminary interest by the end of September. Four such expressions of interest were received.

     In addition, on October 13, 1997 a proposal was received from Transworld Healthcare, Inc. ("Transworld") and Hyperion Partners II L.P. (together with Transworld, the "Transworld Group"), which had previously declined to enter into a confidentiality agreement with the Company, and a financial investor. The Transworld Group was advised that its proposal would be considered along with all other proposals received by the Company, and the Transworld Group was once again offered the opportunity to enter into a confidentiality agreement and participate fully in the process. On October 15, 1997, the Transworld Group entered into a confidentiality agreement similar to that which had been entered into with other parties and was thereafter afforded access to non-public information concerning the Company.

     On November 20, 1997, two formal bids were submitted for transactions with the Company, which were considered at a meeting of the Board of Directors on November 25, 1997. In addition, shortly before the meeting commenced, the Company received a revised proposal from the Transworld Group, which was also considered at the meeting. The Transworld Group proposal contemplated the merger of Transworld into the Company, and one of the other proposals contemplated a business combination with another corporation. Both merger proposals contemplated a substantial equity investment by certain financial investors and new borrowings in order to finance a cash distribution to stockholders. A proposal received from the JLL Group contemplated an investment in common stock of the Company, with the proceeds of such investment and additional borrowed funds to be used to fund a cash distribution to stockholders. Pursuant to the Transworld Group proposal, approximately $720,000,000 of cash (or approximately $14.00 per share) would have been distributed to stockholders, with former stockholders of the Company owning approximately 40% of the surviving corporation's equity upon completion of the transactions. The second of the merger proposals would have provided a cash distribution of approximately $442,000,000 (or approximately $8.50 per share), with former stockholders of the Company owning approximately 46% of the surviving corporation's equity upon completion of the transactions. The JLL Group proposal would have provided a cash distribution of approximately $430,000,000 (or approximately $8.30 per share), with former stockholders of the Company owning approximately 55% of the corporation's equity upon completion of the transactions.

     Representatives of the Company and Goldman Sachs were provided access to non-public information concerning, and participated in "due diligence" meetings with representatives of, Transworld and the other corporation whose proposal contemplated a business combination with the Company.

     At the November 25th Board meeting, after lengthy deliberation, the Directors determined unanimously not to pursue either of the proposed mergers with Transworld or the other corporation on the terms presented. In addition, the Directors determined that it would be worthwhile to explore the feasibility of a transaction in which one or more financial investors would provide equity financing for a recapitalization and distribution of cash to stockholders, but with existing stockholders of the Company retaining a substantially greater percentage ownership of the recapitalized company than under any of the proposals received and with mutually agreeable changes in the Board of Directors and management. Accordingly, the Company requested that Goldman Sachs contact the financial investors involved in the three bids considered on November 25, and one other financial investor which had expressed potential interest in the Company, to determine their possible interest in such a transaction.

     One proposal was received on December 24, 1997 in response to the Goldman Sachs inquiry from the JLL Group and this was considered at a meeting of the Board of Directors on December 27, 1997. Pursuant to this proposal, the JLL Group would have invested $250,000,000 in Common Stock of the Company, with the proceeds utilized to fund a cash tender offer by the Company for 13.89 million shares. As a result of the transaction, the cash distributed to stockholders of the Company would have represented on a pro rata basis approximately $4.80 per share, and former stockholders would continue to own approximately 68% of the Company's Common Stock. However, the proposal provided that the JLL Group would be entitled to receive additional shares of Common Stock up to a maximum of approximately 49% of the outstanding Common Stock under certain circumstances involving the Company's failure to achieve projected operating results during 1998.

     Also, on December 24, 1997, the Transworld Group submitted a revised version of its previous proposals for a merger of Transworld into the Company, coupled with an equity investment and leveraged recapitalization. Under the revised proposal, approximately $10.00 per share in cash would have been distributed to the Company's stockholders and former stockholders of the Company would have owned approximately 50% of the surviving corporation.

     At the Board meeting on December 27, the Directors unanimously determined to allow a short period for further discussions with the JLL Group on an exclusive basis to determine if a more advantageous, nondilutive transaction could be achieved. Based upon such discussions, representatives of the Company and Goldman Sachs continued to negotiate with the JLL Group.

     During the period from December 27 to January 27, numerous meetings and telephone conferences were conducted among the Directors, members of the Advisory Committee, counsel, Goldman Sachs and representatives of the JLL Group. In addition, the Transworld Group and another party continued to communicate with the Company concerning their ongoing interests in a potential transaction. The Directors also received numerous communications from major stockholders of the Company concerning the process and proposals being considered by the Board and met in person with representatives of RILLC. During this period, it became clear that several members of the Board, representatives of RILLC and certain other major stockholders believed that it would be important for any transaction not to be dilutive to the Company's existing stockholders.

     On January 20, 1998, the Company announced that it expected fourth quarter results for 1997 to be below analysts' expectations. Excluding the impact of non-cash goodwill write-offs in the fourth quarter, the Company stated that it expected to report a net loss for 1997 of between $2.20 and $2.40 per share. The Company stated that it was not in a position to provide an estimated range for 1998 earnings, but that information then available indicated that results would be significantly below most published Wall Street estimates. Apria's stock price declined sharply in trading on the New York Stock Exchange following such announcement, and closed on January 20 at $9.25, down approximately 20% from the previous trading day's closing price.

     In connection with a meeting of the Board of Directors on January 27, 1998 each of the three parties which continued to express an interest in a transaction was invited to submit a final written proposal and to meet in person with the Board. All three parties did so, including the Transworld Group and the JLL Group.

     The Transworld Group proposed a merger of Transworld into the Company and an equity investment totaling $213,000,000 by certain financial investors, with the proceeds to be used in conjunction with up to approximately $1,150,000,000 of new borrowings to refinance existing debt and fund a distribution of approximately $522,000,000 to approximately $666,000,000 to stockholders of the Company. Upon completion of the transactions, stockholders of the Company would have received approximately $10.00 to approximately $12.85 per share and would own a minimum of approximately 45% and a maximum of approximately 55% of the outstanding equity.

     A second party proposed a merger of another corporation with the Company in a stock-for-stock transaction valuing the Company's Common Stock at $13.00 per share. In addition, two other financial investors furnished proposals for equity investments in preferred stock of the Company of $150,000,000 and $175,000,000, respectively, to be used as financing in connection with the proposed merger. These proposals did not specify the use of proceeds from the equity investment, but indicated a willingness to consider alternatives including the reduction of debt, repurchase of stock, or some combination of the two.

     The JLL Group proposed an investment of $180,000,000, to purchase 15.0 million shares of common stock and 5.0 million seven-year common stock purchase warrants with an exercise price of $18.00 per share. The proposal contemplated a tender offer by the Company to repurchase shares of common stock utilizing the proceeds of the equity investment and up to $100,000,000 of incremental debt.

     In connection with the January 27, 1998 Board of Directors meeting, the Directors were provided memoranda and general legal advice from the Company's outside counsel discussing the Board of Directors' fiduciary duties as well as potential legal exposures to stockholders, Directors and others in the event (i) a significant distribution to stockholders were made in the context of a highly leveraged transaction and (ii) the Company were to become insolvent thereafter.

     At the commencement of the January 27th Board meeting, all of the Directors except for one abstention voted to increase the size of the Board by one and to elect Ralph Whitworth to fill the new position. Mr. Whitworth immediately joined the meeting and has participated as a Director from that time. Representatives of each of the bidders then met with the Board to discuss their proposal. Following these discussions, the Board, with the assistance of its financial and legal advisors, commenced its discussion of alternatives.

     In its consideration of the Transworld Group proposal, a number of reasons were stated by various of the Directors why it would not be in the best interests of stockholders. These included the extremely high level of debt contemplated by the proposal, uncertainty as to whether financing for the transactions could be completed on acceptable terms (or at all), the highly uncertain valuation of the equity of the merged companies following the transactions, uncertainty as to timing and ability of the combined companies to achieve the Transworld Group's projections, and issues concerning the desirability of combining the two companies. None of these reasons was expressed by all of the Directors. However, the Board unanimously determined that the JLL Group proposal should be pursued to determine if terms could be achieved that were acceptable to all or at least a majority of the Board.

     The Board also concluded that a merger with the other corporation proposing such a transaction could be of substantial interest in the future, but would not be desirable to undertake at this time.

     At the conclusion of the meeting, the Board authorized George Argyros and Ralph Whitworth to continue to conduct negotiations with the JLL Group with the assistance of Goldman Sachs and counsel to attempt to achieve terms which would be acceptable to a majority of the Directors. Such discussions and negotiations continued over the next several days. A memorandum describing the principal terms of the proposed agreements was distributed to the Directors and discussed at a telephone meeting of the Board on February 1, 1998. At the February 1, 1998 meeting, the Board unanimously voted to authorize signing of the Stock Purchase Agreement and Stockholder Agreement, subject to the satisfaction of Messrs. Argyros and Whitworth with the resolution of the remaining issues. Final negotiations among Messrs. Argyros and Whitworth and representatives of the JLL Group occurred over the ensuing days, with definitive agreements being signed on February 3.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has unanimously approved the JLL Investment and believes it is in the best interests of the Company and its stockholders. The Board of Directors, in approving the JLL Investment and recommending stockholder approval, considered a number of factors, including, without limitation, the following:

          (i) The transaction will provide funds to enable those stockholders desiring to do so to sell a portion of their shares of the Company's Common Stock for $14.00 per share, a price which represents a premium of approximately 9% over the closing price for the Company's Common stock on February 3,

     1998, the date preceding the public announcement of the JLL Investment, and 51% over the closing price on January 20, 1998, the day following the Company's announcement that results of operations for the fourth quarter of 1997 were, and that projected results for 1998 would be, substantially below analysts' expectations.

          (ii) JLL has a substantial history of successful investments in the health care industry, having played an important role on the Board of Directors in several situations which resulted in exceptional investment returns for investors.

          (iii) The JLL Investment and related transactions are structured to provide substantial assurance that all stockholders of the Company will benefit to the same extent as the JLL Group benefits from its investment.

          (iv) The terms of the JLL Investment and related transactions are such that existing stockholders who desire to retain their investment in the Company will not suffer dilution as the result of the issuance of new shares to the JLL Group.

          (v) The level of increased indebtedness which will result from the JLL Investment and related transactions (approximately $86,000,000 including fees and expenses) is relatively modest and should not unduly constrain the Company's ability to take advantage of opportunities for expansion.

          (vi) The new Directors to be elected in connection with the JLL Investment and related transactions have strong and successful backgrounds in business and as investors. With the representatives of the JLL Group, it is expected that such persons will provide strong and cohesive leadership for the Company.

          (vii) While it is expected that the JLL Group will play an important role in guiding the Corporation through membership of its representatives on the Board of Directors, the Stockholder Agreement provides assurance that a majority of the Board for at least the next seven years will consist of independent persons, unaffiliated with the JLL Group by any material family or financial relationship.

          (viii) Certain of the large stockholders of the Company have expressed their support for the JLL transaction, including Mr. Argyros and RILLC.

          (ix) Unsatisfactory results of operations of the Company have created a need for positive changes in the Company's management and governance, which will be facilitated by the JLL Investment.

          (x) Based upon the Company's lengthy exploration of strategic alternatives with the assistance of Goldman Sachs, the Board of Directors does not believe there is any alternative transaction at this time which would be more advantageous to stockholders than the proposed JLL Investment.

     Based upon all of the factors mentioned above, and the Board of Directors' evaluation of the Company's prospects as an ongoing business without the JLL Investment, the Board of Directors concluded that the prospects for enhancing stockholder value will be materially increased by the JLL Investment.

     In view of the variety of factors considered by the Board in connection with its evaluation of the JLL Investment, the Board of Directors did not assign relative weights to the individual factors considered in reaching its determination and recommendations set forth herein.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED JLL INVESTMENT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE INVESTMENT PROPOSAL.

DISSENTERS' RIGHTS AND PREEMPTIVE RIGHTS

     Stockholders have no dissenters' rights or preemptive rights in connection with the issuance of the Investor Shares.

IMPACT OF THE TRANSACTION ON THE COMPANY AND EXISTING STOCKHOLDERS; CERTAIN CONSIDERATIONS

     While the Board of Directors is of the opinion that the proposed JLL Investment is fair to, and approval of the Investment Proposal is advisable and in the best interests of, the Company and its stockholders, stockholders should consider the following possible effects in evaluating the Investment Proposal.

     Impact on Voting Rights of Stockholders. Pursuant to the Stockholder Agreement, the Investor would have the right to designate 33.3% of the Board of Directors, and two significant stockholders, RILLC and HBI, would each have the right to designate 11.1% of the Board of Directors. These rights are subject, in the case of the Investor, to reduction of such percentage if it divests a certain percentage of its shares of Common Stock and, in the case of each of the Investor, RILLC and HBI, to elimination of this right if, under certain circumstances, it owns shares of Common Stock having less than 2% of the total voting power.

     Diminished Ability to Sell the Company. As a result of the Investor's substantial ownership interest in the Common Stock, it may be more difficult for a third party to acquire control of the Company without the Investor's approval.

CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1997 and as adjusted to give effect to the JLL Investment and the Tender Offer, the Open Market Purchase Program and the Tender Offer Borrowing. For additional financial information about the Company, please refer to the Company's 1997 Annual Report (enclosed with this Proxy Statement and incorporated herein by reference).

                              CAPITALIZATION TABLE

                                                                           DECEMBER 31, 1997
                                                                        ------------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                        --------     -----------
                                                                         (DOLLARS IN THOUSANDS)
Cash..................................................................  $ 16,317
Current liabilities (including current portion of long-term debt):
  Notes payable relating to revolving credit facilities...............        --
  9 1/2% senior subordinated notes due 2002...........................        --
  Other(1)............................................................   138,196
          Total current liabilities:..................................

Long-term debt:
  Notes payable relating to revolving credit facilities...............   338,000
  9 1/2% senior subordinated notes due 2002...........................   200,000
  Other...............................................................     2,220
          Total long-term debt:.......................................   540,220

Stockholders' equity:
  Preferred stock, $.001 par value; 10,000,000 shares authorized; none
     issued...........................................................        --
  Common stock, $.001 par value; 150,000,000 shares authorized;
     51,568,525 outstanding actual and as adjusted....................        51
  Additional paid-in capital..........................................   324,090
  Retained (deficit) earnings.........................................   (75,875)
          Total stockholders' equity:.................................   248,266
Total capitalization..................................................

---------------

(1) Includes accrued interest on revolving credit facilities ($68) and accrued interest on the 9 1/2 Senior Subordinated Notes ($3,219) as well as other current liabilities.

PRICE RANGE OF THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "AHG." The following table sets forth the high and low sales prices of the Common Stock, as reported by the NYSE for the periods indicated.

                             QUARTER ENDED                         HIGH         LOW
        -------------------------------------------------------  --------     --------
        March 31, 1996.........................................  $32.5000     $23.0000
        June 30, 1996..........................................   35.5000      29.1250
        September 30, 1996.....................................   32.7500      17.1250
        December 31, 1996......................................   22.1250      16.7500
        March 31, 1997.........................................   20.6250      16.5000
        June 30, 1997..........................................   19.3750      15.0000
        September 30, 1997.....................................   18.5000      12.7500
        December 31, 1997......................................   17.0000      13.0625

     On           , 1998, the closing sale price of the Common Stock on the NYSE
was $          per share. On that date, there were        stockholders of
record. The high and low sales price of the Common Stock on the NYSE on February 3, 1998, the date preceding the public announcement of the JLL Investment, was $12.0625 and $12.5000, respectively.

     The Company has not paid a cash dividend on its Common Stock since before June 28, 1995. The Company has no present intention to pay cash dividends on its Common Stock for the foreseeable future in order to retain all earnings for investment in the Company's business.

USE OF PROCEEDS

     The proceeds to the Company from the JLL Investment are estimated to be approximately $172,200,000. Such proceeds, together with the Tender Offer Borrowing, will be used to pay the consideration for any shares of Common Stock purchased in the Tender Offer and the Open Market Purchase Program (up to an aggregate total of $242,200,000) and to pay the expenses of the Company incurred in connection with the JLL Investment, the Tender Offer, the Open Market Purchase Program, the Consent Solicitation and the Credit Agreement Amendment (collectively estimated to total approximately $16,000,000).

THE STOCK PURCHASE AGREEMENT

     The following is a summary of the material provisions of the Stock Purchase Agreement, a copy of which is attached hereto as Appendix I. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Stock Purchase Agreement.

     The Board of Directors reserves the right to amend or waive the provisions of the Stock Purchase Agreement and the other documents related thereto in all respects before or after the approval of the Investment Proposal by the stockholders. In addition, the Board of Directors reserves its right to terminate the Stock Purchase Agreement in accordance with its terms notwithstanding stockholder approval.

     Issuance and Sale of Investor Shares and Warrants. Pursuant to the Stock Purchase Agreement, the Company will sell and the Investor will purchase 12.3 million shares of Common Stock and the Warrants to purchase 5.0 million shares of Common Stock for an aggregate purchase price of $172,200,000.

     Certain Representations and Warranties; Survival and Indemnification. Under the Stock Purchase Agreement, the Company has made certain customary representations and warranties to the Purchaser as to the Company and its subsidiaries, including: (i) the due corporate organization and qualification to do business; (ii) the capital structure of the Company; (iii) the due authorization and issuance of the Initial Shares, the Warrants and, upon exercise of the Warrants, the Warrant Shares; (iv) the corporate organization, qualification to do business and capital structure of each of the Company's subsidiaries; (v) the due authorization, execution, delivery and performance of the Stock Purchase Agreement and its enforceability against the Company; (vi) no conflict with or violation of the Company's Certificate of Incorporation or Bylaws, any of the Company's or any of its subsidiaries' material agreements or applicable law; (vii) required consents from governmental authorities; (viii) reports and other documents filed by the Company with the SEC and the accuracy of the information contained therein; (ix) the absence of undisclosed liabilities; (x) the absence of certain changes to the business, assets, financial condition or results of operations of the Company and its subsidiaries; (xi) pending and threatened litigation; (xii) the accuracy of the information contained in this Proxy Statement and other disclosure materials distributed in connection with the Consent Solicitation and the Tender Offer; (xiii) employee benefit plans and ERISA matters; (xiv) labor matters; (xv) recommendation of the approval of the Investment Proposal by the Board of Directors; (xvi) financial advisors and brokers; (xvii) compliance with applicable laws; (xviii) taxes; (xix) intellectual property; (xx) product and service liability claims; (xxi) healthcare regulatory compliance; and (xxii) compliance with environmental laws and permits and the absence of any basis for environmental liability.

     Under the Stock Purchase Agreement, the JLL Group has made certain representations and warranties to the Company including: (i) the due organization of each of the Investor, JLL and Argosy, (ii) the due authorization, execution, delivery and performance of the Stock Purchase Agreement and its enforceability against the JLL Group; (iii) no conflict with or violation of any of the JLL Group's organizational documents or applicable law; (iv) required consents from governmental authorities; (v) investment intent; (vi) the absence of pending and threatened litigation; (vii) the commitment to each of JLL and Argosy of capital resources sufficient to enable them to cause the Investor to consummate the JLL Investment; and (viii) the accuracy of the information provided by or on behalf of the JLL Group in this Proxy Statement and other disclosure materials distributed in connection with the Consent Solicitation and the Tender Offer.

     Each of the representations and warranties expires as of the closing of the JLL Investment and neither the Company nor the JLL Group will have any indemnification obligation to any other party except with respect to inaccuracies contained in this Proxy Statement and other disclosure materials distributed in connection with the Consent Solicitation and the Tender Offer.

     Business in the Ordinary Course. Pursuant to the Stock Purchase Agreement, the Company has agreed, prior to the closing date of the JLL Investment unless the Investor shall have otherwise agreed in writing, to conduct its business in the ordinary course and, among other things, will: (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; comply in all material respects with all laws, ordinances and regulations of governmental authorities applicable to the Company and its subsidiaries; maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted and perform in all material respects its obligations under all contracts and commitments. Pursuant to the Stock Purchase Agreement, the Company has further agreed that, prior to the closing date of the JLL Investment unless the Investor shall have otherwise agreed in writing, it will not: (i) sell or pledge or agree to sell or pledge any of the capital stock of its subsidiaries; amend its Certificate of Incorporation or Bylaws; split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property; or, other than pursuant to the Tender Offer, directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its outstanding capital stock; (ii) issue, deliver or sell or agree to issue, deliver or sell any additional shares of or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any option, rights or warrants to acquire or securities convertible into, shares of its capital stock other than, in each case, issuances of Common Stock pursuant to the exercise of employee stock options; acquire, lease or dispose of or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; except for the Tender Offer Borrowing, incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in the ordinary course of business; acquire or agree to acquire by merging or consolidating with or by purchasing a substantial equity interest in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or, (iii) except as required by applicable law, adopt, enter into, terminate, expand the applicability of or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment); pay any benefit not provided under any existing plan or arrangement; grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder); take any action to fund or in any other way secure the payment of compensation or benefits under any employment plan, agreement, contract or arrangement or benefit plan other than in the ordinary course of business consistent with past practice; or adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing.

     The Consent Solicitation, the Amendment of the Credit Agreement, the Tender Offer and the Open Market Purchase Program. Pursuant to the Stock Purchase Agreement, the Company and the Investor have agreed that the Company will (i) undertake the Consent Solicitation; (ii) commence negotiations regarding the Credit Agreement Amendment; (iii) commence and, subject to certain conditions, consummate the Tender Offer and (iv) if the Company does not purchase 17.3 million shares of Common Stock pursuant to the Tender Offer, undertake the Open Market Purchase Program.

     Publicity; Access; Notification. Pursuant to the Stock Purchase Agreement, the Company and the Investor have agreed not to issue any press release or otherwise make any public statement with respect to the transactions contemplated by the Stock Purchase Agreement, except as required by law or by obligations pursuant to the Company's NYSE listing agreement, without the consent of the other parties. The Company has also agreed to provide the Investor, prior to the Closing Date, with access to the Company and Company information, subject to the terms of a confidentiality agreement between the Company and an affiliate of JLL. Additionally, the Company and the Investor have agreed to notify the other of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in the Stock Purchase Agreement and will use its best efforts to prevent or promptly to remedy the same.

     Consents and Filings. Pursuant to the Stock Purchase Agreement, the Company has agreed to make all necessary filings with respect to the transactions contemplated by the Stock Purchase Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable blue sky laws. The Company and the Investor have further agreed to use reasonable best efforts to obtain all consents of any governmental entity or any other person in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement.

     No Solicitation. Pursuant to the Stock Purchase Agreement, neither the Company nor any of its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates may take any action to encourage, solicit or initiate the submission of, enter into any agreement with respect to or participate in any way in discussions or negotiations with or furnish any information to, any person in connection with or take any other action to facilitate any inquiries or the making of any proposal regarding any alternative proposal for the acquisition of all or a substantial portion of the Company's stock or assets. The Stock Purchase Agreement does not, however, prohibit the Board of Directors from furnishing nonpublic information to or negotiating with a person making or considering or recommending to stockholders an alternative proposal provided such proposal was not solicited in violation of the Stock Purchase Agreement and provided that the Board of Directors determines in good faith (based on the written advice of counsel as to legal matters) that it is required to do so in order to discharge properly its fiduciary duties.

     Rights Plan. As required by the Stock Purchase Agreement, the Company has amended the Shareholder Rights Agreement dated as of February 8, 1995 by and between Abbey Healthcare Group, Incorporated, as predecessor to the Company, and U.S. Stock Transfer Corporation, as predecessor to the current Rights Agent, as amended (the "Rights Agreement"), to ensure that neither the entering into of the Stock Purchase Agreement nor the consummation of the transactions contemplated thereby will result in a grant of any rights to any person under the Rights Agreement to purchase or receive additional shares of capital stock of the Company or enable or require the rights to be exercised, distributed or triggered in any way.

     Funding. Each of JLL and Argosy has agreed to provide to the Investor, on or before the closing of the JLL Investment, such funds as may be required by the Investor in order to perform its obligations under the Stock Purchase Agreement.

     Conditions to All Parties' Obligations. The Stock Purchase Agreement provides that the respective obligations of the Company and the Investor to consummate the transactions contemplated by the Stock Purchase Agreement are subject to the fulfillment prior to the closing date, or waiver, of certain conditions precedent, including: (i) the Investment Proposal shall have been approved by the holders of the Common Stock; (ii) the Investor Shares shall have been authorized for listing on the NYSE upon official notice of issuance; (iii) if applicable, any waiting periods under the HSR Act shall have expired; (iv) there shall be no preliminary or permanent injunction or other order of any court or other judicial or administrative body of competent jurisdiction prohibiting or preventing the consummation of transactions contemplated by the Stock Purchase Agreement; (v) the Consent Solicitation shall have been consummated and the Company and the Investor shall be satisfied that neither the Tender Offer nor the Tender Offer Borrowing will constitute a default under the
Note Indenture; (vi) the Credit Agreement Amendment shall have been executed and delivered by the parties thereto and the Company and the Investor shall be satisfied that neither the JLL Investment, the Tender Offer nor the Tender Offer Borrowing will constitute a default under the Credit Agreement, as so amended and (vii) the Company shall have entered into employment and compensation arrangements with a chief executive officer.

     Conditions to the Investor's Obligations. The Stock Purchase Agreement provides that the obligations of the Investor to consummate the transactions contemplated by the Stock Purchase Agreement are subject to the fulfillment prior to the closing date, or waiver by the Investor, of certain conditions precedent, including: (i) the Company shall have performed in all material respects its agreements contained in the Stock Purchase Agreement required to be performed on or prior to the closing date; (ii) the representations and warranties of the Company shall be true and correct in all material respects on and as of the closing date as if made on and as of such date; (iii) the Investor shall have received an opinion of counsel to the Company as to certain legal matters; (iv) the Company shall have obtained all consents and approvals from and shall have made all filings and registrations with any person necessary to be obtained or made in order to consummate the transactions contemplated by the Stock Purchase Agreement and (v) the nominees for the Board of Directors shall have been elected by a vote of the stockholders.

     Conditions to the Company's Obligations. The Stock Purchase Agreement provides that the obligations of the Company to consummate the transactions contemplated by the Stock Purchase Agreement are subject to the fulfillment prior to the closing date, or waiver by the Company, of certain conditions precedent, including reciprocal conditions to the conditions described in clauses (i), (ii), (iii) and (iv) in the preceding paragraph, as well as additional conditions that: (i) the Tender Offer shall have expired and all of the conditions to the obligations of the Company to purchase any shares tendered and not withdrawn pursuant to the Tender Offer shall have been satisfied or waived by the Company and (ii) a committee of the Board of Directors shall have been constituted in accordance with the provisions of the Stockholder Agreement to oversee the Open Market Purchase Program.

     Termination. The Stock Purchase Agreement may be terminated (i) by the mutual consent of the Investor and the Board of Directors; (ii) by either the Investor or the Company if the JLL Investment shall not have been consummated on or before June 30, 1998, provided that such provision shall not be available to a party if it is in material breach of its representations, warranties or obligations under the Stock Purchase Agreement; (iii) by either the Investor or the Company if the conditions to its respective obligations have not been fulfilled prior to the closing date or waived, (iv) by the Investor if the Board of Directors shall have withdrawn or revised, or disclosed its intention to withdraw or revise, its recommendation to the stockholders that the Investment Proposal be approved or (v) by the Company if the Company shall have received a proposal for an alternative proposal not solicited in violation of the Stock Purchase Agreement or if the Board of Directors shall have withdrawn or revised its recommendation to the stockholders that the Investment Proposal be approved provided in either case that the Board of Directors shall have determined in good faith (based upon the written advice of counsel as to legal matters) that it is required to do so in order to discharge properly its fiduciary duties.

     If the Stock Purchase Agreement is terminated as provided above, certain provisions of the Stock Purchase Agreement will remain in effect and such termination will be without further liability of either the Company or the Investor (except for liability with respect to either party's willful breach of the Stock Purchase Agreement).

     Expenses. If the JLL Investment is consummated, the Company will reimburse the Investor for documented expenses of up to $2,225,000 incurred by the Investor in connection with the negotiation and performance of the Stock Purchase Agreement. In the event that the JLL Investment is not consummated for any reason and provided that the Investor is not in material breach of any representation, warranty or material covenant contained in the Stock Purchase Agreement, the Company will reimburse the Investor for documented expenses of up to $4,000,000 incurred by the Investor in connection with the negotiation and performance of the Stock Purchase Agreement; provided, however, that in the event the Investment Proposal is not approved by the stockholders and no alternative transaction for the acquisition of all or a substantial portion of the Company's stock or assets is entered into within 180 days after adjournment of the Annual Meeting, the amount of documented expenses incurred by the Investor in connection with the negotiation and performance of the Stock Purchase Agreement to be reimbursed by the Company will be limited to $2,000,000.

THE STOCKHOLDER AGREEMENT

     The following is a summary of the material provisions of the Stockholder Agreement, a copy of which is attached hereto as Appendix II. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Stockholder Agreement.

     Term. The Stockholder Agreement has a term of seven years.

     Board of Directors. Following the consummation of the JLL Investment, the Company's board will be comprised of nine directors. Of these nine directors, the Investor will have the right to designate three directors ("Investor Directors"), and the remaining six directors will be unaffiliated with the Investor ("Unaffiliated Directors"). For this purpose, "unaffiliated" excludes persons who are partners or investors in the JLL Group, who have material business, financial or familial relationships with such persons or their Affiliates that could reasonably be expected to affect such directors' judgment or, except in the case of the Chief Executive Officer of the Company, who are officers or employees of the Company or any of its subsidiaries.

     Initially, the Investor Directors will be Paul S. Levy, David Y. Ying and Jay R. Bloom, and the Unaffiliated Directors will be George L. Argyros, Ralph V. Whitworth, [TO COME].

     During the term of the Stockholder Agreement, subject to certain share ownership percentages (discussed below), the Investor will continue to have the right to designate, and the Company has agreed to nominate for election or appoint, three directors or, if the size of the board is increased, one-third of the board (rounded to the nearest whole person). RILLC and HBI will have the right to designate, and the Company has agreed to nominate for election or appoint, one director each during the term of the Stockholder Agreement, subject to certain conditions (described more fully below). At least one of the Investor Directors and one of the directors designated by RILLC and HBI will be a member of the executive, compensation, audit and nominating committees and of any other committee constituted from time to time by the Board. The Company has agreed to use all reasonable efforts to solicit proxies in favor of and obtain the election of such Investor, RILLC and HBI nominees.

     The number of Investor Directors which the Investor shall be entitled to designate shall be reduced to two-ninths of the Company's Directors (rounded to the nearest whole person) if the number of Investor Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act, "Beneficially Owned") by the Investor (i) is less than 50% of the number of Investor Shares and Warrants purchased by the Investor pursuant to the Stock Purchase Agreement (as adjusted for stock dividends, splits, recombinations and the like) or (ii) is less than 10% of the total combined voting power of all shares of all classes of the Company's capital stock which are then entitled to vote in the general election of directors ("Total Voting Power"). If the number of Investor Shares Beneficially Owned by the Investor is less than 5% of the Total Voting Power, the number of Investor Directors which the Investor shall be entitled to designate shall be reduced to one-ninth of the Company's Directors (rounded to the nearest whole person). The Investor shall cease to have the power to designate any Investor Directors if the number of Investor Shares Beneficially Owned by the Investor is less than 2% of the Total Voting Power.

     RILLC shall cease to have the power to designate a director if (i) the number of shares of all classes of capital stock which are entitled to vote in the general election of directors ("Voting Securities") Beneficially Owned by RILLC is less than 2% of the Total Voting Power, subject to adjustment if the number of outstanding Voting Securities is increased, and the number of shares of Voting Securities Beneficially Owned by RILLC is less than 50% of the number of shares of Voting Securities Beneficially Owned by RILLC on the date of the Stockholder Agreement, (ii) RILLC engages in or becomes a member of a group that engages in a proxy contest to oppose the election of directors nominated by the Board, or (iii) RILLC becomes a member of a "group" within the meaning of
Section 13(d)(3) of the Exchange Act with any person that has as its purpose the proposal of a transaction that will result in change of control. If any of the above conditions is met, the Director designated by RILLC will tender his resignation, RILLC will no longer be entitled to designate a member of the Board of Directors and the Company shall no longer be obligated to nominate any RILLC designee for election of any RILLC designee.

     HBI shall cease to have the power to designate a director if (i) the number of Voting Securities Beneficially Owned by HBI is less than 2% of the Total Voting Power, subject to adjustment if the number of outstanding Voting Securities is increased, and the number of shares of Voting Securities Beneficially Owned by HBI is less than 50% of the number of shares of Voting Securities Beneficially Owned by HBI on the date of the Stock Purchase Agreement, (ii) HBI engages in or becomes a member of a group that engages in a proxy contest to oppose the election of directors nominated by the Board, or
(iii) HBI becomes a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act with any person that has as it purpose the proposal of a transaction that will result in change of control. If any of the above conditions is met, the Director designated by HBI will tender his resignation, HBI will no longer be entitled to designate a member of the Board of Directors and the Company shall no longer be obligated to nominate any HBI designee for election of any HBI designee.

     The Company has agreed that it shall not take any action or make any determination relating to any transaction with or involving the JLL Group or any of its affiliates or relating to the Stockholder Agreement ("Investor Interested Transaction") unless such action or determination has been approved by a majority of the Unaffiliated Directors. Additionally, certain Investor Interested Transactions including the payment of management or advisory fees to the Investor, the acquisition by the JLL Group or any of its affiliates of shares of Common Stock in excess of the Initial Shares or Warrant Shares other than as permitted by the Stockholder Agreement, or Investor participation in any recapitalization or transaction described in Rule 13e-3(a)(3) of the Exchange Act, must be unanimously approved by the Unaffiliated Directors; provided, however, that if a majority of the Unaffiliated Directors approve any such Investor Related Transaction, such transaction may be presented to the stockholders for ratification and if, approved by a majority of the Voting Securities not Beneficially Owned by the JLL Group or any of its affiliates, the Company may enter into such Investor Related Transaction.

     Acquisition of Additional Shares and Voting. The JLL Group has agreed that during the term of the Stockholder Agreement, neither it nor its affiliates will acquire Beneficial Ownership of any Voting Securities other than the Investor Shares; provided that it may purchase additional Voting Securities if the number of outstanding Voting Securities increases during the term of the Stockholder Agreement subject to the limitation that the Voting Securities Beneficially Owned by the JLL Group and its affiliates shall not in the aggregate exceed 33.6% of the Total Voting Power. The foregoing is subject to an exception for transactions by Canadian Imperial Bank of Commerce ("CIBC") and its affiliates in the ordinary course of its brokerage and financial services business.

     Each of the Investor, RILLC and HBI has agreed to cause all Voting Securities Beneficially Owned by each of them to be present or represented for the purposes of establishing a quorum at each special or annual meeting of stockholders. Each has further agreed to vote its Voting Securities for the Investor Directors, the director designated by RILLC and the director designated by HBI and in accordance with the Board's recommendation as to the other Unaffiliated Directors. Notwithstanding the foregoing, if RILLC or HBI gives prior written notice to the Company and the Investor of its intention to not to vote for the election of the Investor Directors or any of the Unaffiliated Directors, RILLC or HBI, as the case may be, will not be obligated to vote for the election of the Investor Directors or the Unaffiliated Directors, the Board of Directors will not be obligated to nominate for election and the Investor will not be obligated to vote in favor of the election of the designee of RILLC or HBI, as the case may be.

     The JLL Group has agreed that, during the term of the Stockholder Agreement, neither it nor any of its affiliates shall initiate, propose, make or in any way participate in, directly or indirectly, the "solicitation" of "proxies" to influence the voting of any Voting Securities, or become a "participant" in a "solicitation" or "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act), in any election contest with respect to the election or removal of members of the Board, except for any of the foregoing actions taken in support of any Board recommendation. The JLL Group has further agreed that neither it nor its affiliates shall solicit or seek to acquire shares of the Company's Common Stock in excess of the number of shares permitted under the Stockholder Agreement, either directly or indirectly, through a tender offer, proxy or consent solicitation, exchange offer, merger proposal or otherwise unless it is in furtherance of a transaction in which the Investor will transfer, sell, or pledge ("Transfer") all or substantially all of the Investor Shares in a transaction involving the opportunity for all other holders of Voting Securities to dispose of all or a proportionate share of such Voting Securities for the same consideration and on similarly favorable terms and conditions as available to the Investor. Notwithstanding the above restrictions, the Investor is able to make proposals of otherwise prohibited transactions to the Board.

     Transfer Restrictions. The Investor has agreed that for two years following the effective date of the Stockholder Agreement, it will not Transfer any of the Investor Shares or Warrants to any other natural person, legal entity, any "group" within the meaning of Section 13(d)(3) of the Exchange Act, or governmental agency ("Person"), provided, however, that the Investor may Transfer shares within two years to JLL or Argosy, or any affiliate or associate (as such term is defined in Rule 405 of the Securities Act) of the Investor, the Company, or to other Person in other Transfers pursuant to winding up transactions or testamentary or intestate dispositions ("Permitted Transferee"). Following the second anniversary of the Stockholder Agreement, the Investor, in addition to Transfers to Permitted Transferees, may only Transfer Investor Shares or Warrants (i) through a bona fide underwritten public offering registered under the Securities Act, (ii) pursuant to normal and customary open-market transactions on a national securities exchange, provided that the total number of Investor Shares or Warrants transferred in a one-week period does not exceed the greater of 1% of the outstanding shares of the Company's Common Stock or 20% of the average weekly trading volume for Common Stock for the four weeks immediately preceding the relevant week of the Transfer, (iii) a Transfer other than pursuant to (ii) above provided that any one Transfer or a series of related Transfers with any Person does not exceed 5% of the Total Voting Power and the Person to whom the Transfer is made does not and will not, as a result of the Transfer, Beneficially Own Voting Securities aggregating 5% or more of the Total Voting Power, and (iv) a Transfer of all or substantial all of the Investor Shares in a transaction involving the opportunity for all other holders of Voting Securities to dispose of all or a proportionate share of such Voting Securities for the same consideration and on similarly favorable terms and conditions as available to the Investor.

     Registration Rights. The Stockholder Agreement contains customary provisions regarding registration rights allowing the Investor to make written requests of the Company (a "Demand") for registration under the Securities Act of all or a part of the Investor Shares or Warrants held by the Investor (a "Demand

Registration"). The Company, however, is not required to honor any Demand unless it involves at least the aggregate of $25,000,000 in fair market value of Investor Shares and Warrants. The Investor is entitled to no more than four Demand Registrations. The Stockholder Agreement also contains customary provisions relating to "piggyback registration" rights by which the Company shall include Investor Shares or Warrants in a registration statement on its own behalf or on behalf of Persons exercising other Demand Rights, provided that Investor gives written notice to the Company that includes the number of shares to be disposed of by the Investor and the intended distribution method. The Company will be obligated to pay all expenses related to the registration of Investor Shares and Warrants, including fees and expenses not to exceed in the aggregate $100,000 for all registrations of Investor Shares and Warrants for one counsel for the Investor.

THE WARRANT AGREEMENT

     The following is a summary of the material provisions of the Warrant Agreement, a copy of which is attached hereto as Appendix III. This summary is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Warrant Agreement.

     The Board of Directors reserves the right to modify the provisions of the Warrant Agreement and the other documents related thereto in all respects before or after the approval of the Investment Proposal by the stockholders.

     Pursuant to a Warrant Agreement to be entered into upon the closing of the JLL Investment (the "Warrant Agreement"), the Company will issue and sell to the Investor, and the Investor will purchase, the Warrants to purchase up to an aggregate of 5.0 million shares of Common Stock of the Company. The Warrants will have a term of ten years and will be exercisable in full or in part from time to time by means of payment of the exercise price of $20.00 per share of Common Stock in cash. The Warrant Agreement provides for customary adjustments to the exercise price in the event of certain dividends and distributions to holders of Common Stock, stock splits, combinations, sales of Common Stock at less than market value and mergers, tender offers (other than the Tender Offer) and similar transactions.

     The Warrant Agreement also provides for customary provisions with respect to, among other things, payment of taxes, reservation of Warrant Shares, mutilated or missing Warrant certificates, listing of Warrant Shares for trading on the NYSE and notices to holders of Warrants.

     The Warrants are subject to such restrictions on transferability and the holders thereof have such registration rights as are set forth in the Stockholder Agreement.

CERTAIN RELATED TRANSACTIONS

     The Consent Solicitation. The Company currently has outstanding $200,000,000 principal amount of Notes governed by the Note Indenture. Consummation of the Tender Offer and Tender Offer Borrowing is presently prohibited under certain covenants in the Note Indenture, including the Note Indenture's limitation on the Company's ability to incur additional indebtedness and the limitation on the Company's ability to repurchase its common stock. The Company will seek such consents to an amendment to the Note Indenture from the holders of a majority of the principal amount of the Notes so that neither the Tender Offer nor the Tender Offer Borrowing will constitute a default under the Indenture and such other consents to such other amendments to the Note Indenture as the Company deems appropriate with the reasonable approval of the Investor. The obtaining of such consents is a condition to consummation of the JLL Investment.

     Amendment of the Bank Credit Agreement; the Tender Offer Borrowing. The Company currently has a credit facility pursuant to the Credit Agreement. Consummation of the JLL Investment, the Tender Offer and the Tender Offer Borrowing is prohibited under certain covenants in the Credit Agreement, including the change-of-control provision that prevents a group from acquiring more than 15% of the Company's Common Stock, certain financial ratios and certain limitations on cash payments to stockholders. The Company will seek to amend the Credit Agreement so that neither the JLL Investment, the Tender Offer nor the Tender Offer Borrowing will constitute a default under the Credit Agreement and such other amendments as the

Company deems appropriate with the reasonable approval of the Investor. The Company will also borrow approximately $70,000,000 under the Credit Agreement for purposes of consummating the Tender Offer plus an additional amount for purposes of paying the expenses related to this Stock Purchase Agreement, the Consent Solicitation, the Credit Agreement Amendment, the Tender Offer and the Open Market Purchase Program. The execution of the Credit Agreement Amendment is a condition to consummation of the JLL Investment.

     The Tender Offer. The Company intends to commence the Tender Offer to purchase up to 17.3 million shares of Common Stock at a price of $14.00 per share, net to the seller thereof in cash, at least twenty business days prior to the Annual Meeting. If the Investment Proposal is approved, the Consent Solicitation is successfully completed and the Credit Agreement Amendment is executed, the Company expects to consummate the Tender Offer immediately after consummation of the JLL Investment. The Company will use the proceeds of the JLL Investment and of the Tender Offer Borrowing to pay the consideration for the Tender Offer which, if the Tender Offer is fully subscribed, will total $242,200,000. Consummation of the Tender Offer will be subject to the conditions that (i) the Company shall have received the consent of the holders of the required principal amount of the Notes pursuant to the Consent Solicitation so that neither the Tender Offer nor the Tender Offer Borrowing will constitute a default under the Note Indenture; (ii) the Credit Agreement Amendment shall have been executed by the parties thereto and neither the JLL Investment, the Tender Offer nor the Tender Offer Borrowing will constitute a default under the Credit Agreement as so amended and (iii) the Investment Proposal shall have been approved by the stockholders of the Company and the JLL Investment shall have been consummated, and to certain other customary conditions. The Company may not make any change in the amount or form of consideration offered for shares purchased pursuant to the Tender Offer or impose any additional or broaden the scope of existing conditions to consummation of the Tender Offer without the consent of the Investor.

     THE DESCRIPTION OF THE TENDER OFFER INCLUDED IN THIS PROXY STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY, DOES NOT CONSTITUTE AN OFFER TO PURCHASE ANY SHARES OF COMMON STOCK AND IS NOT INTENDED TO CONSTITUTE A "COMMENCEMENT OF THE TENDER OFFER" FOR PURPOSES OF RULE 13E-4 PROMULGATED UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. UPON COMMENCEMENT OF THE TENDER OFFER, THE COMPANY WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A TENDER OFFER STATEMENT ON
SCHEDULE 13E-4, WHICH WILL INCLUDE AN OFFER TO PURCHASE AND A FORM OF TRANSMITTAL LETTER. THE TENDER OFFER MATERIALS WILL BE DISSEMINATED TO STOCKHOLDERS AS SOON AS PRACTICABLE THEREAFTER. STOCKHOLDERS SHOULD NOT SUBMIT CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ALONG WITH THEIR PROXY CARD.

     The Open Market Purchase Program. In the event that less than 17.3 million shares of Common Stock are purchased pursuant to the Tender Offer, the Company shall use the Open Market Purchase Fund, which will equal any amount of the Tender Offer Consideration remaining after payment of the Tender Offer price in respect of each share purchased, to purchase, during the twelve-month period after the expiration date of the Tender Offer, shares of Common Stock in the open market at such time and in such transactions as the Company shall determine to be most advantageous. The Company will be obligated to use commercially reasonable efforts to expend not less than 25% of the Open Market Purchase Fund in each three-month period after expiration of the Tender Offer for the purpose of purchasing shares of Common Stock pursuant to the Open Market Purchase Program. In the event the Company fails, for any reason, to expend the Open Market Purchase Fund in accordance with the prescribed schedule, a committee of the Board of Directors, consisting of one director designated by each of the Investor, HBI and RILLC (initially Messrs. Levy, Argyros and Whitworth) will oversee and complete the Open Market Purchase Program.

CERTAIN AGREEMENTS REGARDING SUPPORT FOR THE JLL INVESTMENT

     Pursuant to the Stockholder Agreement, each of RILLC and HBI agreed, subject to its fiduciary duties to its investors (as it may determine in its discretion) not to sell any Voting Securities Beneficially Owned by it as of the date of the Stockholder Agreement on or prior to the Record Date for the Meeting and have further agreed to cause all Voting Securities Beneficially Owned by it on the Record Date to be voted in favor of approval of the Investment Proposal.

VOTE REQUIRED FOR APPROVAL OF THE INVESTMENT PROPOSAL

     The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Investment Proposal, provided that the total vote cast on the proposal represents a majority of the issued and outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

COMPOSITION OF BOARD

     The Company's Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The full Board of Directors currently consists of nine Directors. The Board of Directors is divided into three classes, each with three Directors with staggered three-year terms. At the 1998 Annual Meeting of Stockholders subject to completion of the JLL Investment, three Directors are to be elected for a term of three years, three Directors are to be elected for a term of two years and three Directors are to be elected for a term of one year, or until election and qualification of their successors.

NOMINEES FOR ELECTION TO BOARD

     Each of the existing Directors, other than Messrs. Argyros, Hartshorn and Prager (each of whose terms expire at the Annual Meeting upon election of his successor) has submitted his resignation as a Director, subject to completion of the JLL Investment. In the event that the Investment Proposal is not approved by the stockholders or the JLL Investment is not completed for any other reason, the Annual Meeting will be adjourned until such time as the Board has proposed a new slate of nominees to stand for election to the positions presently held by Messrs. Argyros, Hartshorn and Prager.

     The following table provides information regarding the nominees to the
Board of Directors. The ages shown are as of           , 1998.

                                       BUSINESS EXPERIENCE DURING LAST               DIRECTOR
      NAME AND AGE:                     FIVE YEARS AND DIRECTORSHIPS:                 SINCE:
-------------------------  --------------------------------------------------------  --------
                          NOMINEES WHOSE TERMS WILL EXPIRE IN 1999

[TO COME]

                          NOMINEES WHOSE TERMS WILL EXPIRE IN 2000
Ralph V. Whitworth(42)     Principal and managing member of Relational Investors        1998
                           LLC, a private investment company. He is also a partner
                           in Batchelder & Partners, Inc., a financial advisory and
                           investment-banking firm based in La Jolla, California.
                           From 1988 until 1996, Mr. Whitworth was president of
                           Whitworth and Associates, a corporate advisory firm. Mr.
                           Whitworth is a director of CD Radio, Inc. and Wilshire
                           Technologies, Inc. Mr. Whitworth was appointed by a
                           Committee of the Board of Directors in January of 1998
                           to fill a newly created seat.

David Y. Ying(43)          Partner of JLL since June 1997. From January 1993 until
                           May 1997, Mr. Ying was a managing director of Donaldson
                           Lufkin & Jenrette, an investment banking firm. Mr. Ying
                           is a director of Hayes Lemmerz International.

                                       BUSINESS EXPERIENCE DURING LAST               DIRECTOR
      NAME AND AGE:                     FIVE YEARS AND DIRECTORSHIPS:                 SINCE:
-------------------------  --------------------------------------------------------  --------
                          NOMINEES WHOSE TERMS WILL EXPIRE IN 2001

George L. Argyros(61)      Chairman and Chief Executive Officer of Arnel               1997
                           Development Company, a private investment and
                           development firm. He is also a vice president of two
                           private charitable foundations and serves on the Boards
                           of Directors of First American Financial Corporation,
                           USCS International, Inc., The Newhall Land and Farming
                           Company and several privately held companies. Mr.
                           Argyros was appointed by a committee of the Board of
                           Directors in March of 1997 to fill the vacancy created
                           by the retirement of his predecessor.

Paul S. Levy(50)           Partner of JLL from its inception in 1988. Mr. Levy has
                           served as Chairman of the Board of Directors and Chief
                           Executive Officer of Lancer Industries, Inc. since July
                           1989. Mr. Levy is also a director of Fairfield
                           Manufacturing Co., Inc., Freedom Chemical Company, Hayes
                           Lemmerz International and Peregrine Incorporated.

Jay R. Bloom(42)           Managing director and co-head of the High Yield Group of
                           CIBC Oppenheimer and the co-head of CIBC High Yield
                           Merchant Banking Funds. Prior to joining CIBC
                           Oppenheimer, Mr. Bloom was a founder and managing
                           director of The Argosy Group L.P. Before Argosy, Mr.
                           Bloom was a managing director in the Mergers and
                           Acquisitions Group of Drexel Burnham Lambert
                           Incorporated. Mr. Bloom is a director of GT Parent
                           Holdings LDC, Global Telesystems Limited, Heating Oil
                           Partners, L.P., Consolidated Advisers Limited, L.L.C.,
                           and Riverside Millwork Company Inc. and is on the Board
                           of Advisors of Oak Hill Securities Fund, L.P.

---------------

     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of Directors.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

     For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of Common Stock owned. The candidates receiving the highest number of votes will be elected.

     The accompanying proxies solicited by the Board of Directors will be voted "for" the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS WHO WILL CONTINUE IN OFFICE IF THE JLL INVESTMENT IS NOT COMPLETED

     The following table provides information regarding those Directors whose terms will continue after the Annual Meeting if the JLL Investment is not completed.

                                     BUSINESS EXPERIENCE DURING LAST FIVE              DIRECTOR
      NAME AND AGE                          YEARS AND DIRECTORSHIP                       SINCE
------------------------    -------------------------------------------------------    ---------
                       MEMBERS OF THE BOARD OF WHOSE TERMS EXPIRE IN 1999

David L. Goldsmith(49)      Managing Director of Bancamerica Robertson, Stephen &         1987**
                            Company, an investment banking firm, since 1981. Mr.
                            Goldsmith is also a director of Balanced Care
                            Corporation.

Leonard Green(70)           President and Chief Executive Officer of Green                1993*
                            Management and Investment, Co., a private investment
                            management company, since 1985. Mr. Green also serves
                            as a director of Lincoln Services Corp.

Frederick S. Moseley,       Managing Director of Triumph Corporate Finance Group,         1991*
  IV(45)                    Inc. (formerly The Boston Corporate Finance Group,
                            Inc.) and of Triumph Capital Group, Inc., investment
                            banking firms, since March 1990. He also serves as a
                            director of several privately held companies. From 1985
                            to March 1990, Mr. Moseley was a Managing Director of
                            Drexel Burnham Lambert Incorporated.

                        MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 2000

Jeremy M. Jones(55)         Chairman of the Board and Chief Executive Officer of          1987**
                            the Company since the Merger. Chairman of the Board of
                            Homedco from 1991 to the Merger and Chief Executive
                            Officer of Homedco from 1987 to the Merger. Mr. Jones
                            was also the President of Homedco from 1987 until 1994.
                            From 1984 to 1987, Mr. Jones served as President of NME
                            Home Care Group and National Medical Homecare, Inc. Mr.
                            Jones also serves as a director of On Assignment, Inc.,
                            a national provider of temporary professionals.

H.J. Mark Tompkins(57)      Independent investment and corporate advisor. President       1997*
                            and Chief Executive Officer of Exfinco, S.a.r.l., a
                            Belgian company engaged in investment advisory
                            activities, from 1994 until 1997. Mr. Tompkins was
                            appointed by a committee of the Board of Directors in
                            March of 1997 to fill the vacancy created by Timothy
                            Aitken's resignation. Mr. Tompkins was a member of the
                            Abbey Board of Directors from September 1992 until the
                            time of the Merger and is currently a director of
                            Kemgas Limited and of Shoplink, Inc. From 1987 through
                            June 1994, Mr. Tompkins served as a Chief Executive
                            Officer of a French investment advisory concern,
                            Cofinex, E.u.r.l. Mr. Tompkins was a senior partner in
                            international real estate development firms with
                            operations in the United States from 1981 through 1993.
Ralph V. Whitworth(42)      Principal and Managing Member of Relational Investors         1998
                            LLC, a private investment company. He is also a partner
                            in Batchelder & Partners, Inc., a financial advisory
                            and investment-banking firm based in La Jolla,
                            California. From 1988 until 1996, Mr. Whitworth was
                            president of Whitworth and Associates, a corporate
                            advisory firm. Mr. Whitworth was appointed by a
                            Committee of the Board of Directors in January of 1998
                            to fill a newly created seat.

---------------

* Director of Abbey Healthcare Group Incorporated, a Delaware corporation ("Abbey") from the date shown until June 28, 1995, the date of consummation of the merger (the "Merger") of Homedco Group, Inc., a Delaware corporation ("Homedco"), with and into Abbey, after which the Company's name was changed to its current name. Director of the Company from the date of the Merger until the present.

** Director of Homedco from the date shown until the date of the Merger.
   Director of the Company from the date of the Merger until the present.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

DIRECTORS' FEES

     All Directors of the Company are reimbursed for their out-of-pocket expenses incurred in connection with attending Board and Committee meetings. All non-employee Directors of the Company receive: (i) a $4,500 quarterly retainer,
(ii) $1,000 per Board or Committee meeting attended in person ($1,500 per Committee meeting for the Director who is the Committee's chairman) and (iii) $500 per Board or Committee meeting attended via telephone. In addition, Mr. Prager, who sits on the Company's Compliance Committee, is compensated for his attendance at meetings of such committee as if it were a committee of the Board. In addition, each non-employee Director has historically received an option to purchase 5,000 shares of the Company's Common Stock for each year that he has been a member of the Board of Directors. No options were awarded to Directors in 1997. However, there are no current plans to change the past practice with respect to option grants to Directors, and it is anticipated that in 1998 non-employee Directors who served during 1997 will each receive a grant of an option to purchase 5,000 shares for their services during the past fiscal year and all non-employee Directors will receive an option grant of 1,666 shares for their services during 1998.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Committees of the Board of Directors consist of an Executive Committee, a Nominating Committee, an Audit Committee and a Compensation Committee. During the 1997 fiscal year, all Directors attended 75% or more of the total meetings of the Board of Directors and Committees of the Board of Directors on which they served. The Board of Directors held nine meetings during the 1997 fiscal year.

     Executive Committee. The Executive Committee acts as an advisory body to the Chief Executive Officer and may act with such authority as the Board of Directors may from time to time delegate in accordance with Delaware law. During fiscal year 1997, the Executive Committee was comprised of Messrs. George L. Argyros, Terry Hartshorn, Jeremy M. Jones and Frederick S. Moseley IV and held one meeting.

     Nominating Committee. On February 27, 1997, the Board of Directors formed two committees, each of which was granted the authority for a period, beginning on the effective date of the Merger through the date of the Annual Meeting, to fill vacancies on the Board of Directors. The Abbey Nominating Committee (herein so called) was comprised of Messrs. Green, Moseley and Prager and was granted authority to fill vacancies on the Board of Directors arising among H.J. Mark Tompkins, Frederick S. Moseley IV, Leonard Green, Vincent M. Prager or any individual elected or appointed to succeed any of them as a Director or their successors (the "Abbey Directors") and to nominate persons for election as Directors at a meeting of stockholders to replace or succeed any of the Abbey Directors. The Homedco Nominating Committee (herein so called) was comprised of Messrs. Jones, Hartshorn and Goldsmith and was granted authority to fill vacancies on the Board of Directors arising among Jeremy M. Jones, David I. Goldsmith, Terry Hartshorn and George L. Argyros, or any individual elected or appointed to succeed any of the foregoing individuals as a Director or their successors (the "Homedco Directors") and to nominate persons for election as Directors at a meeting of stockholders to replace or succeed any of the Homedco Directors. The Homedco Nominating Committee and the Abbey Nominating Committee each had one meeting during the 1997 fiscal year. The Board of Directors eliminated the Abbey Nominating Committee and the Homedco Nominating Committee and replaced them with a single Nominating Committee formed on January 14, 1998 comprised of Messrs. Argyros (Chairman), Goldsmith, Moseley and Tompkins. The Nominating Committee does not currently anticipate receiving recommendations for nominations from stockholders, other than pursuant to the Stockholder Agreement, and has not established a procedure for the submission of such recommendations.

     Audit Committee. The Audit Committee meets periodically with the Company's independent accountants and management to make inquiries regarding the manner in which the responsibilities of each are being discharged. The Audit Committee also recommends to the Board of Directors the annual appointment of independent accountants with whom the Audit Committee reviews (i) the scope of audit and non-audit assignments and related fees; (ii) the Company's accounting principles and (iii) the adequacy of the Company's internal controls. The Audit Committee was comprised in 1997 of Messrs. Leonard Green (Chairman), David L. Goldsmith, Terry Hartshorn, H.J. Mark Tompkins and Vincent M. Prager and held two meetings during the 1997 fiscal year.

     Compensation Committee. The Compensation Committee conducts an annual performance review of the Company's senior management and establishes their salaries, bonuses and stock ownership awards. From January 1, 1997 to February 27, 1997, the Compensation Committee consisted of Charles D. Martin (Chairman), Leonard Green and Terry Hartshorn. Frederick S. Moseley IV was appointed to the Compensation Committee on February 27, 1997. Mr. Martin retired from the Board of Directors, effective March 31, 1997. George L. Argyros was appointed to the Compensation Committee to fill the vacancy. At that time, Mr. Hartshorn became the Chairman of the Compensation Committee. The Compensation Committee held eight meetings during the 1997 fiscal year. See "Report of the Compensation Committee" regarding 1997 fiscal year compensation and stock ownership programs.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth all compensation for the 1997, 1996 and 1995 fiscal years paid to or earned by the Chief Executive Officer, the four other most highly compensated executive officers and the former President of the Company during the 1997 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM(1)
                                                                        COMPENSATION
                                              ANNUAL COMPENSATION         OPTIONS         ALL OTHER
                                            -----------------------       GRANTED        COMPENSATION
                                             SALARY         BONUS       ------------     ------------
               NAME                  YEAR     ($)            ($)            (#)              ($)
-----------------------------------  ----   --------       --------     ------------     ------------
Jeremy M. Jones....................  1997   $460,013             --(2)           0         $  4,750(4)
Chairman of the Board                1996    457,320              0         20,000            4,750(4)
and Chief Executive Officer(3)       1995    390,100(5)    $157,000        200,000            5,940(4)
Steven T. Plochocki................  1997    212,888              0              0          953,719(7)
President and Chief                  1996    256,159              0         10,000            4,750(4)
Operating Officer(6)                 1995    193,591(8)     222,500         81,400                0
Thomas M. Robbins..................  1997    187,430             --(2)           0            4,750(4)
Executive Vice President, Field      1996    175,791          9,742          6,000            4,750(4)
Operations(9)                        1995    146,256(10)     42,023         98,000(11)        5,850(4)
Merl A. Wallace....................  1997    201,320             --(2)      50,000           10,649(14)
Executive Vice President,            1996    149,279         15,868          4,000            4,750(4)
Corporate Operations(12)             1995    109,135(13)     24,752         48,000            4,365(4)
Robert S. Holcombe.................  1997    255,962             --(2)           0            6,571(16)
Senior Vice President,               1996    149,080          7,000         35,000(17)      150,324(18)
General Counsel and Secretary(15)    1995          0              0              0                0
Lawrence H. Smallen................  1997    245,957             --(2)           0            4,750(4)
Chief Financial Officer,             1996    228,267         15,435          6,000            4,750(4)
Senior Vice President,               1995    190,436(19)     34,651         48,000            5,281(4)
Finance and Treasurer

---------------

 (1) The Company has not issued stock appreciation rights or restricted stock awards. The Company currently has no "long-term incentive plan" as that term is defined in the applicable rules. The Compensation Committee has the ability to create such a plan under the Company's 1997 Stock Incentive Plan.

 (2) The Company has not yet made a determination concerning the amount, if any, of bonus compensation to be paid in respect of the 1997 fiscal year.

 (3) Mr. Jones resigned as Chairman of the Board and Chief Executive Officer of the Company on January 19, 1998.

 (4) Annual contribution by the Company to the Company's 401(k) Savings Plan in the name of the individual.

 (5) This amount reflects $195,100 paid by Homedco and $195,000 paid by the Company.

 (6) Mr. Plochocki resigned from the Company on September 26, 1997.

 (7) This amount includes $378,030 in severance payments in 1997 and $543,411 in severance payments to be made in 1998 and 1999. This amount also includes $4,750 contributed by the Company to the Company's 401(k) Savings Plan and a $27,528 payment for earned but unused vacation and holiday time.

 (8) This amount reflects $89,357 paid by Abbey and $104,234 paid by the Company.

 (9) Mr. Robbins was promoted from Senior Vice President, Eastern Zone to his present position on December 15, 1997.

(10) This amount reflects $70,167 paid by Homedco and $76,089 paid by the Company.

(11) Options to purchase 50,000 shares of the Company's Common Stock were granted pursuant to Part III of the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan. All of such options were canceled as of January 30, 1996. Options to purchase 48,000 shares of the Company's Common Stock were granted during 1995 pursuant to the 1992 Plan contingent upon the cancellation of the options to purchase the 50,000 shares referred to above.

(12) Mr. Wallace was promoted from Senior Vice President, Western Zone to his present position on March 27, 1997.

(13) This amount reflects $59,167 paid by Homedco and $49,968 paid by the Company.

(14) This amount includes a $4,750 annual contribution by the Company to the Company's 401(k) Savings Plan in the name of the individual and a reimbursement for relocation costs in the amount of $5,899.44.

(15) Mr. Holcombe was first employed by the Company in May of 1996.

(16) This amount includes a $4,750 annual contribution to the Company's 401(k) Savings Plan in the name of the individual and a reimbursement of $1,821 for tax liabilities incurred in connection with the reimbursement of relocation costs.

(17) Mr. Holcombe was awarded 35,000 option shares at the time he became employed by the Company. Those options were surrendered by him in exchange for a subsequent grant of 30,000 option shares. He was also awarded a further option to purchase an additional 5,000 shares.

(18) This amount consists of various relocation expenses reimbursed by the Company.

(19) This amount reflects $90,018 paid by Homedco and $100,418 paid by the Company.

SUMMARY OF OPTION GRANTS

     The following table provides information with respect to grants of options to one of the four most highly compensated executive officers during the 1997 fiscal. Except as set forth below, there were no grants of options during the most recently completed fiscal year to the Chief Executive Officer, the former President and Chief Operating Officer, or to the four other most highly compensated executive officers of the Company.

                              OPTION GRANTS TABLE

                                                                                      POTENTIAL REALIZABLE
                                NUMBER OF                                            VALUE AT ACCRUAL RATE
                                SECURITIES       % OF TOTAL                          OF STOCK APPRECIATION
                                UNDERLYING     OPTIONS GRANTED                          FOR OPTION TERM
                                 OPTIONS       TO EMPLOYEES IN                       ----------------------
             NAME                GRANTED         FISCAL YEAR       EXERCISE PRICE       5%          10%
------------------------------  ----------     ---------------     --------------    --------    ----------
Merl A. Wallace...............    50,000             19.6%             $18.25        $583,865    $1,454,289

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options by the Chief Executive Officer, the former President and Chief Operating Officer and the four other most highly compensated executive officers of the Company during the 1997 fiscal year together with the fiscal year-end value of unexercised options.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN
                             SHARES                      OPTIONS AT FISCAL YEAR         THE MONEY OPTIONS AT
                           ACQUIRED ON     VALUE(1)                END                   FISCAL YEAR-END(1)
                            EXERCISE       REALIZED     -------------------------     -------------------------
                                #            ($)        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                           -----------     --------     -------------------------     -------------------------
Jeremy M. Jones..........          0       $      0       326,322/190,000               $590,659/$131,625   (2)
Steven T. Plochocki......     21,000        118,256           77,600/0                         0/0
Thomas M. Robbins........          0              0        41,400/42,600                  24,937/10,687
Merl A. Wallace..........          0              0        30,000/79,200                     0/17,550
Robert S. Holcombe.......          0              0         7,000/28,000                       0/0
Lawrence H. Smallen......          0              0        56,120/52,320                  117,067/42,120

---------------

(1) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options and transaction costs.

(2) Pursuant to his resignation agreement, all of Mr. Jones' options are now exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 1997 to February 27, 1997, the Compensation Committee consisted of Charles D. Martin (Chairman), Leonard Green and Terry Hartshorn. Frederick S. Moseley IV was appointed to the Compensation Committee on February 27, 1997. Mr. Martin retired from the Board of Directors, effective March 31, 1997. George L. Argyros was appointed to the Compensation Committee to fill the vacancy. At that time, Mr. Hartshorn became the Chairman of the Compensation Committee. No member of the Compensation Committee since January 1, 1997 was either an officer or employee of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     As members of the Compensation Committee, it is our duty to administer the Company's overall compensation program for its senior management. The Compensation Committee oversees the administration of the 1997 Management Incentive Compensation Plan (the "1997 Incentive Plan"), the 1991 Nonqualified Stock Option Plan (the "1991 Plan"), the Amended and Restated 1992 Stock Incentive Plan (the "1992 Plan"), the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan (the "1995 Plan") and the Apria Healthcare Group Inc. 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). In addition, the Compensation Committee establishes the compensation of the Chief Executive Officer and the President, evaluates the performance of such individuals and performs other related matters. The Compensation Committee is comprised entirely of non-employee Directors.

     The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The Company's compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.

     The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.

     In its evaluation of the total compensation for the Company's former Chief Executive Officer, Mr. Jeremy M. Jones, and certain other members of senior management, the Compensation Committee considers various indicators of qualitative and quantitative success on both a corporate and an individual level. The Compensation Committee considers such corporate performance measures as increases in earnings per share, profitable revenue growth and collection of accounts receivable, together with various individual performance indicators and goals. While the Compensation Committee applies certain specific quantitative analyses with respect to financial performance, the Compensation Committee also evaluates numerous other non-financial and qualitative factors, among them, such factors as organizational strength and development, investor relations and competitive positioning.

     The Company's annual compensation package for Mr. Jones and the other members of senior management typically consists of the following components: (a) salary, (b) annual cash incentive or bonus, (c) automobile allowance and (d) long-term incentive or non-cash awards, primarily stock options.

     Mr. Jones' base salary for the 1997 fiscal year was based principally on his employment agreement with the Company, which was to have expired in June 1998 (the "Employment Agreement"). Pursuant to the Employment Agreement he served as Chief Executive Officer. The Employment Agreement established Mr. Jones' minimum annual base salary at not less than $390,000 per year, subject to annual increases at the discretion of the Board of Directors. During 1997, Mr. Jones' annual base salary was $460,000. The Compensation Committee believes that his salary was in the range being paid to the Chief Executive Officers of comparable companies. Mr. Jones resigned as Chairman of the Board and Chief Executive Officer in January 1998.

     Under the Company's 1997 Incentive Plan entitlement to bonuses for the Company's senior managers, including Mr. Jones and other officers, will be based upon the Company achieving certain objectives such as increases in earnings per share, with great emphasis on improved profit margins and the generation of "free cash flow" (a measure of profitability based on collections less operating and capital expenditures). In addition, bonuses will be based on whether the performance of each participant in the 1997 Incentive Plan satisfies certain specific or key objectives. Mr. Jones' entitlement to a bonus under such plan was based on targeted increases in earnings per share and free cash flow together with certain qualitative key management objectives.

     The Compensation Committee determines the incentive compensation package paid to other members of senior management in a similar manner as that of the Chief Executive Officer. Each officer has certain individual quantitative factors which are specifically weighted; however, in determining the overall incentive compensation package, the Compensation Committee considers various other non-financial factors that it believes to be pertinent to each officer's personal performance. [In the aggregate, bonus awards to officers for 1997 were substantially less than the amounts awarded in 1996.] [Because the Company did not meet the targeted earnings per share objectives, no bonuses were awarded to the Chief Executive Officer or to the President of the Company for 1997.]

     For 1998, the Company is instituting a 1998 Management Incentive Compensation Plan which carries forward the feature of bonuses for the Company's senior managers and other management personnel based on the Company achieving certain objectives as well as the achievement of individual objectives by each participant. The Company's objectives continue to include a greater emphasis on improved profit margins. The generation of pre-tax income has been established as a goal for senior management. Objectives for other management personnel include increases in gross profit and cash flow.

     The Company also provides compensation to certain members of its management under the 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan provides the Company with the ability to periodically reward key employees with options to purchase shares of the Company's Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the stockholders of the Company. Stock option grants provide an incentive that focuses the individual's attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of the Company's Common Stock and provides value to the recipient only when the price of the Company's Common Stock increases above the option grant price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives.

     The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Code. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Date: March   , 1998                      THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Terry Hartshorn (Chairman)
                                          George L. Argyros
                                          Leonard Green
                                          Frederick S. Moseley IV

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns(1) for
(i) Abbey for the period from January 1, 1993 until the date of the Merger, and for the Company from the date of the Merger until the end of the 1997 fiscal year, (ii) the S&P 500 Stock Index, and (iii) the Peer Group Index(2).

        Measurement Period           Apria Healthcare
      (Fiscal Year Covered)             Group Inc.           S & P 500        New Peer Group
12/92(3)                                   100                 100                 100
Dec-93                                     116                 110                 136
Dec-94                                      97                 112                 167
Dec-95                                     118                 153                 112
Dec-96                                      78                 189                 171
Dec-97                                      56                 252                 187

---------------

(1) Total returns assumes reinvestment of dividends.

(2) The Peer Group Index is based on the cumulative total returns of the following companies: Coram Healthcare (since July 1994), Lincare Holdings, Optioncare, Inc., American Homepatient, Inc. and Rotech Medical Corporation.

(3) Assumes $100 invested on December 31, 1992.

     IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

CERTAIN TRANSACTIONS

     During 1997, the Company was a party to a lease with Resource Investors, a partnership in which Jeremy M. Jones, the Company's former Chairman of the Board and Chief Executive Officer and a current member of the Board of Directors, holds a one-third interest. Resource Investors sold its interest in the subject property during January 1998, and Mr. Jones no longer has any interest therein. During 1997, the total amount of rental (including tax reimbursements) paid under the lease was $193,336. The rental (including tax reimbursements) paid for January 1998 was $16,132. The Company believes the payments required under the lease were comparable to what the Company would have been required to pay to unrelated third parties for similar premises.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has employment agreements with the following executive officers listed in the Summary Compensation Table.

     Lawrence M. Higby. Pursuant to an employment agreement which is scheduled to expire on January 18, 2001, Mr. Higby serves as President and Chief Operating Officer of the Company. Following the resignation of Mr. Jones on January 19, 1998, Mr. Higby also assumed the duties of the chief executive officer of the Company at the request of the Board of Directors. The agreement provides that Mr. Higby is to receive an annual salary of not less than $400,000, subject to annual increases at the discretion of the Compensation Committee, and is entitled to participate in the Company's stock option plans and all other benefit programs generally available to executive officers of the Company. Mr. Higby is also entitled to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, (ii) an automobile allowance and (iii) reimbursement of certain other expenses. He is also provided reasonable access to the Company's accountants for personal financial planning. Mr. Higby will be granted options to acquire 150,000 shares of Common Stock no later than March 31, 1998. These options will become exercisable in 5 equal annual installments of 30,000 shares each beginning January 26, 1999. Mr. Higby's November 1997 stock option agreements, pursuant to which he was granted options to purchase 150,000 shares of Common Stock, were also amended to allow options to purchase 30,000 shares to become exercisable on January 26, 1998 instead of July 1, 1998. If the Company terminates Mr. Higby's employment without cause, Mr. Higby is entitled to a lump sum severance payment equal to three times his base salary plus an additional amount determined as set forth in the employment agreement. In addition, all unvested options issued under the employment agreement will immediately become exercisable and all vested options issued under the November 1997 grants and the employment agreement will remain exercisable for a period of three years following such termination. If the Company employs a new Chief Executive Officer and Mr. Higby continues work as President and Chief Operating Officer for a period of six months, Mr. Higby is entitled to terminate his employment and receive a lump sum severance payment equal to one and one-half times his base salary plus an additional amount determined as set forth in the employment agreement. In addition, one-half of the unvested options issued under the employment agreement will immediately become exercisable and all vested options issued under the November 1997 grants and the employment agreement will remain exercisable for a period of three years following such termination.

     Jeremy M. Jones. The Company had an employment agreement with Jeremy M. Jones who voluntarily resigned from his positions as Chairman of the Board and Chief Executive Officer of the Company and from his positions with all of its subsidiaries as of January 19, 1998. Pursuant to Mr. Jones's employment agreement, which was scheduled to expire on June 28, 1998, he was to serve as Chairman of the Board and Chief Executive Officer. The agreement provided for an annual salary of not less than $390,000, subject to annual increases at the discretion of the Compensation Committee (as of the date of his resignation, Mr. Jones's annual salary was $460,000). Mr. Jones was also entitled to (i) such bonuses as the Compensation Committee would, from time to time, in its sole discretion award, (ii) an automobile allowance, (iii) reimbursement of certain other expenses, (iv) reasonable access to the Company's accountants and counsel for personal financial planning and legal services, and (v) participation in the Company's various benefit plans. In addition, his resignation agreement provided that the previously unvested 190,000 share portion of Mr. Jones's total outstanding options to purchase 516,322 shares of Common Stock became fully vested and each option will remain exercisable for its stated term as though Mr. Jones had not terminated his employment. The employment agreement also contained severance provisions which were superseded by an agreement entered into at the time of his resignation. Pursuant to that agreement, Mr. Jones (i) was paid a lump sum severance payment of $1,753,900 (subject to withholding for federal and state taxes) at the time of his resignation and (ii) is being provided with an office and associated services for a period of two years from the date of his resignation.

     Steven T. Plochocki. In June 1997, the Company entered into an executive severance agreement with Steven T. Plochocki who voluntarily resigned from his positions as President and Chief Operating Officer of the Company and from his positions with all of its subsidiaries as of September 26, 1997. Mr. Plochocki was elected President and Chief Operating Officer on February 26, 1996. He had previously been employed by the Company in various other capacities. As of the date of his resignation, Mr. Plochocki's annual salary was $270,000. Mr. Plochocki was also entitled to (i) such bonuses as the Compensation Committee would, from time to time, in its sole discretion award, (ii) an automobile allowance, (iii) reimbursement of certain other expenses, and (iv) participation in the Company's various benefit plans. The executive severance agreement also contained severance provisions which were superseded by an agreement entered into at the time of his resignation. Pursuant to that agreement, Mr. Plochocki was paid $921,450 (subject to withholding for federal and state taxes), one-third of which was paid in a lump sum severance payment at the time of his resignation and two-thirds of which is being paid in 52 substantially equal installments over the 24 month period immediately following his resignation.

     Merl A. Wallace. Pursuant to an employment agreement which is scheduled to expire on April 1, 1999, Mr. Wallace serves as Executive Vice President, Operations of the Company. The agreement provides that Mr. Wallace is to receive an annual salary of not less than $215,000 from April 1997 to April 1998 and not less than $250,000 from April 1998 to April 1999, subject to annual increases at the discretion of the Compensation Committee (as of December 31, 1997, Mr. Wallace's net annual salary was $200,000), and is entitled to participate in the Company's stock option plans and all other benefit programs generally available to executive officers of the Company. Mr. Wallace is also entitled to receive
(i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, (ii) an automobile allowance, and (iii) reimbursement of certain other expenses. If the Company terminates Mr. Wallace's employment without cause, Mr. Wallace is entitled to a lump sum severance payment equal to two times his annual base salary plus an additional amount determined as set forth in the employment agreement.

     In June 1997, Robert S. Holcombe, Lawrence H. Smallen, and Thomas M. Robbins (each referred to as "Executive" below) entered into executive severance agreements with the Company. Pursuant to each agreement, each Executive serves in a position and undertakes duties at the Company's discretion. As of December 31, 1997, Mr. Holcombe served as Senior Vice President, General Counsel and Secretary of the Company, Mr. Smallen served as Chief Financial Officer, Senior Vice President, Finance and Treasurer of the Company, and Mr. Robbins served as Executive Vice President, Field Operations of the Company. Mr. Smallen announced his resignation on January 19, 1998 effective when a search for his replacement has been completed. Each agreement provides that the Executive's salary shall be at the Company's discretion. As of December 31, 1997, Mr. Holcombe's annual salary was $260,000, Mr. Smallen's annual salary was $249,995 and Mr. Robbins's annual salary was $220,000. Each Executive is entitled to participate in the Company's stock option plans and all other benefit programs generally available to executive officers of the Company at the Company's discretion. Each Executive is also entitled to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, and (ii) reimbursement of certain other expenses at the Company's discretion. If the Company terminates Executive's employment without cause, each Executive is entitled to a payment equal to his base salary plus an additional amount determined as set forth in the agreement; provided, however, if such termination occurs during the two-year period following a change of control of the Company, each Executive is entitled to a payment equal to two times his base salary plus an additional amount determined as set forth in the agreement. Such payment is payable in periodic installments over one or two years in exchange for a valid release of claims against the Company. In no event will any Executive receive a payment which would be deemed to be an "excess parachute payment" under Section 280G of the Code.

1997 MANAGEMENT INCENTIVE COMPENSATION PLAN

     In 1997, the Company adopted a new Management Incentive Compensation Plan (the "1997 Management Incentive Plan") to provide key employees with bonus compensation upon the achievement of certain performance levels. The 1997 Management Incentive Plan covers the period from January 1, 1997 to December 31, 1997. Persons eligible to receive awards under the 1997 Management Incentive Plan include various executive officers, regional, sales and branch managers, vice presidents and other key employees. Awards are made under the 1997 Management Incentive Plan upon the achievement of certain objectives, earnings per share levels, profit margin, revenue goals and the generation of "free cash flow" (a measure of profitability based on collections less operating and capital expenditures) and increased cash postings. Awards may be paid in cash, Company stock, Company stock options or other forms determined by the Board of Directors. Certain payments will be made quarterly on the basis of a formula calculation. However, the aggregate amount of all payments to be made during the year will be subject to approval by the Company's senior management and the Board of Directors.

401(K) PLAN

     The Company maintains a 401(k) Savings Plan (the "Company's 401(k) Plan") for the benefit of all employees who have completed at least one year of service with at least 1,000 hours of service during the year. Under the Company's 401(k) Plan, employees may contribute up to 16% of their eligible earnings, and the Company will match 50% of the first 8% of such contributions up to a limit (currently $9,500) established by applicable tax regulations. As of the end of the 1997 fiscal year, the collective matching contributions for all executive officers as a group who received matching contributions (13 persons) was $58,848.

1991 NONQUALIFIED STOCK OPTION PLAN

     The Company's 1991 Nonqualified Stock Option Plan (the "1991 Plan") authorized the issuance of 373,334 shares of Common Stock of the Company, upon the exercise of options granted under the 1991 Plan. Persons eligible to receive options under the 1991 Plan are officers and other key employees of the Company or any directly or indirectly majority-owned subsidiaries of the Company. Options granted under the 1991 Plan do not qualify for treatment as incentive stock options as defined in the Code. The Compensation Committee determines the dates upon which options will be granted and fixes the option price. Unless previously terminated by the Board of Directors, the 1991 Plan will terminate in December 2001. As of December 31, 1997, only 58,000 shares of Common Stock not subject to outstanding options remained available for issuance under the 1991 Plan.

AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN

     The Company's Amended and Restated 1992 Stock Incentive Plan (the "1992 Plan") authorizes the issuance of 3,150,000 shares of Common Stock of the Company, plus 2% of the number of shares of Common Stock of the Company outstanding as of the first day of each fiscal year, upon the exercise of options or in satisfaction of stock appreciation rights, restricted stock awards, and performance share awards. The 1992 Plan also provides for stock value equivalent awards. Persons eligible to receive awards under the 1992 Plan are persons who are Directors and employees of, or who provide services to, the Company or its subsidiaries. An option granted under the 1992 Plan may be either an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. A Committee appointed by the Board of Directors administers the 1992 Plan and fixes the option exercise price with respect to the options, except that the exercise price of options granted to non-employee Directors will be the fair market value of the shares of Common Stock on the date of the grant. Unless previously terminated by the Board of Directors, the 1992 Plan will terminate in July 2003. As of December 31, 1997, 1,793,616 shares of Common Stock not subject to outstanding options remained available for issuance under the 1992 Plan.

APRIA HEALTHCARE GROUP INC./HOMEDCO GROUP, INC. STOCK INCENTIVE PLAN

     In 1995, the Company adopted the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan (the "1995 Plan"). The 1995 Plan consists of three parts: Part I is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1988 Stock Option Plan, Part II is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. Long-Term Senior Management Equity Plan and Part III is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1994 Stock Incentive Plan. The 1995 Plan as a whole authorizes the issuance of an aggregate of up to 5,327,051 shares of Common Stock of the Company upon the exercise of options or in satisfaction of awards under the 1995 Plan. The 1995 Plan is administered by a Committee appointed by the Board of Directors. Unless previously terminated by the Board of Directors, the 1995 Plan will terminate on the respective dates set forth in Parts I, II and III of the 1995 Plan. As of December 31,1997, 1,409,959 shares of Common Stock not subject to outstanding options remained available for issuance under the 1995 Plan. The Board of Directors has suspended the issuance of additional options under the 1995 Plan and no options were granted thereunder in 1997.

     Under Part I of the 1995 Plan, the Company may issue shares of Common Stock of the Company upon the exercise of options or in satisfaction of stock appreciation rights granted. Persons eligible to receive options and stock appreciation rights are certain key employees (including officers and Directors) of the Company, non-employee members of the Board and certain consultants or independent contractors who provide valuable services to the Company. An option granted under Part I of the 1995 Plan may be either an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to key employees only. The Compensation Committee fixes the option exercise price with respect to each option, provided that, the exercise price of an incentive stock option may not be less than the fair market value of a share of Common Stock on the date of grant. Unless previously terminated by the Board of Directors, Part I of the 1995 Plan will terminate in July 1998.

     Under Part II of the 1995 Plan, the Company may issue shares of Common Stock of the Company upon the exercise of options granted. Persons eligible to receive options are certain key senior management employees (including officers and Directors) of the Company. An option granted under Part II of the 1995 Plan must be designated as a non-qualified stock option. The purchase price for each share of Common Stock issued in connection with the options granted will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Options granted under Part II of the 1995 Plan become exercisable under either a specified earnings based vesting schedule commencing with the announcement of financial results for the fiscal year of the Company ending in 1995, or a time vesting schedule commencing with such announcement. Under the time vesting schedule, 25% of the shares covered become exercisable at the time of such announcement and an additional 25% of the option shares become exercisable on each successive anniversary date, with full time vesting occurring with the announcement of financial results for the fiscal year of the Company ending in 1998. The achievement of specified earnings for each fiscal year will result in accelerated vesting. Unless previously terminated by the Board of Directors, Part II of the 1995 Plan will terminate in March 2002.

     Under Part III of the 1995 Plan, the Company may issue shares of Common Stock of the Company upon the exercise of options or in satisfaction of stock appreciation rights, restricted stock awards, performance share awards and stock bonuses. Persons eligible to receive awards are certain key employees (including officers and Directors) of the Company, outside Directors of the Company and significant agents and consultants who perform substantial services for the Company of a nature similar to those performed by key employees. An option granted under Part III of the 1995 Plan may either be an incentive stock option or a nonqualified stock option. Incentive stock options may be granted to employees only. Except as provided in an applicable award agreement, no award made under Part III of the 1995 Plan may be exercisable or may vest until at least six months after the initial award date. Unless previously terminated by the Board of Directors, Part III of the 1995 Plan will terminate in April 2004.

1997 STOCK INCENTIVE PLAN

     In May of 1997 the Company's stockholders approved the Apria Healthcare Group 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). The 1997 Stock Incentive Plan authorizes the issuance of 2,500,000 shares of Common Stock plus 1% of the number of shares of Common Stock of the Company outstanding as of the first day of each fiscal year during the term thereof, upon the exercise of stock options or in satisfaction of stock appreciation rights. The 1997 Stock Incentive Plan also provides for the grant of restricted stock awards, performance share awards and other performance based awards. Persons eligible to receive awards under the 1997 Stock Incentive Plan include directors, employees and others who provide valuable services to the Company or its subsidiaries. An option granted under the 1997 Stock Incentive Plan may either be an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. The Compensation Committee administers the 1997 Stock Incentive Plan and establishes the option exercise price with respect to the options. Unless previously terminated by the Board of Directors, the 1997 Stock Incentive Plan will terminate on February 28, 2007. Currently, 3,015,685 shares of Common Stock are available for issuance under the 1997 Stock Incentive Plan.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
                         BY CERTAIN COMPANY AFFILIATES

     Section 16(a) of the Exchange Act requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.

     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its Directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 1997 fiscal year except as provided below.

     H.J. Mark Tompkins, a member of the Board of Directors, inadvertently failed to report a sale of 5,000 shares of Common Stock made in June 1997. As a result, he filed one late Form 4 report on July 22, 1997 for the month of June 1997 disclosing the sale of 5,000 shares.

                                 ANNUAL REPORT

     THE COMPANY'S 1997 ANNUAL REPORT, CONTAINING AUDITED FINANCIAL STATEMENTS AND SCHEDULES FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996, ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, THE COMPANY WILL SEND YOU, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS WILL ALSO BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF A FEE OF $.25 PER PAGE PLUS POSTAGE. THE WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT (ATTENTION: MS. SHEREE ARONSON), AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                           PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Stockholders, they must be
received by the Secretary of the Company no later than           , 1998.

                                 OTHER MATTERS

     At the time of the preparation of this proxy statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT S. HOLCOMBE
                                          Robert S. Holcombe
                                          Senior Vice President, General Counsel
                                          and Secretary

Costa Mesa, California
March   , 1998

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                                      APPENDIX I

================================================================================

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             JLL ARGOSY APRIA, LLC,

                      CIBC WG ARGOSY MERCHANT FUND 2, LLC,
                    JOSEPH LITTLEJOHN & LEVY FUND III, L.P.

                                      AND

                          APRIA HEALTHCARE GROUP INC.

                          DATED AS OF FEBRUARY 3, 1998

================================================================================

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE I

Section 1.1    Definitions..............................................................   I-2
Section 1.2    Index of Other Defined Terms.............................................   I-3

                                          ARTICLE II

                                 PURCHASE AND SALE OF SHARES

Section 2.1    Purchase and Sale of Shares..............................................   I-4
Section 2.2    Closing..................................................................   I-4
Section 2.3    Delivery and Payment.....................................................   I-4

                                         ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1    Organization and Qualification...........................................   I-4
Section 3.2    Capitalization...........................................................   I-5
Section 3.3    Issuance, Sale and Delivery of Shares and Warrants.......................   I-5
Section 3.4    Subsidiaries.............................................................   I-5
Section 3.5    Authority Relative to This Agreement.....................................   I-5
Section 3.6    Reports and Financial Statements.........................................   I-6
Section 3.7    Absence of Undisclosed Liabilities.......................................   I-6
Section 3.8    Absence of Certain Changes or Events.....................................   I-6
Section 3.9    Litigation...............................................................   I-6
Section 3.10   Information in Disclosure Documents......................................   I-7
Section 3.11   Employee Benefit Plans...................................................   I-7
Section 3.12   Labor Matters............................................................   I-7
Section 3.13   ERISA....................................................................   I-7
Section 3.14   Company Action...........................................................   I-8
Section 3.15   Financial Advisor........................................................   I-8
Section 3.16   Compliance with Applicable Laws..........................................   I-8
Section 3.17   Taxes....................................................................   I-8
Section 3.18   Patents, Trademarks, Etc.................................................   I-8
Section 3.19   Product Liability........................................................   I-8
Section 3.20   Healthcare Regulatory Compliance.........................................   I-9
Section 3.21   Environment..............................................................   I-9

                                          ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF INVESTOR
Section 4.1    Organization.............................................................   I-9
Section 4.2    Authority; Binding Effect................................................   I-9
Section 4.3    No Violation; Consents and Approvals.....................................  I-10
Section 4.4    Acquisition of Shares for Investment.....................................  I-10
Section 4.5    Absence of Litigation....................................................  I-10
Section 4.6    Financing................................................................  I-10

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE V

                                     CONDUCT OF BUSINESS

Section 5.1    Conduct of Business by the Company.......................................  I-10
Section 5.2    Notice of Breach.........................................................  I-11

                                          ARTICLE VI

                                    ADDITIONAL AGREEMENTS

Section 6.1    Access and Information...................................................  I-11
Section 6.2    SEC Filings..............................................................  I-12
Section 6.3    Consents.................................................................  I-12
Section 6.4    Tender Offer.............................................................  I-12
Section 6.5    Open Market Purchases....................................................  I-13
Section 6.6    Consent Solicitation.....................................................  I-13
Section 6.7    Information Contained In Disclosure Materials............................  I-14
Section 6.8    Amendment of the Credit Agreement........................................  I-14
Section 6.9    Additional Agreements....................................................  I-14
Section 6.10   No Solicitation..........................................................  I-15
Section 6.11   Takeover Provisions Inapplicable.........................................  I-15
Section 6.12   Selection of the Company's Chief Executive Officer.......................  I-15

                                         ARTICLE VII

                                     CONDITIONS PRECEDENT

Section 7.1    Conditions to Each Party's Obligations to Effect the Transaction.........  I-15
Section 7.2    Conditions to Obligation of the Investor to Effect the Transaction.......  I-16
Section 7.3    Conditions to Obligations of the Company to Effect the Transaction.......  I-17

                                         ARTICLE VIII

                              TERMINATION, AMENDMENT AND WAIVER

Section 8.1    Termination..............................................................  I-17
Section 8.2    Effect of Termination....................................................  I-18
Section 8.3    Amendment................................................................  I-18
Section 8.4    Waiver...................................................................  I-18

                                          ARTICLE IX

                                 AGREEMENTS OF ARGOSY AND JLL

Section 9.1    Funding..................................................................  I-18

                                          ARTICLE X

                                      GENERAL PROVISIONS

Section 10.1   Survival.................................................................  I-18
Section 10.2   Notices..................................................................  I-18
Section 10.3   Fees and Expenses........................................................  I-19
Section 10.4   Publicity................................................................  I-19
Section 10.5   Specific Performance.....................................................  I-19
Section 10.6   Interpretation...........................................................  I-20
Section 10.7   Miscellaneous............................................................  I-20

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of February 3, 1998, by and among JLL Argosy Apria, LLC, a Delaware limited liability company (the "Investor"), CIBC WG Argosy Merchant Fund 2, LLC, a member of the Investor ("Argosy") and Joseph Littlejohn & Levy Fund III, L.P., the manager member of the Investor ("JLL") and Apria Healthcare Group Inc., a Delaware corporation (the "Company").

                                   WITNESSETH

     WHEREAS, the Investor desire to acquire from the Company and the Company desires to issue to the Investor (the "Transaction"), in the aggregate, 12.3 million shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), together with the associated Rights (as hereafter defined) and warrants (the "Warrants") as provided in the warrant agreement (the "Warrant Agreement") annexed hereto as Exhibit A to purchase 5.0 million shares of Common Stock (the "Warrant Shares") on the terms provided herein;

     WHEREAS, in connection with and as a condition to the consummation of the Transaction, it is proposed that the Company shall, not less than twenty (20) business days prior to the Closing hereunder, commence a tender offer (the "Tender Offer") to acquire up to 17.3 million shares of Common Stock, together with the associated Rights, at a price of $14.00 per share (such amount, being hereafter referred to as the "Per Share Amount"), net to the seller thereof in cash, in accordance with the terms and subject to the conditions provided herein;

     WHEREAS, in connection with and as a condition to the consummation of the Transaction, it is proposed that the Company shall, after the public announcement hereof, commence a solicitation (the "Consent Solicitation") of such consents as are necessary from the holders of the Company's 9 1/2% Senior Subordinated Notes due 2002 (the "Notes") so that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an Event of Default under the indenture governing the Notes (the "Indenture"), and to make such other changes therein as the Company may reasonably deem appropriate, on terms and conditions and in a manner reasonably acceptable to the Investor;

     WHEREAS, in connection with and as a condition to the consummation of the Transaction, it is proposed that the Company shall enter into an amendment (the "Credit Agreement Amendment") of the Credit Agreement dated August 9, 1996 by and among the Company, Bank of America National Trust and Savings Association, as the Administrative Agent ("Bank of America"), NationsBank of Texas, N.A., as the Syndication Agent ("NationsBank") and the other financial institutions party thereto (the "Lenders") (as amended through the date hereof, the "Credit Agreement"), which Credit Agreement Amendment shall amend such provisions of the Credit Agreement as may be necessary or appropriate so that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended, and otherwise as the Company may reasonably deem appropriate, on terms and conditions and in a manner reasonably acceptable to the Investor.

     WHEREAS, the Company, the Investor, JLL, Argosy, Relational Investors, LLC, and HBI Financial, Inc. have entered into that certain Stockholder Agreement of even date herewith (the "Stockholder Agreement"); and

     WHEREAS, Argosy and JLL have agreed to provide sufficient funds to the Investor to enable it to perform its obligations hereunder.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

     SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Affiliates" has the meaning given that term in paragraphs (c) and (d) of Rule 145 under the Securities Act.

     "Commission" means the Securities and Exchange Commission.

     "Company Meeting" means the annual or special meeting of the holders of Company Common Stock at which the stockholders will consider and take action upon the Transaction.

     "Environmental Laws" means all federal, state, local or Foreign Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemical, pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants or industrial, toxic, or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Foreign Laws" means other governmental approvals required under the applicable laws of any foreign Governmental Entity.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" means all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Material Adverse Effect" means, when used in connection with the Company or any of its subsidiaries, any change, effect or circumstance that is materially adverse to the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     "NYSE" means the New York Stock Exchange.

     "Proxy Statement" means the proxy statement used to obtain stockholder approval of the Transaction.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Tender Offer Borrowings" means the additional debt incurred by the Company for the purpose of financing the Tender Offer and expenses incurred in connection with this Agreement and the transactions contemplated hereby on terms and conditions reasonably satisfactory to the Investor.

     "Tender Offer Consideration" means $242,200,000, the aggregate purchase price for all shares of Common Stock sought to be purchased in the Tender Offer.

     SECTION 1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

                                  DEFINED TERM                                   SECTION
    -------------------------------------------------------------------------  ------------
    Agreement................................................................      preamble
    Argosy...................................................................      preamble
    Bank of America..........................................................      recitals
    Benefit Plans............................................................          3.11
    Break-up Fee.............................................................           8.2
    Closing..................................................................           2.2
    Common Stock.............................................................      recitals
    Company..................................................................      preamble
    Confidentiality Agreements...............................................           6.1
    Consent Solicitation Documents...........................................           6.7
    Consent Solicitation.....................................................      recitals
    Credit Agreement.........................................................      recitals
    Credit Agreement Amendment...............................................      recitals
    Disclosure Documents.....................................................           6.7
    Disclosure Schedule......................................................   Article III
    Indenture................................................................      recitals
    Investor.................................................................      preamble
    JLL......................................................................      preamble
    Lenders..................................................................      recitals
    Litigation...............................................................           3.9
    NationsBank..............................................................      recitals
    Notes....................................................................      recitals
    Open Market Purchase Program.............................................           6.5
    Open Market Purchase Fund................................................           6.5
    Per Share Amount.........................................................      recitals
    Permits..................................................................          3.16
    Preferred Stock..........................................................           3.2
    Projections..............................................................          3.22
    Proxy Statement..........................................................           6.7
    Purchase Price...........................................................           2.1
    Rights...................................................................           3.2
    Rights Agreement.........................................................           3.2
    SEC......................................................................           6.4
    SEC Reports..............................................................           3.6
    Stockholder Agreement....................................................      recitals
    Shares...................................................................      recitals
    Tender Offer.............................................................      recitals
    Tender Offer Documents...................................................           6.4
    Transaction..............................................................      recitals
    Warrant Agreement........................................................      recitals
    Warrant Shares...........................................................      recitals
    Warrants.................................................................      recitals

                                   ARTICLE II

                          PURCHASE AND SALE OF SHARES

     SECTION 2.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company the Shares free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, at the Closing referred to in Section 2.2 hereof. In consideration of the sale of the Shares and the Warrants by the Company to the Investor, the Investor agrees to pay an aggregate purchase price for all of the Shares and the Warrants of One Hundred Seventy-two Million Two Hundred Thousand Dollars ($172,200,000) (the "Purchase Price"). Pursuant to this Section, and as provided in the Warrant Agreement, the exercise price of the Warrants per share shall equal Twenty Dollars ($20.00).

     SECTION 2.2 Closing. The Closing of the sale and purchase of the Shares and the Warrants (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California at 8:00 a.m. (local time), on the third business day following the satisfaction or waiver of the conditions precedent specified in Article VII, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date."

     SECTION 2.3  Delivery and Payment.

     (a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following documents, in a form reasonably acceptable to the
Investor:

          (i) stock certificates evidencing the Shares and warrant certificates evidencing the Warrants issued in the name of the Investor as set forth on
     Schedule 2.1;

          (ii) a receipt evidencing receipt of payment of the Purchase Price from the Investor, as required by Section 2.1;

          (iii) an officer's certificate, as required by Section 7.2(i);

          (iv) an opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, as required by Section 7.2(ii); and

          (v) an executed counterpart of the Warrant Agreement between the Company and the warrant agent.

     (b) At the Closing, the Investor shall deliver or cause to be delivered to the Company:

          (i) the Purchase Price, by wire transfer of immediately available funds to the account of the Company to be designated by the Company in writing not later than one business day prior to the Closing Date;

          (ii) a receipt evidencing receipt of the stock certificates evidencing the Shares and the warrant certificates evidencing the Warrants, as required by Section 2.3(a)(i);

          (iii) a manager member's certificate, as required by Section 7.3(i);
     and

          (iv) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Investor, as required by Section 7.3(ii).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Disclosure Schedule"), as follows:

     SECTION 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect.

     SECTION 3.2 Capitalization. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $.00l par value per share (the "Preferred Stock"). As of January 31, 1998, 51,593,600 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Preferred Stock were issued, and there have been no material changes in such numbers of shares through the date hereof. As of January 31, 1998, except for
(i) employee stock options to acquire shares of Common Stock at a weighted average exercise price of $16.1686 per share and (ii) the rights (the "Rights") issued pursuant to the Shareholder Rights Agreement dated as of February 8, 1995, between Abbey Healthcare Group, Incorporated, as predecessor to the Company, and U.S. Stock Transfer Corporation, as predecessor to the current Rights Agent, as amended, (the "Rights Agreement"), there are no options, warrants, calls or other rights, agreements or commit ment, and there have been no material changes in such numbers through the date hereof.

     SECTION 3.3 Issuance, Sale and Delivery of Shares and Warrants. The Shares and Warrants have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor as provided herein at the Closing, and when the Warrant Shares are issued and delivered upon exercise of the Warrants, all such Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, claims or encumbrances and not subject to preemptive rights of any third party.

     SECTION 3.4 Subsidiaries. The only significant subsidiaries of the Company are those set forth in the SEC Reports. Each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Material Adverse Effect. All the outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the SEC Reports or Section 3.4 of the Disclosure Schedule, the Company does not directly or indirectly own any material interests in any other corporation, partnership, joint venture or other business association or entity.

     SECTION 3.5 Authority Relative to This Agreement. The Company has the corporate power to enter into this Agreement, subject to the requisite approval of this Agreement by the holders of the Common Stock, and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding therefor may be brought. Except for the requisite approval of the holders of Common Stock, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. Except as set forth in Section 3.5 of the Disclosure Schedule, the Company is not subject to or obligated under (i) any charter or by-law or indenture or other loan document provision or (ii) any other contract, license, franchise, permit order, decree, concession, lease, instrument, judgment, statute, law ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated or under which there would be a default (with or without notice or lapse of time or both) or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by reason of this Agreement or the transactions contemplated hereby except for any of the foregoing as would not have a Material Adverse Effect. Except as referred to herein or, in connection or in compliance with the provisions of the HSR Act, the Securities Act and the Exchange Act, no filing or registration with or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

     SECTION 3.6 Reports and Financial Statements. The Company has previously furnished the Investor with true and complete copies of its (i) Annual Reports on Form 10-K for the two years ended December 31, 1995, and 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 30, June 30 and September 30, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1995 and (iv) all other reports or registration statements filed by the Company with the Commission since December 31, 1995, (except registration statements on Form S-8 relating to employee benefit plans), which together with the Current Report on Form 8-K dated June 26, 1997 are all the documents (other than preliminary material) that the Company was required to file with the Commission since that date (the documents described in clauses (i) through (iv) being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports. As of their respective dates except to the extent, if any, subsequently amended, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal yearend audit adjustments and any other adjustments described therein.

     SECTION 3.7 Absence of Undisclosed Liabilities. Except as disclosed in the SEC Reports, and except as to matters which, individually or in the aggregate, would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise, known or unknown), other than liabilities incurred in the ordinary course of business subsequent to December 31, 1997.

     SECTION 3.8 Absence of Certain Changes or Events. Except as disclosed in the SEC Reports or to the Investor (orally or in writing), since December 31, 1997, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character including but not limited to, the Company's audited financial statements for the year ended December 31, 1997 (whether or not in the ordinary course of business), individually or in the aggregate, having or likely to have a Material Adverse Effect, (ii) any damage, destruction or loss, whether or not covered by insurance, having or likely to have a Material Adverse Effect, (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or (iv) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     SECTION 3.9 Litigation. There is no suit, action, administrative or judicial proceeding or governmental investigation ("Litigation") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, alone or in the aggregate, is likely to result in a preliminary or permanent injunction or other order which would prohibit or prevent the consummation of the transactions contemplated by this Agreement or which is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries having or likely to have, the effect of prohibiting or preventing the consummation of the transactions contemplated by this Agreement, or having or likely to have alone or in the aggregate, any Material Adverse Effect.

     SECTION 3.10 Information in Disclosure Documents. None of the information with respect to the Company or its subsidiaries to be included or incorporated by reference in the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company meeting to be held in connection with the Transaction and at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     SECTION 3.11 Employee Benefit Plans. Except as disclosed in the SEC Reports, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in
Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans, maintained by the Company or any of its subsidiaries or collective bargaining agreements to which the Company or any of its subsidiaries is a party (together, the "Benefit Plans").

     SECTION 3.12 Labor Matters. Since January 1, 1998, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under such Benefit Plans, which have not been finally resolved, settled or otherwise disposed of except for any of the foregoing as would not have a Material Adverse Effect. Since January 1, 1998, there have been no strikes, lockouts, work stoppages, slowdowns, jurisdictional disputes or organizing activity occurring or, to the best knowledge of the Company and its subsidiaries, threatened with respect to the business or operations of the Company or its subsidiaries.

     SECTION 3.13 ERISA. All Benefit Plans have been administered in accordance, and are in compliance in all material respects, with the applicable provisions of ERISA. Each of the Benefit Plans which is intended to meet the requirements of Section 401 (a) of the Code has been determined by the Internal Revenue Service to be "qualified," within the meaning of such section of the Code, and the Company knows of no fact which is likely to have an adverse effect on the qualified status of such plans. None of the Benefit Plans which are defined benefit pension plans have incurred any unpaid "accumulated funding deficiency" (whether or not waived) as that term is defined in Section 412 of the Code and the fair market value of the assets of each such plan equals or exceeds the accrued or accumulated liabilities of such plan for purposes of Title IV of ERISA or SFAS 87. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Benefit Plans which could subject the Company or its subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. No Benefit Plan subject to Title IV of ERISA has been terminated except for the Abbey Healthcare Group Incorporated Employees' Retirement Plan; no proceedings to terminate any Benefit Plan have been instituted by the Pension Benefit Guaranty Corporation under Title IV of ERISA; and no reportable event, within the meaning of Section 4043(c) of said Subtitle C for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Benefit Plan. Neither the Company nor any of its subsidiaries has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan which has resulted in or is reasonably expected to result in, any material withdrawal liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any transaction described in Section 4069 of ERISA within the last five years. There does not now exist, nor do any circumstances exist that could result in, any material liability of the Company or any of its subsidiaries (or any entity, trade or business that is or was at any time required to be aggregated with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the
Code) under Title IV of ERISA, Section 302 of ERISA, Sections 412 and 4971 of the Code, (other than the liability for normal benefit payments with respect to COBRA continuation coverage) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and similar provisions of foreign laws or regulations.

     SECTION 3.14 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of directors (i) determined that the Transaction is advisable and fair and in the best interests of the Company and its stockholders, (ii) recommended the approval of this Agreement and the Transaction by the holders of the Common Stock and directed that the Transaction be submitted for consideration by the Company's stockholders entitled to vote thereon at a meeting called for that purpose,
(iii) taken all necessary steps to render the Rights Agreement inapplicable to the Transaction and the transactions contemplated by this Agreement and (iv) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Transaction and the transactions contemplated by this Agreement.

     SECTION 3.15 Financial Advisor. Except for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Goldman, Sachs & Co. as contemplated by this Section will be the amount set forth in that certain letter, dated June 27, 1997, from Goldman, Sachs & Co. to the Company.

     SECTION 3.16 Compliance with Applicable Laws. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries hold all permits, licenses, variances, exemptions orders and approvals (the "Permits") of all Governmental Entities necessary for the operation of the businesses of the Company and its subsidiaries, (ii) the Company and its subsidiaries are in compliance with the terms of the Permits and, (ii) except as disclosed in the SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law ordinance or regulation of any Governmental Entity. To the best knowledge of the Company, and except as set forth in Section 3.16 of the Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same.

     SECTION 3.17 Taxes. Each of the Company and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf) or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns. The information contained in such tax returns is true, complete and accurate in all material respects. Neither the Company nor any of its subsidiaries is delinquent in the payment of any tax, assessment or governmental charge except to the extent of reserves established therefor. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full except to the extent of reserves established therefor. Except as disclosed in Section 3.17 of the Disclosure Schedule, no requests for waivers of the time to assess any such tax are pending and there are no outstanding audit examinations, deficiency litigations or refund litigations with respect to the Company or any of its subsidiaries. Except as disclosed in Section 3.17 of the Disclosure Schedule, the federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service for all years through December 31, 1995.

     SECTION 3.18 Patents, Trademarks, Etc. The Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of the Company and its subsidiaries, and except as set forth in Section 3.18 of the Disclosure Schedule, the Company does not have any knowledge of any conflict with the rights of the Company and its subsidiaries therein or any knowledge of any conflict by them with the rights of others therein.

     SECTION 3.19 Product Liability. The Company is not aware of any claim or the basis of any claim against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, except such claims as will not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have, and at the Closing will have, full and adequate insurance coverage for potential product liability claims against it.

     SECTION 3.20 Healthcare Regulatory Compliance. The Company and its subsidiaries have not knowingly engaged in activities which are prohibited under federal Medicare and Medicaid statutes, including without limitation 42 U.S.C. sec. 1320a-7b, or related state or local statutes or regulations or which otherwise constitutes fraud, including without limitation the following: (i) knowingly making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment, (ii) knowingly making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (iii) knowingly failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently and (iv) knowingly soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (A) in the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (B) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, except as to each of the foregoing for such matters as will not individually or in the aggregate have a Material Adverse Effect.

     SECTION 3.21 Environment. Except as set forth in the SEC Reports, and except for such matters as will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) have obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws, (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations and also are in compliance with all other applicable requirements of Environmental Laws and (iii) are not aware of nor have received notice of any past activity, practice, incident or action which will give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF INVESTOR JLL AND ARGOSY

     Each of the Investor, JLL and Argosy hereby represents and warrants, severally and not jointly, to the Company as follows:

     SECTION 4.1 Organization. Each of the Investor and Argosy is a limited liability company and JLL is a limited partnership, each duly organized, validly existing and in good standing under the laws of their respective states of organization and each has the requisite power to carry on its business as it is now being conducted.

     SECTION 4.2 Authority; Binding Effect. Each of the Investor, JLL and Argosy has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each of the Investor, JLL and Argosy, and no other action on the part of any of the Investor, JLL or Argosy is required to authorize the execution, delivery and performance hereof, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Investor, JLL and Argosy and constitutes the valid and binding obligation of each of the Investor, JLL and Argosy, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors' rights generally and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     SECTION 4.3  No Violation; Consents and Approvals.

     (a) The execution and delivery of this Agreement by each of the Investor, JLL and Argosy does not, and the performance of this Agreement by each of the Investor, JLL and Argosy and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any organizational document, in each case as currently in effect, of any of the Investor, JLL or Argosy, or (ii) conflict with or violate in any material respect any Laws applicable to the Investor or by or to which any of its properties or assets is bound or subject.

     (b) The execution and delivery of this Agreement by each of the Investor, JLL and Argosy does not, and the performance by each of the Investor, JLL and Argosy of this Agreement and the consummation of the transactions contemplated hereby, will not, require any of the Investor, JLL or Argosy to obtain any Consents from any Governmental Authority, or any third party, except for applicable requirements, if any, of the HSR Act.

     SECTION 4.4 Acquisition of Shares for Investment. The Investor is not acquiring the Shares and the Warrants with any present intention of distributing or selling such Shares or Warrants in violation of federal, state or other securities laws. The Investor agrees that it will not sell or otherwise dispose of the Shares and Warrants in violation of any federal, state or other securities laws.

     SECTION 4.5 Absence of Litigation. There is no Litigation pending or, to the knowledge of the Investor, JLL or Argosy threatened against or affecting the Investor that, alone or in the aggregate, is likely to result in a preliminary or permanent injunction or other order which would prohibit or prevent the consummation of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any of the Investor, JLL or Argosy having or likely to have the effect of prohibiting or preventing the consummation of the transactions contemplated by this Agreement.

     SECTION 4.6 Financing. Each of JLL and Argosy has cash available, commitments from financial institutions or availability on its committed credit facility to enable it to fulfill its obligations under Article IX.

     SECTION 4.7 Investor Disclosure Information. None of the information supplied by the Investor in writing for inclusion in the Disclosure Documents will, at the respective times that the Disclosure Documents or any amendments or supplements thereto are filed with the SEC and are first published or sent or given to holders of the Common Stock, and in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's stockholders, at the time of the Company Meeting or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

     SECTION 5.1 Conduct of Business by the Company. Prior to the Closing, except as expressly contemplated herein unless the Investor shall otherwise agree in writing:

          (i) The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their diligent efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Closing. The Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with the prior practices, (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries, (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, except for such failures of the Company and its subsidiaries to comply with the foregoing clauses (A) - (D) which would not, either alone or in the aggregate, result in a Material Adverse Effect.

          (ii) The Company shall not, and shall not propose to, (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or By-laws,
     (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property or (D) except for the Tender Offer, directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of outstanding capital stock;

          (iii) The Company shall not permit any of its subsidiaries to (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any option, rights or warrants to acquire or securities convertible into, shares of capital stock other than, in each case, issuances of Common Stock pursuant to the exercise of employee stock options, (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) except for the Tender Offer Borrowings, incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in the ordinary course of business, (D) acquire or agree to acquire by merging or consolidating with or by purchasing a substantial equity interest in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (iv) The Company shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law, (A) adopt, enter into, terminate, expand the applicability of or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment), (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan other than in the ordinary course of business consistent with past practice or
     (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

     SECTION 5.2 Notice of Breach. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Disclosure Schedule.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Access and Information. The Company and its subsidiaries shall afford to the Investor and its accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to the Investor (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such Investor may reasonably request. Each of the Company and the Investor shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated as of August 12, 1997 between the Company and an Affiliate of JLL (the "Confidentiality Agreement").

     SECTION 6.2 SEC Filings. The Company shall make all necessary filings with respect to the transactions contemplated by this Agreement, under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     SECTION 6.3  Consents.

     (i) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all consents of any governmental entity or any other person required in connection with, and waivers of any violations or rights of termination that may be caused by, the consummation of the transactions contemplated by this Agreement.

     (ii) In furtherance and not in limitation of the foregoing, the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory laws, rules or regulations or any domestic or foreign government or governmental authority or any multinational authority; provided, however, that nothing in this Agreement shall require the Company to, and the Company shall not without the prior written approval of the Investor, agree to separate or to divest any of the businesses, product lines or assets of the Company or any of its subsidiaries or affiliates or take any other action that would have a Material Adverse Effect on the businesses and assets of the Company and its subsidiaries, taken as a whole.

     (iii) Any party hereto shall promptly inform the other parties of any material communication from the United States Federal Trade Commission, the Department of Justice, or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The Company and the Investor will consult and cooperate with one another with respect to (and prior to) any understandings, undertakings or agreements (oral or written) which are proposed to be made or agreements (oral or written) which are proposed to be made or entered into with the Federal Trade Commission, the Department of Justice, or any other Governmental Entity in connection with the transactions contemplated by this Agreement.

     SECTION 6.4  Tender Offer.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, not later than twenty (20) business days prior to the Closing, the Company shall commence (within the meaning of Rule 13e-4 under the Exchange Act) the Tender Offer, and the Company shall use all reasonable efforts to consummate the Tender Offer immediately after the Closing of the Transaction. The Company shall accept for payment all shares of Common Stock that have been validly tendered and not withdrawn pursuant to the Tender Offer (subject to proration as provided therein in the event more than Seventeen Million Three Hundred Thousand (17,300,000) shares are so tendered and not withdrawn) at the earliest time following expiration of the Tender Offer that all conditions to the Tender Offer shall have been satisfied or waived by the Company. The obligation of the Company to accept for payment, purchase and pay for shares of Common Stock tendered pursuant to the Tender Offer shall be subject only to the conditions that (i) pursuant to the Consent Solicitation, the company has received the consent of the holders of the required principal amount of the Notes so that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an

Event of Default under the Indenture, (ii) the Credit Agreement Amendment has been executed with the effect that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended, (iii) the Transaction has been approved by the affirmative vote of a majority of the stockholders of the Company at the Company Meeting, (iv) the Transaction has been consummated in accordance with the terms of this Agreement and (v) such other customary conditions as set forth in Annex A hereto provided, however, that in determining "in its sole judgement" whether conditions in the Tender Offer have been satisfied or should be waived, for purposes of Section 6.9 of this Agreement the Company shall be held to a standard of reasonableness. The Company expressly reserves the right to make any changes in the terms and conditions of the Offer (provided that, unless previously approved by the Investor in writing, no change may be made in the Per Share Amount, which changes the form of consideration to be paid in the Tender Offer, which changes the number of shares sought in the Tender Offer, which imposes conditions to the Tender Offer in addition to those set forth in this Section 6.4 or Annex A hereto or which waives or broadens the scope of such conditions). The Per Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to such conditions of the Tender Offer. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

     (b) Upon commencement of the Tender Offer, the Company shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on
Schedule 13E-4 with respect to the Tender Offer, which shall include an offer to purchase and form of transmittal letter (together with any supplements or amendments thereto, collectively the "Tender Offer Documents").

     (c) The Company shall pay all fees and expenses related to the Tender
Offer.

     SECTION 6.5  Open Market Purchases.

     (a) In the event that fewer than 17.3 million shares of Common Stock are tendered and not withdrawn prior to the expiration date of the Tender Offer, the Company shall use any of the Tender Offer Consideration remaining after payment of the Per Share Amount in respect of each share of Common Stock purchased pursuant to the Tender Offer (the "Open Market Purchase Fund") to purchase, during the twelve (12) month period after the expiration of the Tender Offer, shares of Common Stock in the open market at such times and in such transactions, consistent with Section 6.5(b) below, as the company shall determine to be most advantageous (the "Open Market Purchase Program").

     (b) The Company shall use commercially reasonable efforts to utilize not less than (i) twenty-five percent (25%) of the Open Market Purchase Fund for the purchase of shares within the three (3) month period after the expiration of the Tender Offer, (ii) fifty percent (50%) of the Open Market Purchase Fund for the purchase of shares within six (6) months after the expiration of the Tender Offer and (iii) seventy-five percent (75%) of the Open Market Purchase Fund for the purchase of shares within nine (9) months after the expiration of the Tender Offer and (iv) one hundred percent (100%) of the Open Market Purchase Fund for the purchase of shares within one year after the expiration of the Tender Offer.

     (c) In the event that the Company fails, for any reason, to make purchases of Shares with the Open Market Purchase Fund in accordance with the schedule set forth in Section 6.5(b), a committee of the Board of Directors of the Company consisting of an Investor Director, a Relational Director and an HBI Director (as each such term is defined in the Stockholder Agreement) shall be authorized and directed to oversee and, if it deems appropriate in its discretion, cause to be completed the Open Market Purchase Program.

     SECTION 6.6  Consent Solicitation.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, after public announcement of the execution of this Agreement, the Company shall commence the solicitation of certain consents from the holders of the Notes. The Company shall solicit such consents as it deems necessary or appropriate so that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an Event of Default under the Indenture and to make such other changes therein as the Company shall reasonably deem appropriate subject to the reasonable approval of the Investor. The Consent Solicitation shall be undertaken on such terms and subject to such conditions as the Company shall determine subject to the reasonable approval of the Investor.

     (b) The Company shall pay all fees and expenses related to the Consent Solicitation.

     SECTION 6.7 Information Contained In Disclosure Materials. The Tender Offer Documents, the proxy statement prepared in connection with the Company Meeting (the "Proxy Statement") and the information statement prepared in connection with the Consent Solicitation (the "Consent Solicitation Documents" and, together with the Tender Offer Documents and the Proxy Statement, the "Disclosure Documents") each will comply in all material respects with the provisions of applicable federal securities laws. The information provided and to be provided by the Company and the Investor for use in the Disclosure Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Investor each agrees promptly to correct any information provided by it for use in the Disclosure Documents if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and the Investor each agrees to indemnify and hold the other party harmless for any losses, damages, fees or expenses incurred by the other party as a result of any information provided by such party for use in the Disclosure Documents that, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 6.8  Amendment of the Credit Agreement.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1, as promptly as practicable after public announcement of the execution of this Agreement, the Company shall commence negotiations with Bank of America, NationsBank and the Lenders under the Credit Agreement to amend the Credit Agreement. The Company shall seek such amendments to the Credit Agreement as it deems necessary or appropriate so that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended and otherwise as the Company may deem appropriate subject to the reasonable approval of the Investor. The amendment of the Credit Agreement shall be on such terms and subject to such conditions as the Company shall determine subject to the reasonable approval of the Investor.

     (b) The Company shall pay all fees and expenses related to the negotiation, execution and delivery of the Credit Agreement.

     SECTION 6.9  Additional Agreements.

     (i) Subject to the terms and conditions herein provided, including, without limitation, Section 6.3, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken, all actions and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including seeking approval of the holders of Common Stock of the Transaction, commencing and completing the Tender Offer, obtaining the Tender Offer Borrowings, using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the transactions contemplated by this Agreement (and, in such case, to proceed with said transactions as expeditiously as possible).

     (ii) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the Company and each Investor, as the case may be, shall take all such necessary action.

     SECTION 6.10 No Solicitation. Neither the Company nor any of its subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with or furnish any information to, any person in connection with or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal. The Company will notify the Investor in the event any Acquisition Proposal is received by the Company in respect of any such transaction. "Acquisition Proposal" shall mean any proposed (A) merger, consolidation or similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the voting power of or economic interest in the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the outstanding Common Stock. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing nonpublic information to any person who makes a bona fide Acquisition Proposal not solicited in violation of this Agreement and who enters into a confidentiality agreement similar to the one then in effect between the Company and the Investor or (ii) considering, negotiating, approving and recommending to the holders of Common Stock, a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided that in either such case the Board of Directors of the Company determines in good faith (based upon the written advice of counsel as to legal matters) that it is required to do so in order to discharge properly its fiduciary duties.

     SECTION 6.11 Takeover Provisions Inapplicable. The Company shall take all action (including, if required, redeeming all of the outstanding Rights or amending or terminating the Rights Agreement) so that the entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the grant of any rights to any person under the Rights Agreement to purchase or receive additional shares of capital stock of the Company or enable or require the Rights to be exercised, distributed or triggered in any way.

     SECTION 6.12 Selection of the Company's Chief Executive Officer. As promptly as practicable after the date hereof and in no event later than the date of the mailing of the Proxy Statement to the Stockholders of the Company, the Company and the Investor shall use their best efforts to identify a Chief Executive Officer acceptable to each of them (including, on behalf of the Company, both Mr. Argyros and Mr. Whitworth), and the Company shall enter into employment and compensation arrangements with such individual on such terms and conditions as the Company and the Investor shall approve.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.1 Conditions to Each Party's Obligations to Effect the Transaction. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (i) The Transaction shall have been approved and adopted by the requisite vote of the holders of the Common Stock.

          (ii) The Common Stock issuable in the Transaction shall have been authorized for listing on the NYSE upon official notice of issuance.

          (iii) The waiting period applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated and any authorization, consent or approval required under any antitrust law shall have been obtained or any waiting period applicable to the review of the transactions contemplated hereby shall have expired or been terminated.

          (iv) No preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction lifted).

          (v) The Consent Solicitation shall have been consummated and the Investor and the Company shall be reasonably satisfied that neither the Tender Offer nor the Tender Offer Borrowings will constitute a Default or an Event of Default under the Indenture.

          (vi) The Credit Agreement Amendment shall have been executed and delivered by all parties thereto and the Investor and the Company shall be reasonably satisfied that none of the Transaction, the Tender Offer or the Tender Offer Borrowings will constitute a Default or an Event of Default under the Credit Agreement as so amended.

          (vii) The Company shall have entered into employment and compensation arrangements with a chief executive officer (as set forth in Section 6.12).

     SECTION 7.2 Conditions to Obligation of the Investor to Effect the Transaction. The obligation of the Investor to consummate the Transaction shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived:

          (i) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of the Company contained in this Agreement shall be true in all material respects when made and on and as of the Closing as if made on and as of such date, except
     (A) as contemplated or permitted by this Agreement and (B) for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect provided, however, that in determining whether there has been a breach of the representations contained in Section 3.8 hereof, there shall be taken into account the information provided to the Investor by the Company in its due diligence investigation through the date of this Agreement.

          (ii) The Investor shall have received opinions of Gibson, Dunn & Crutcher LLP, counsel to the Company, and Robert S. Holcombe, Esq., Senior Vice President, General Counsel and Secretary of the Company with respect to such matters as it may reasonably request in connection with the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Investor.

          (iii) The Company shall have obtained all consents and approvals from and shall have made all filings and registrations with, any person, including but not limited to any Governmental Entity necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement, including, but not limited to the Tender Offer and the Tender Offer Borrowings.

          (iv) The Company shall have issued certificates evidencing the Shares and the Warrants in accordance with Section 2.3, and executed and delivered to each Investor a receipt of payment of such Investor's Individual Purchase Price.

          (v) The Company shall have executed and delivered or caused to be delivered the Stockholders Agreement and the Warrant Agreement in form satisfactory to the Investor.

          (vi) The Company shall have delivered to each Investor its audited consolidated financial statements for the year ended December 31, 1997.

          (vii) The composition of the Board of Directors and the Audit, Executive, Compensation and Nominating Committees thereof of the Company shall be as set forth in Section 4.1(d) of the Stockholder Agreement.

     SECTION 7.3 Conditions to Obligations of the Company to Effect the Transaction. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the additional following conditions, unless waived by the
Company:

          (i) The Investor shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of the Investor contained in this Agreement shall be true in all material respects when made and on and as of the Closing as if made on and as of such date, except
     (A) as contemplated or permitted by this Agreement and (B) for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all material respects at such date or dates, and the Company shall have received a certificate of an officer of the Investor to that effect.

          (ii) The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Investor, with respect to such matters as it may reasonably request in connection with the transactions contemplated by this Agreement in form and substance reasonably satisfactory to the Company.

          (iii) The Tender Offer shall have expired and all of the conditions to the obligations of the Company to purchase any shares tendered and not withdrawn pursuant to the Tender Offer shall have been satisfied or waived by the Company.

          (iv) The Investor shall have obtained all consents and approvals from and shall have made all filings and registrations to or with, any person, including but not limited to any Governmental Entity necessary to be obtained or made in order to consummate the transactions contemplated by this Agreement.

          (v) A committee of the Board of Directors shall have been constituted consisting of the persons and having the authority set forth in Section 6.5(c).

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of the Company;

          (i) by mutual consent of the Investor and the Board of Directors of the Company;

          (ii) by either the Investor or the Company if the Transaction shall not have been consummated on or before June 30, 1998; provided that the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement;

          (iii) by the Company if any of the conditions specified in Sections
     7.1 and 7.3 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

          (iv) by the Investor if any of the conditions specified in Section 7.1 and 7.2 have not been met or waived by the Investor at such time as such condition is no longer capable of satisfaction;

          (v) by the Investor if the Company's Board of Directors shall have withdrawn, revised or refrained from making its recommendation concerning the Transaction referred to in Section 3.14 hereof or shall have disclosed its intention to withdraw such recommendation; or

          (vi) by the Company, if the Company shall have (a) received a bona fide Acquisition Proposal not solicited in violation of this Agreement or
     (b) decides to withdraw, revise or refrain from making its recommendation concerning the Transaction referred to in Section 3.14 hereof provided that in either case the Board of Directors of the Company shall have determined in good faith (based upon the written advice of counsel as to legal matters) that it is required to do so in order to discharge properly its fiduciary duties.

     SECTION 8.2  Effect of Termination.

          (i) In the event of termination of this Agreement by either the Company or the Investor, as provided above, this Agreement shall forthwith become void and (except for the willful breach of this Agreement by any party hereto) there shall be no liability on the part of either the Company or the Investor or their respective officers or directors; provided that Sections 8.2(ii), 10.3, 10.6 and 10.7 shall survive the termination.

          (ii) In the event the Closing does not occur for any reason, provided that the Investor is not in material breach of any representation, warranty or material covenant contained herein, the Company shall reimburse documented expenses incurred by the Investor in connection with the negotiation and performance of this Agreement of up to $4,000,000; provided, however, that in the event the Closing does not occur because the holders of the Common Stock fail to approve the Transaction at the Company Meeting and no transaction contemplated by an Acquisition Proposal is consummated or definitive agreement with respect to such transaction is entered into within 180 days after adjournment of the Company Meeting, the amount of documented expenses incurred by the Investor in connection with the negotiation and performance of this Agreement to be reimbursed by the Company shall be limited to $2,000,000.

     SECTION 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.4 Waiver. At any time prior to the Closing, the parties hereto, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                          AGREEMENTS OF ARGOSY AND JLL

     SECTION 9.1 Funding. Each of Argosy and JLL shall provide to the Investor, on or before the Closing, all such funds as may be required by the Investor in order to perform its obligations hereunder, in such proportions and on such terms and conditions as Argosy, JLL and the Investor may determine in their discretion.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 Survival. No representations, warranties or agreements in this Agreement, other than the agreements set forth in this Article X and the agreements set forth in Sections 6.4 and 6.5, shall survive the Closing.

     SECTION 10.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

       If to the Company:

          Apria Healthcare Group Inc.
           3560 Hyland Avenue
           Costa Mesa, California 92626
           Attention: Robert S. Holcombe, Esq.
           Telecopy No.: (714) 427-4332

       With a copy to:

          Gibson, Dunn & Crutcher LLP
           333 South Grand Avenue
           Los Angeles, California 90071-3197
           Attention: Andrew E. Bogen, Esq.
           Telecopy No.: (213) 617-3693

       If to the Investor or JLL:

          c/o Joseph Littlejohn & Levy Fund III, L.P.
           450 Lexington Avenue, Suite 3350
           New York, New York 10017
           Attention: Paul S. Levy
           Telecopy No.: (212) 286-8626

       With a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue
           New York, New York 10022
           Attention: J. Gregory Milmoe, Esq.
           Telecopy No.: (212) 735-2000

       If to Argosy, to:

          CIBC WG Argosy Merchant Fund 2, LLC
           425 Lexington Avenue
           New York, New York 10017
           Attention: Jay Bloom
           Facsimile: (212) 885-4934

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

     SECTION 10.3 Fees and Expenses. If the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Company, including documented out-of-pocket expenses of the Investor, Argosy and JLL not in excess of $2,225,000.

     SECTION 10.4 Publicity. So long as this Agreement is in effect, the Investor and the Company agree to consult with the other parties in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 10.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.6  Interpretation.

     (i) When a reference is made in this Agreement to subsidiaries of the Company the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Parent or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (ii) The inclusion of an item on any schedule to this Agreement shall not be deemed to be indicative of the materiality of such item.

     SECTION 10.7 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement, as the same may be amended), (ii) is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     IN WITNESS WHEREOF the Company and each Investor have caused this Agreement to be executed as of the date just above written by their respective officer thereunto duly authorized.

                                  APRIA HEALTHCARE GROUP INC.

                                  By: /s/ LAWRENCE M. HIGBY
                                  --------------------------------------------
                                  Name: Lawrence M. Higby
                                  Title: President and Chief Operating Officer

                                  JLL ARGOSY APRIA, LLC

                                  By: Joseph Littlejohn & Levy Fund III, L.P.
                                    Manager Member

                                  By:  JLL Associates III, L.P.,
                                    General Partner

                                  By: /s/ PAUL S. LEVY
                                  --------------------------------------------
                                  Name: Paul S. Levy
                                  Title: General Partner

                                  JOSEPH LITTLEJOHN & LEVY FUND III, L.P.

                                  By: /s/ PAUL S. LEVY
                                  --------------------------------------------
                                  Name: Paul S. Levy
                                  Title: General Partner

                                  CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

                                  By: /s/ ANDREW R. HEYER
                                  --------------------------------------------
                                  Name: Andrew R. Heyer
                                  Title: Managing Director

                                                                       EXHIBIT A

                       (SEE ANNEX III TO PROXY STATEMENT)

                                                                         ANNEX A

                        CERTAIN CONDITIONS OF THE OFFER

     Notwithstanding any other provision of the Offer, the Company shall not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if at any time on or after [DATE OF OFFER] and prior to the time of payment for any such Shares (whether any Shares have theretofore been accepted for payment, purchased or paid for pursuant to the Offer), the Stockholder Vote Condition, the Noteholder Consent Condition, the Bank Loan Condition, or the JLL Condition shall not have been satisfied or any of the following events shall have occurred (or shall have been determined by the Company to have occurred) that, in the Company's sole judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission to act by the Company), makes it inadvisable to proceed with the Offer or with such acceptance for payment or payment:

          (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the Offer, the acquisition of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer, or (ii) in the Company's sole judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries or materially impair the contemplated benefits of the Offer to the Company;

          (b) There shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court or any authority,agency or tribunal that, in the Company's sole judgment, would or might directly or indirectly
     (i) make the acceptance for payment of, or payment for, some or all of the Shares illegal or otherwise restrict or prohibit consummation of the Offer;
     (ii) delay or restrict the ability of the Company, or render the Company unable, to accept for payment or pay for some or all of the Shares; (iii) materially impair the contemplated benefits of the Offer to the Company; or
     (iv) materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business or any of its subsidiaries;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States; (iv) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in the Company's sole judgment, might affect, the extension of credit by banks or other lending institutions in the United States; (v) any significant decrease in the market price of the Shares or any change in the general political market economic or financial conditions in the United States or abroad that could, in the sole judgment of the Company, have a material adverse effect on the Company's business, operations or prospects or the trading in the Shares; (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or (vii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Industrial Companies by an amount in excess of 10 percent measured from the close of business on [DATE OF OFFER];

          (d) a tender or exchange offer with respect to some or all of the Shares (other than the Offer), or a merger or acquisition proposal for the Company, shall have been proposed, announced, or made by another person or shall have been publicly disclosed, or the Company shall have learned that (i) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act, other than [INVESTOR] pursuant to the Stock Purchase Agreement, shall have acquired or proposed to acquire beneficial ownership of more than five percent of the outstanding Shares, or any new group shall have been formed that beneficially owns more than five percent of the outstanding Shares; or

          (e) any change or changes shall have occurred in the business, financial condition, assets, income, operations, prospects or stock ownership of the Company or any of its subsidiaries that in the Company's judgment, is or may be material to the Company of any of its subsidiaries.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to any such condition, and may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. The Company's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding.

                                                                     APPENDIX II

--------------------------------------------------------------------------------

                             STOCKHOLDER AGREEMENT

                                  BY AND AMONG

                             JLL ARGOSY APRIA, LLC

                      CIBC WG ARGOSY MERCHANT FUND 2, LLC,

                    JOSEPH LITTLEJOHN & LEVY FUND III, L.P.,

                           RELATIONAL INVESTORS, LLC,

                              HBI FINANCIAL, INC.

                                      AND

                          APRIA HEALTHCARE GROUP INC.

                          DATED AS OF FEBRUARY 3, 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          -----
RECITALS................................................................................   II-1

                                           ARTICLE I
                                          DEFINITIONS
Section 1.1     Definitions.............................................................   II-1

                                          ARTICLE II
                          ACQUISITION OF ADDITIONAL SHARES AND VOTING
Section 2.1.    Acquisition of Additional Shares........................................   II-4
Section 2.2.    Voting..................................................................   II-4
Section 2.3.    Further Restrictions on Conduct.........................................   II-5
Section 2.4.    Support for Recapitalization............................................   II-5

                                          ARTICLE III
                                   RESTRICTIONS ON TRANSFER
Section 3.1.    Restrictions on Transfer................................................   II-5
Section 3.2.    Legends.................................................................   II-6

                                          ARTICLE IV
                                      BOARD OF DIRECTORS
Section 4.1.    Initial Composition of the Board........................................   II-6
Section 4.2.    Subsequent Composition of the Board.....................................   II-7
Section 4.3.    Investor Interested Transactions........................................   II-8

                                           ARTICLE V
                                      REGISTRATION RIGHTS
Section 5.1.    Demand Registrations....................................................   II-9
Section 5.2.    Piggyback Registrations.................................................  II-10
Section 5.3.    Withdrawal Rights.......................................................  II-11
Section 5.4.    Holdback Agreements.....................................................  II-12
Section 5.5.    Registration Procedures.................................................  II-12
Section 5.6.    Registration Expenses...................................................  II-15
Section 5.7.    Indemnification.........................................................  II-16

                                          ARTICLE VI
                                REPRESENTATIONS AND WARRANTIES
Section 6.1.    Representations and Warranties of the Company...........................  II-17
Section 6.2.    Representations and Warranties of the Investor..........................  II-18

                                          ARTICLE VII
                                      GENERAL PROVISIONS
Section 7.1.    Notices.................................................................  II-18
Section 7.2.    Assignment; Binding Effect; Benefit; Successors.........................  II-19
Section 7.3.    Entire Agreement........................................................  II-19
Section 7.4.    Amendment...............................................................  II-19
Section 7.5.    Governing Law; Venue and Jurisdiction...................................  II-19
Section 7.6.    Counterparts; Effective Date............................................  II-19
Section 7.7.    Headings................................................................  II-20
Section 7.8.    Interpretation..........................................................  II-20
Section 7.9.    Severability............................................................  II-20
Section 7.10.   Enforcement of Agreement................................................  II-20

                             STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT, dated as of February 3, 1998 (the "Agreement") is made by and among JLL Argosy Apria, LLC, a Delaware limited liability company (the "Investor"), Joseph Littlejohn & Levy Fund III, L.P., the manager member of the Investor ("JLL"), CIBC WG Argosy Merchant Fund 2, LLC ("Argosy"), a member of the Investor, Relational Investors, LLC ("Relational"), HBI Financial, Inc. ("HBI") and Apria Healthcare Group Inc., a Delaware corporation (the "Company").

                                    RECITALS

     Concurrently with the execution and delivery of this Agreement, the parties have entered into a stock purchase agreement (the "Stock Purchase Agreement") pursuant to which the Investor will acquire from the Company 12.3 million shares (the "Initial Shares") of the Company's common stock, par value $.001 per share ("Common Stock") and warrants (the "Warrants") to purchase 5.0 million shares of Common Stock (the "Warrant Shares," and, together with the Initial Shares, the "Investor Shares"); and

     The parties desire to set forth herein certain agreements concerning the ownership, voting and disposition of the Investor Shares, the governance of the Company and certain other matters.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.1  Definitions.

     "Affiliate" of any Person, means (i) any other Person controlling, controlled by or under common control with such Person, (ii) any director or executive officer of such Person or of any Affiliate of such Person and (iii) any family member of any director or executive officer of such Person or any director or executive officer of any Affiliate of such Person.

     "Agreement" is defined in the preamble to this Agreement.

     "Argosy" shall mean CIBC WG Argosy Merchant Fund 2, L.L.C., a member of the Investor.

     "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     "Board" shall mean the Board of Directors of the Company.

     "CIBC" shall mean Canadian Imperial Bank of Commerce, an Affiliate of
Argosy.

     "CIBC Fiduciary Shares" means any shares of Common Stock held by CIBC or any of its Affiliates in a fiduciary capacity for the account of customers of CIBC or such Affiliates in connection with CIBC Ordinary Course Financial Service and Brokerage Activities.

     "CIBC Ordinary Course Financial Service and Brokerage Activities" means certain financial service and brokerage activities pursuant to which CIBC or certain of its Affiliates may buy, sell or hold securities including securities of the Company for itself and for its customers provided that CIBC or such Affiliate (i) is acting in such capacity in the ordinary course of its business and not in concert with the Investor and (ii) there is no oral, written, electronic or other communication between CIBC or such Affiliate on the one hand, and either Argosy, JLL or the Investor, on the other hand, with respect to the Company, the Investor's investment in the Company or the participation of certain representatives of the Investor in the Board of Directors of the Company.

     "Common Stock" is defined in the recitals to this Agreement.

     "Company" is defined in the preamble to this Agreement.

     "Demand" is defined in Section 5.1(a)(i) of this Agreement.

     "Demand Registration Statement" shall mean a registration statement filed by the Company pursuant to Section 5.1(a)(i) of this Agreement.

     "Demanding Sellers" is defined in Section 5.1(f) of this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "HBI Director" shall mean any person designated by HBI to serve as a member of the Board, including any person who becomes a member of the Board pursuant to
Section 4.2(c).

     "Initial Shares" is defined in the recitals to this Agreement.

     "Investor Director" shall mean any person designated by the Investor to serve as a member of the Board, including any person who becomes a member of the Board pursuant to Section 4.2(a).

     "Investor" is defined in the preamble to this Agreement.

     "Investor Shares" is defined in the recitals to this Agreement.

     "Investor Interested Transaction" shall mean any transaction with or involving the Investor or any of its Affiliates, on the one hand, and the Company or any of its Affiliates other than the Investor, on the other hand, or relating to this Agreement, including, without limitation, any amendment, modification or waiver of this Agreement and any action or determination with respect to the enforcement of the Company's rights, or performance of the Company's obligations, under this Agreement.

     "Internal Expenses" is defined in Section 5.6 of this Agreement.

     "JLL" shall mean Joseph Littlejohn & Levy III, L.P., the manager member of the Investor.

     "Maximum Demand Number" is defined in Section 5.1(f) of this Agreement.

     "Maximum Piggyback Number" is defined in Section 5.2(b) of this Agreement.

     "Other Demanding Sellers" is defined in Section 5.2(b) of this Agreement.

     "Other Demand Rights" is defined in Section 5.2(b) of this Agreement.

     "Permitted Transferee" shall mean, with respect to each Person bound by the terms of this Agreement, (i) any other Investor; (ii) in respect of the Investor, any descendant, Affiliate or associate (as such term is defined in Rule 405 of the Securities Act) of the Investor or any other Permitted Transferee of such Affiliate; (iii) the Company; (iv) in the event of the dissolution, liquidation or winding up of any such Person that is a corporation or a partnership, the partners of a partnership that is such Person, the stockholders of a corporation that is such Person or a successor partnership all of the partners of which or a successor corporation all of the stockholders of which are the Persons who were the partners of such partnership or the stockholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Person; (v) a transferee by testamentary or intestate disposition; (vi) a transferee by inter vivos transfer to the transferring Person's spouse, children and/or other lineal descendants; (vii) a trust transferee by inter vivos transfer, the beneficiaries of which are the transferring Person, spouse, children and/or other lineal descendants; (viii) a successor nominee or trustee for the beneficial owner of the shares for which such Person acts as nominee or trustee, as the case may be; or (ix) an institutional lender for money borrowed pursuant to a bona fide pledge of or the granting of a security interest in the Investor's Registrable Securities; provided, however, that any such Permitted Transferee shall have agreed in writing in form and substance satisfactory to the Company to be bound by, and hold the Registrable Securities acquired by it subject to, the terms of this Agreement.

     "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, "group" within the meaning of
Section 13(d)(3) of the Exchange Act, government, governmental agency, or other legal entity, whether acting in an individual, fiduciary or other capacity.

     "Piggyback Notice" shall mean the notice the Company shall provide to the Investor as required by Section 5.2(a) of this Agreement.

     "Piggyback Seller" shall mean any holder of Registrable Securities seeking to sell such securities in such Piggyback Registration and provided by Section 5.2(b) of this Agreement.

     "Piggyback Offering" shall have the meaning ascribed in Section 5.2(b)(i) of this Agreement.

     "Piggyback Registration Statement" shall mean a registration statement filed by the Company on its own behalf or on behalf of another stockholder under which the Investor includes Investor Shares pursuant to Section 5.2(a) of this Agreement.

     "Prospectus" shall mean any prospectus included in the Registration Statement, including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

     "Recapitalization Closing" shall mean the Closing as defined in the Stock Purchase Agreement.

     "Relational Director" shall mean any person designated by Relational to serve as a member of the Board, including any person who becomes a member of the Board pursuant to Section 4.2(b).

     "Registrable Securities" shall mean any Investor Shares or Warrants.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Section 5.6 hereof, including, without limitation: (i) all applicable registration and filing fees imposed by the SEC and any national securities exchange on which shares of Common Stock are then listed; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the Company in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the any such national securities exchange; (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing the Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with Section 5.6 hereof; and (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses relating to any special audits or "comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing the Investor and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Investor.

     "Registration Statement" shall mean a Demand Registration Statement or a Piggyback Registration Statement, as applicable.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as the same shall be in effect at the time.

     "Stock Purchase Agreement" is defined in the recitals to this Agreement.

     "Termination Date" shall mean the seventh anniversary of the Recapitalization Closing.

     "Total Voting Power" at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

     "Transfer" shall mean any sale, transfer, pledge, encumbrance or other disposition.

     "Unaffiliated Director" shall mean any member of the Board: (i) who is not an Investor Director; (ii) who is not an Affiliate of, or partner or investor in, the Investor, Argosy or JLL and who has no material business, financial or familial relationship with the Investor, Argosy or JLL or any of their Affiliates that could reasonably be expected to affect such director's judgment; and (iii) except in the case of the Chief Executive Officer of the Company, is not an officer or employee of the Company or any of its subsidiaries.

     "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

     "Warrants" are defined in the recitals to this Agreement.

     "Warrant Shares" are defined in the recitals to this Agreement.

                                  ARTICLE II.

                  ACQUISITION OF ADDITIONAL SHARES AND VOTING

     SECTION 2.1.  Acquisition of Additional Shares.

     (a) Until the Termination Date, the Investor, Argosy and JLL covenant and agree with the Company that they will not, and will not permit any of their Affiliates to, acquire Beneficial Ownership of any Voting Securities other than the Investor Shares; provided, however, that the Investor, Argosy and/or JLL may acquire Beneficial Ownership of additional Voting Securities in the event that the number of shares of Voting Securities outstanding increases prior to the Termination Date, subject to the limitation that the Voting Securities Beneficially Owned by them shall not in the aggregate exceed 33.6% of the Total Voting Power.

     (b) If at any time, as the result of any transaction or circumstances, the Investor and its Affiliates shall acquire Beneficial Ownership of any Voting Securities other than the Investor Shares, inadvertently or otherwise, in violation of this Agreement, then the Investor shall promptly take such action as may be necessary or appropriate to divest such Beneficial Ownership of Voting Securities.

     Notwithstanding anything herein to the contrary, CIBC Fiduciary Shares shall not be treated as being Beneficially Owned by an Affiliate of the Investor for purposes of this Section 2.1.

     SECTION 2.2.  Voting.

     (a) From and after the Recapitalization Closing, until the Termination
Date:

          (i) at each annual or special meeting of the stockholders of the Company, each of the Investor, and, for so long as there is a Relational Director on the Board, Relational and, for so long as there is an HBI Director on the Board, HBI shall cause all Voting Securities Beneficially Owned by each of them and any of their Affiliates to be present or represented for the purpose of establishing a quorum; and

          (ii) subject to Section 2.2(b), in each election of directors of the Company, each of the Investor and, for so long as there is a Relational Director on the Board, Relational and, for so long as there is an HBI Director on the Board, HBI shall cause all Voting Securities Beneficially Owned by each of them and any of their Affiliates to be voted (A) for the Investor Directors or designee(s) of the Investor pursuant to Section 4.2(a), (B) for the Relational Director or designee of Relational pursuant to Section 4.2(b), (C) for the HBI Director or designee of HBI pursuant to
     Section 4.2(c) and (D) for the other nominees for the Company's Board nominated in accordance with Section 4.2(d).

     (b) Notwithstanding Section 2.2(a)(ii), neither Relational nor HBI shall be obligated to cause all Voting Securities Beneficially Owned by either of them and any of their Affiliates to be voted in accordance with the Board's recommendation as to the Unaffiliated Directors or for the Investor Directors or designee(s) of the Investor pursuant to Section 4.2(a) if Relational or HBI, as the case may be, delivers notice to each of the Company and the Investor, not later than 10 days after the date on which the Board sets the record date for the meeting of stockholders at which such election of directors shall take place, of its intention not to vote in accordance with Section 2.2(a)(ii). Upon receipt of such notice from either Relational or HBI, as the case may be, (i) the Board shall have no further obligation to nominate for election or appoint as a director of the Company and the Investor shall have no further obligation to cause Voting Securities Beneficially Owned by it or any of its Affiliates to be voted in favor of the election of the Relational Director or designee of Relational pursuant to Section 4.2(b) or the HBI Director or designee of HBI pursuant to
Section 4.2(c), as the case may be.

     Notwithstanding anything herein to the contrary, for purposes of this
Section 2.2, CIBC Fiduciary Shares shall not be treated as being Beneficially Owned by an Affiliate of the Investor.

     SECTION 2.3. Further Restrictions on Conduct. The Investor covenants and agrees with the Company that until the Termination Date, neither it nor any of its Affiliates shall:

          (a) initiate, propose, make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" or "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act), in any election contest with respect to the election or removal of the members of the Board, except for any of the foregoing actions taken in support of any recommendation of the Board;

          (b) other than a transaction permitted by Section 3.1 (b) (iv) hereof, solicit, offer, seek or propose to acquire shares of Common Stock in excess of the number of shares permitted by this Agreement, whether directly or indirectly through a tender offer, proxy or consent solicitation, exchange offer, merger proposal or otherwise; provided, however, that this provision shall not prohibit the Investor from making any such proposals to the Board subject to the provisions of Section 4.3 hereof.

          (c) become a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act with any person other than the Investor and its Affiliates.

     Notwithstanding anything herein to the contrary, for purposes of this
Section 2.3, CIBC Fiduciary Shares shall not be treated as being Beneficially Owned by an Affiliate of the Investor.

     Section 2.4. Support for Recapitalization. Each of Relational and HBI agrees that, subject to its fiduciary duties to its investors (as it may determine in its discretion), (i) it will not sell any Voting Securities Beneficially Owned by its as of the date hereof on or prior to the record date for the Company Meeting (as such term is defined in the Stock Purchase Agreement) and, (ii) it will cause all Voting Securities Beneficially Owned by it on the record date to be voted in favor of approval of the transactions contemplated by the Stock Purchase Agreement.

                                  ARTICLE III.

                            RESTRICTIONS ON TRANSFER

     SECTION 3.1. Restrictions on Transfer. The Investor covenants and agrees with the Company that:

          (a) until the second anniversary of the date of this Agreement, the Investor will not Transfer any of the Investor Shares or Warrants to any Person other than a Permitted Transferee; and

          (b) after the second anniversary of the date of this Agreement, the Investor will not Transfer any Investor Shares or Warrants except through:

             (i) a Transfer through a bona fide underwritten public offering registered under the Securities Act effected in accordance with the provisions of Article V hereof, with an underwriter or underwriters and pursuant to procedures reasonably acceptable to the Company, intended to achieve a broad public distribution of the Investor Shares or Warrants covered thereby;

             (ii) Transfers in normal and customary open-market transactions on a national securities exchange, provided that the total number of Investor Shares or Warrants so transferred by the Investor in any one-week period shall not exceed the greater of (a) one percent (1%) of the outstanding shares of the Company's Common Stock or (b) twenty percent (20%) of the average weekly trading volume for Common Stock for the four weeks immediately preceding the week in which the relevant Transfer occurs;

             (iii) a Transfer of Investor Shares or Warrants, other than pursuant to (ii) above, provided that: (A) the aggregate number of Investor Shares and Warrants so Transferred in any transaction or series of related transactions with any Person does not exceed five percent (5%) of the Voting Securities then outstanding and (B) the Person to whom the Investor Shares or Warrants are transferred does not and will not, as the result of such Transfer, Beneficially Own Voting Securities aggregating five percent (5%) or more of the total number of Voting Securities then outstanding;

             (iv) a Transfer of all or substantially all of the Investor Shares in a transaction involving the opportunity for all holders of Voting Securities other than the Investor to dispose of all or a proportionate part of such Voting Securities for the same consideration as, and on terms and conditions not materially less favorable than those available to the Investor; and

             (v) a Transfer by the Investor to a Permitted Transferee.

     (c) Until the expiration of this Agreement, the Investor will not Transfer Warrants unless, prior thereto or concurrently therewith, the Investor has Transferred or Transfers a percentage of the Initial Shares equal to the percentage of the Warrants proposed to be Transferred.

     SECTION 3.2. Legends. Each stock and warrant certificate representing any Investor Shares or Warrants now held or hereafter acquired by the Investor or its transferee, unless registered pursuant to Article V hereof, shall bear the following legend:

        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF FEBRUARY 3, 1998 (THE "AGREEMENT"), WHICH CONTAINS PROVISIONS REGARDING CERTAIN RESTRICTIONS ON THE VOTING AND TRANSFER OF SUCH SECURITIES AND CERTAIN OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE AGREEMENT IS NULL AND VOID."

                                  ARTICLE IV.

                               BOARD OF DIRECTORS

     SECTION 4.1.  Initial Composition of the Board.

     (a) Effective upon the Recapitalization Closing, the number of directors comprising the Board shall be nine (9).

     (b) Effective upon the Recapitalization Closing, the number of Investor Directors shall be three, and shall be the individuals identified on Exhibit A. Two (2) of the Investor Directors shall be appointed to the class of the Board whose term expires in 2001 and one (1) Investor Director shall be appointed to the class of the Board whose term expires in 2000.

     (c) Effective upon the Recapitalization Closing, the number of Unaffiliated Directors shall be six, and shall be the individuals identified on Exhibit B. The Chief Executive Officer of the Company, who shall be nominated by the Investor and approved by the Board, shall also be an Unaffiliated Director.

     (d) During the term of this Agreement:

          (i) an Investor Director shall be appointed as a member of each of the executive, audit, compensation and nominating committees of the Board and of any other committee constituted from time to time by the Board; and

          (ii) the HBI Director shall be appointed as a member of not less than two of the above-mentioned committees of the Board and the Relational Director shall be appointed as a member of not less than two of the abovementioned committees of the Company's Board; provided that either the HBI Director or the Relational Director shall be a member of each such committee and of any other committee constituted from time to time by the Board.

     (e) The Board shall promptly take any action necessary to authorize and empower the committee described in Section 6.5(c) of the Stock Purchase Agreement.

     SECTION 4.2. Subsequent Composition of the Board. From and after the Recapitalization Closing:

          (a) The Company's Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more designees of the Investor (i) at each meeting of the Company's stockholders as necessary,
     (ii) upon the death, resignation, retirement, disqualification or removal from office of any Investor Director, or (iii) upon any increase in the size of the Board such that, subject to Section 4.2(e) hereof Investor Directors shall constitute 33 1/3 of the Board (rounded to the nearest whole person). It is understood that each Investor Director will have agreed with the Investor to resign from the Board at the written request of the Investor. The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

          (b) Subject to subparagraph (f) hereof, the Company's Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more designees of Relational (i) at each meeting of the Company's stockholders at which the term of Ralph Whitworth (or a successor director elected or appointed pursuant to this Section 4.2(b)) expires or
     (ii) upon the death, resignation, retirement, disqualification or removal from office of Ralph Whitworth (or of a successor director elected or appointed pursuant to this Section 4.2(b)). The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

          (c) Subject to subparagraph (g) hereof, the Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more designees of HBI (i) at each meeting of the Company's stockholders at which the term of George Argyros (or a successor director elected or appointed pursuant to this Section 4.2(c)) expires or (ii) upon the death, resignation, retirement, disqualification or removal from office of George Argyros (or of a successor director elected or appointed pursuant to this Section 4.2(c)). The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

          (d) Subject to paragraphs (b) and (c) above, the Company's Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more persons satisfying the requirements of the definition of Unaffiliated Director (i) at each meeting of the Company's stockholders at which the term of any Unaffiliated Director or Directors expires, (ii) upon the death, resignation, retirement, disqualification or removal from office of any Unaffiliated Director or Directors. The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

          (e) The number of Investor Directors which the Investor shall be entitled to designate shall be reduced from time to time in accordance with the following:

             (i) if, at the date of determination, the number of Investor Shares Beneficially Owned by the Investor is less than fifty percent (50%) of the number of shares and Warrants constituting the Initial Shares and Warrants (as adjusted for stock dividends, splits, recombinations and the like) or is less than ten percent (10%) of the Total Voting Power, the number of Investor Directors that the

        Investor shall be entitled to designate shall be reduced to two-ninths of the Company's Board (rounded to the nearest whole person); and

             (ii) if, at the date of determination, the number of Investor Shares Beneficially Owned by the Investor is less than five percent (5%) of the Total Voting Power, the number of Investor Directors that the Investor shall be entitled to designate shall be reduced to one-ninth of the Company's Board (rounded to the nearest whole person); and

             (iii) if the number of Investor Shares Beneficially Owned by the Investor is less than two percent (2%) of the Total Voting Power (which percentage shall be adjusted to take into consideration any issuance of additional shares of Common Stock by the Company having a dilutive effect on the voting power of the Investor Shares Beneficially Owned by the Investor), the obligations of the Company set forth in Section 4.2(a) with respect to the Investor shall cease, and the Company shall not be required to nominate for election or appoint as a director of the Company any designee of the Investor.

          In any circumstance set forth in subparagraphs (i), (ii) and (iii) above, when the Number of Investor Directors is to be reduced, the Investor shall direct one or more Investor Directors to tender his resignation (which resignation need not be accepted by the Board).

          (f) If (i) the number of shares of Voting Securities Beneficially Owned by Relational is less than two percent (2%) of the Total Voting Power (which percentage shall be adjusted to take into consideration any issuance of additional shares of Common Stock by the Company having a dilutive effect on the voting power of the shares Beneficially Owned by Relational) and the number of shares of Voting Securities Beneficially Owned by Relational is less than fifty percent (50%) of the number of shares of Voting Securities Beneficially Owned by Relational on the date hereof or
     (ii) Relational engages in or becomes a member of a group that engages in a proxy contest to oppose election of the directors nominated by the Board pursuant to Section 4.2(a) or Section 4.2(d) or becomes a member of a group that has as its purpose the approval of a transaction that will result in a change of control of the Company, then the Relational Director shall tender his resignation from the Board (which resignation need not be accepted by the Board) and the obligations set forth in Section 2.2 with respect to Relational shall cease, and the Company shall not be required to nominate for election or appoint as a director of the Company any designee of Relational.

          (g) If (i) the number of shares of Voting Securities Beneficially Owned by HBI is less than two percent (2%) of the Total Voting Power (which percentage shall be adjusted to take into consideration any issuance of additional shares of Common Stock by the Company having a dilutive effect on the voting power of the shares Beneficially Owned by HBI), and the number of shares of Voting Securities Beneficially owned by HBI is less than fifty percent (50%) of the number of shares of Voting Securities Beneficially Owned by HBI on the date hereof or (ii) HBI engages in or becomes a member of a group that engages in a proxy contest to oppose election of the directors nominated by the Board pursuant to Section 4.2(a) or Section 4.2(d) or becomes a member of a group that has as its purpose the approval of a transaction that will result in a change of control of the Company, then the HBI Director shall tender his resignation from the Board (which resignation need not be accepted by the Board) and the obligations set forth in Section 2.2 with respect to HBI shall cease, and the Company shall not be required to nominate for election or appoint as a director of the Company any designee of HBI.

     SECTION 4.3. Investor Interested Transactions. The Company shall not take any action or make any determination relating to an Investor Interested Transaction, unless such action or determination has been approved by the affirmative vote of a majority of the Unaffiliated Directors. Notwithstanding the foregoing, the Company shall not take any action or make any determination relating to an Investor Interested Transaction involving (i) the payment of a management, consulting, advisory or other similar fee to the Investor or any of its members or any Affiliate of the Investor or any of its members, (ii) except as permitted by Section 2.1 (a) the acquisition by the Investor or any of its Affiliates of shares of Common Stock in excess of the Initial Shares and Warrant Shares or (iii) the participation by the Investor or any of its Affiliates in any recapitalization or any transaction described in Rule 13e-3(a)(3) of the Securities Exchange Act of 1934, as amended, involving the Company, unless such action or determination has been approved by the affirmative vote of all of the Unaffiliated Directors provided; however, that if such action or determination relating to an Interested Investor Transaction is approved by a majority of the Unaffiliated Directors, then such action or determination relating to an Interested Investor Transaction may be submitted to a vote of all holders of Voting Securities other than the Investor, JLL, Argosy and any of their Affiliates and upon the affirmative vote of a majority of such Voting Securities not Beneficially Owned by the Investor, JLL, Argosy and any of their Affiliates, the Company may enter into or participate in such Investor Interested Transaction. The Investor agrees that the Investor shall not, and shall not take any action that would cause the Company to, enter into or participate in any Investor Interested Transaction that has not been approved by the Unaffiliated Directors as required by this Section 4.3.

                                   ARTICLE V.

                              REGISTRATION RIGHTS

     SECTION 5.1.  Demand Registrations.

     (a) Requests for Registration. The Investor shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of all or part of the Registrable Securities held by the Investor (a "Demand Registration"); provided, however, that the Company shall not be required to honor any Demand unless it relates to the sale of at least an aggregate of $25,000,000 or more in fair market value of Registrable Securities. Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered and (ii) the intended method of distribution in connection with such Demand Registration to the extent then known.

     (b) Number of Demands. The Investor shall be entitled in the aggregate to four (4) Demand Registrations.

     (c) Satisfaction of Obligations. A registration shall not be deemed to constitute one of the four (4) Demand Registrations referred to in Section 5.1(b) above unless (i) the applicable registration statement under the Securities Act has been filed with the SEC with respect to such Demand Registration, and (ii) such registration statement shall have been maintained continuously effective for a period of at least ninety (90) days or such shorter period as all Registrable Securities included therein have been disposed of thereunder in accordance with the manner of distribution set forth in such registration statement, except as otherwise provided herein.

     (d) Availability of Short Form Registrations. The Company shall use its best efforts to comply with the requirements for use of short form registration for the sale of securities under the Securities Act.

     (e) Restrictions on Demand Registrations. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than ninety (90) days or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a "firm commitment" underwritten registration in which the Investor was given "piggyback" rights pursuant to Section 5.2 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, the Investor was permitted to include in such registration at least 75% of the Registrable Securities that the Investor sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to the Investor) for up to one hundred eighty
(180) days the filing or the effectiveness of a Registration Statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Investor shall have the right to withdraw such Demand in accordance with Section 5.3 hereof.

     (f) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Investor. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Investor (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company) advises the Company and the Investor that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this paragraph, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the holders of Registrable Securities sought to be registered therein ("Demanding Sellers") are advised by such underwriter can be sold without such an effect.

     (g) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Investor. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 5.1(e) hereof.

     SECTION 5.2.  Piggyback Registrations.

     (a) Right to Piggyback. During the Registration Period, whenever the Company proposes to register, on its own behalf or on behalf of Persons exercising Other Demand Rights, any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), the Company shall give the Investor prompt written notice thereof (but not less than ten (10) days prior to the filing by the Company with the SEC of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of the Investor given within ten (10) business days of the Investor's receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by the Investor and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

     (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Person who has sought to have shares registered thereunder pursuant to rights to demand under agreements other than this Agreement (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers") and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

          (i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers;

          (ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, in accordance with the respective rights of such Other Demanding Sellers, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers.

     (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 5.2 and prior to time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Investor and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities, such holders may continue the registration as a Demand Registration. The continuation of such registration shall be counted as a Demand by the Investor.

     SECTION 5.3.  Withdrawal Rights.

     The Investor having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 5.3, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the Investor pursuant to Section 5.1(e) hereof, (iii) in accordance with an election by the Demanding Investor prior to the effectiveness of the applicable Demand Registration Statement or
(iv) in accordance with
an election by the Investor subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence any Demand withdrawn in accordance with an election by the Investor subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Investor reimburses the Company for its reasonable out-of-pocket expenses (but, without implication that the contrary would otherwise be true, not including any Internal Expenses, as defined in Section 5.6 hereof) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of the Investor, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the next preceding sentence.

     SECTION 5.4.  Holdback Agreements.

     The Investor agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date which the Company has, notified the Investor that it intends to commence a Public Offering through the ninety (90) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto; provided, however, that the Investor shall not be obligated to comply with this Section 5.4 on more than one (1) occasion in any nine (9) month period.

     SECTION 5.5.  Registration Procedures.

     (a) Whenever the Investor has requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 5.2(c)) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as possible:

          (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its best efforts to cause such registration statement to become effective within ninety (90) days of the date hereof;

          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than ninety (90) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the manner of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

          (iii) before filing with the SEC any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Investor, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

          (iv) promptly (i) notify each seller of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the SEC or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to any of the foregoing and (ii) use its best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

          (v) furnish to each seller of Registrable Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents) the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller;

          (vi) if requested by the managing underwriter or underwriters of any registration or by the Investor, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

          (vii) use its best efforts to register or qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

          (viii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

          (ix) cause all such Registrable Securities to be listed on the New York Stock Exchange and/or any other securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Securities Exchange Act of 1934, as amended, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

          (x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

          (xi) use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

          (xii) permit the Investor, if the Investor, in its sole and exclusive judgment, has determined that it might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Investor and its counsel should be included;

          (xiii) use reasonable best efforts to furnish to each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request;

          (xiv) take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

          (xv) the Company shall use its reasonable best efforts so that in lieu of exercising any Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article V, the holder of such Warrant may sell such Warrant to the underwriter of the offering being registered upon the undertaking of such underwriter to exercise such Warrant before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such exercise among the securities being offered pursuant to such registration statement. The Company agrees to cause such Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

     (b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by the Investor, subject to the Company's reasonable approval containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Investor, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registrable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

     (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.5(a)(viii) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the ninety (90)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.5(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

     SECTION 5.6. Registration Expenses.

     All Registration Expenses shall be borne by the Company; provided, however, that in the case of a Piggyback Registration, all incremental costs resulting from applicable federal and blue sky registration and filing fees, National Association of Securities Dealers filing fees, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on the New York Stock Exchange and underwriting discounts and commissions allocable to each Investor selling Registrable

Securities shall be borne by such Investor. The Company shall be responsible for the fees and expenses not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate for all sales of Registrable Securities of one (1) legal counsel retained by the Investor in connection with such sales. Notwithstanding the foregoing, the Company shall not be responsible for any additional counsel, or any of the accountants, agents or experts retained by the Investor in connection with the sale of Registrable Securities. The Company will pay its internal expenses including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on the New York Stock Exchange.

     SECTION 5.7. Indemnification.

     (a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

     (b) By the Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same; provided, however, that each holder's obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of such apportionment.

     (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

     (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

     (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

     (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.

                                  ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

     SECTION 6.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows: (a) the Company has all requisite corporate power and authority to enter into this Agreement and to perform hereunder: (b) the execution and delivery by the Company of this Agreement, and the performance by the Company hereunder, have been duly authorized by all necessary corporate action on the part of the Company; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or performance by the Company hereunder; and (e) the execution and delivery of this Agreement by the Company and the performance by the Company hereunder does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.

     SECTION 6.2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the other parties hereto as follows: (a) the Investor has all requisite power and authority to enter into this Agreement and to perform hereunder; (b) the execution and delivery by the Investor of this Agreement, and the performance by the Investor hereunder, have been duly authorized by all necessary action on the part of such Investor; (c) this Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance by the Investor hereunder; and (e) the execution and delivery of this Agreement by the Investor and the performance hereunder by the Investor does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Investor or any material agreement to which the Investor is a party.

                                  ARTICLE VII.

                               GENERAL PROVISIONS

     Section 7.1. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        If to the Company, to:

           Apria Healthcare Group Inc.
           3560 Hyland Avenue
           Costa Mesa, California 92626
           Attention: Robert S. Holcombe, Esq.
           Telecopy: (714) 427-4332

        with a copy to:

           Gibson, Dunn & Crutcher LLP
           333 South Grand Avenue
           Los Angeles, California 90071-3197
           Attention: Andrew E. Bogen, Esq.
           Telecopy No.: (213) 617-3693

        If to the Investor, to:

           Joseph Littlejohn & Levy
           450 Lexington Avenue, Suite 3350
           New York, New York 10017
           Attention: Paul S. Levy
           Telecopy No.: (212) 268-8626

        with a copy to:

           Skadden, Arps, Slate, Meagher & Flom LLP
           919 Third Avenue
           New York, New York 10022
           Attention: J. Gregory Milmoe, Esq.
           Telecopy No.: (212) 735-2000

        If to Relational Investors, LLC, to:

           4330 LaJolla Village Drive
           Suite 220
           San Diego, California 92122
           Attention: Ralph Whitworth
           Telecopy No.: (619) 597-8200

        If to HBI Financial, Inc., to:

           949 South Coast Drive
           Suite 600
           Costa Mesa, California 92626
           Attn: Mr. George Arygros
           Telecopy No.: (714) 481-5055

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 7.2.  Assignment; Binding Effect; Benefit; Successors.

     (a) Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise).

     (b) In the event that the Company shall enter into a merger, consolidation or other similar type transaction, all of the terms of this Agreement relating to the Company, as applicable, shall apply to the surviving corporation.

     SECTION 7.3. Entire Agreement. Upon the effectiveness hereof, this Agreement and any certificate delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (oral and written) among the parties with respect thereto.

     SECTION 7.4. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of each of the parties hereto.

     SECTION 7.5. Governing Law; Venue and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without regard to conflict of laws principles which would require the application of the laws of any other State). Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Delaware or the United States District Courts located in the State of Delaware and, by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section
7.1 hereof and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 7.5 shall affect or eliminate any right to serve process in any other matter permitted by law.

     SECTION 7.6. Counterparts; Effective Date. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto. This Agreement shall become effective at the time of the

Recapitalization Closing and shall be of no further force and effect upon the termination of the Stock Purchase Agreement.

     SECTION 7.7. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     SECTION 7.8. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, "including" shall mean including, without limitation, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     SECTION 7.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 7.10. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached; and that money damages would not constitute adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                                APRIA HEALTHCARE GROUP INC.

                                By: /s/ LAWRENCE M. HIGBY
                                  --------------------------------------------
                                  Name: Lawrence M. Higby
                                  Title: President and Chief Operating Officer

                                JLL ARGOSY APRIA, LLC

                                By: JOSEPH LITTLEJOHN & LEVY
                                    FUND III, L.P., manager member

                                By: JLL ASSOCIATES III, L.P., general partner

                                By: /s/ PAUL S. LEVY
                                  --------------------------------------------
                                  Name: Paul S. Levy
                                  Title: General Partner

                                RELATIONAL INVESTORS, LLC

                                By: /s/ RALPH WHITWORTH
                                  --------------------------------------------
                                  Name: Ralph Whitworth
                                  Title: Managing Member

                                HBI FINANCIAL, INC.

                                By: /s/ GEORGE ARGYROS
                                  --------------------------------------------
                                  Name: George Argyros
                                  Title:

                                JOSEPH LITTLEJOHN & LEVY FUND III,  L.P.

                                By: /s/ PAUL S. LEVY
                                  --------------------------------------------
                                  Name: Paul S. Levy
                                  Title: General Partner

                                CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

                                By: /s/ ANDREW R. HEYER
                                  ------------------------------------
                                  Name: Andrew R. Heyer
                                  Title: Managing Director

                                                                       EXHIBIT A

                          APRIA HEALTHCARE GROUP INC.

                                      AND


                     [------------------------------------]
                                 Warrant Agent

                            ------------------------

                               WARRANT AGREEMENT

                         DATED AS OF FEBRUARY   , 1998

     WARRANT AGREEMENT, dated as of February   , 1998, between Apria Healthcare
Group Inc., a Delaware corporation (the "Company"), and [          ], a
[          ] corporation, as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company proposes to issue warrants (the "Warrants") to purchase up to an aggregate of 5 million shares of common stock, par value $.01 per share, of the Company (along with the associated rights, the "Common Stock"), upon consummation of the purchase of 12.3 million shares of Common Stock by JLL Argosy Apria, LLC (the "Investor") pursuant to the Stock Purchase Agreement dated the date hereof (the "Closing Date") among the Company and the Investor;

     WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

     NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

     SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     [The term "Warrant" is being used to refer both to the purchase right and to the certificate representing the right, which leads to inconsistency in the use of the singular and plural forms of the word. We have not marked all of the instances in which the term should refer to the certificate as opposed to the purchase right.]

     SECTION 2. Form of Warrant. The text of the Warrant shall be substantially as set forth in Exhibit A attached hereto. The price per share of Common Stock issuable on exercise of the Warrants (the "Warrant Shares") and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrants may be manual or facsimile.

     Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

     Warrants shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

     SECTION 3. Countersignature of Warrants. The Warrants shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery.

     SECTION 4. Exchange of Warrant Certificates. Each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested, in such name or names as such Holder shall designate.

     SECTION 5. Term of Warrants; Exercise of Warrants; Transferability.

     SECTION 5.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at any time until the [tenth] anniversary of the Closing Date (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase upon exercise of such Warrants pursuant to Section 5.2.

     SECTION 5.2 Exercise of Warrants. Each Warrant initially entitles the Holder thereof to purchase one share of Common Stock upon payment of the Warrant Price. A Warrant may be exercised upon surrender to the Warrant Agent at its
principal office in                of the certificate or certificates evidencing
the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is an approved member of a Guarantee Signature Medallion Program and upon payment to the Warrant Agent for the account of the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 9 and 10 hereof), or in the manner provided in Section 5.3, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or official bank check payable to the Warrant Agent, or in the manner provided in Section 5.3. As soon as the Warrant Agent receives a form of election to purchase Warrant Shares, it shall immediately notify the Company.

     No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of a Warrant.

     Subject to Section 6 hereof, upon the surrender of certificate or certificates representing the Warrants and payment of the Warrant Price as aforesaid, the Warrant Agent shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 11 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

     SECTION 5.3 Payment by Application of Shares Otherwise Issuable. Upon any exercise of the Warrants, the Holder may, at its option and in lieu of paying the aggregate Warrant Price in cash, certified check or official bank check, instruct the Company, by written notice accompanying the surrender of the Warrants at the time of such exercise, that such Holder elects to receive that number of Warrant Shares which is equal to the number of Warrant Shares for which the Warrants are being exercised less the number of Warrant Shares having a current market price (as defined in Section 10.1(d) hereof) equal to the aggregate Warrant Price.

     SECTION 5.4  Transfer of Warrants.

     [The Warrants may be transferred only in accordance with the provisions of
Section 3.1 of the Stockholder Agreement dated as of February   , 1998 by and
among Solar, JLL Argosy Apria, LLC and Joseph Littlejohn and Levy Fund III, L.P., CIBC WG Argosy Merchant Fund 2, LLC Relational Investors, LLC, and HBI Financial, Inc. (the "Stockholder Agreement").]

     SECTION 5.5 Compliance with Government Regulations. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period, and only for such period, during which such registration, approval or listing is required but not in effect.

     SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of such Warrants.

     SECTION 7. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant and an indemnity or bond, if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION 8. Reservation of Warrant Shares, Purchase and Cancellation of Warrants; Registration of Warrant Shares.

     SECTION 8.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 11 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to subsection 10.2 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company.

     SECTION 8.2 Purchase of Warrants by the Company. Subject to the rights of the Holders, the Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

     SECTION 8.3 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

     SECTION 8.4 Registration of Warrant Shares. The Company shall be obligated to register the Warrant Shares pursuant to the provisions of Article V of the Stockholder Agreement.

     SECTION 9. Warrant Price. The price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the "Warrant Price") shall be $[20.00], subject to adjustment pursuant to Section 10 hereof.

     SECTION 10. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

     SECTION 10.1 Mechanical Adjustments. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows.

     (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant shall be adjusted so that the Holder of each Warrant shall be entitled to purchase the kind and number of Warrant Shares or other securities of the Company determined by multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event, and
(ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) In case the Company shall issue rights, options or warrants to all Holders of its outstanding Common Stock, without any charge to such Holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

     (c) In case the Company shall distribute to all Holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph but including cash dividends or distributions payable in connection with a reorganization or recapitalization of the Company) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     In the event of a distribution by the Company to all Holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this subsection 10.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

     (d) For the purpose of any computation under paragraphs (b) and (c) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before the date of such computation, which closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on the New York Stock Exchange. In the absence of one or more such quotations, the current market price of the Common Stock shall be determined in good faith by the Board of Directors on the basis of such information as it considers appropriate.

     (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

     (f) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as provided in Section 10.1 only, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter. No adjustments in the Warrant Price need be made for changes in the number of Warrant Shares purchasable upon the exercise of each Warrant as provided in
Section 10.2.

     (g) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made for sales of Warrant Shares pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Warrant Shares.

     (h) For the purpose of this subsection 10.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Voting Common Stock of the Company at the date of this Agreement, any other class of stock resulting from successive changes or reclassification of such shares above consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (g), inclusive, above, and the provisions of Section 5 and subsections 10.2 through 10.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

     (i) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion or exchange rights whether or not exercised.

     SECTION 10.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company (a) shall cause the Warrant Agent promptly to mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and (b) shall deliver to the Warrant Agent a certificate of the Chief Financial Officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Warrant Price or the number of Warrant Shares or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

     SECTION 10.3 No Adjustment for Dividends. Except as provided in subsection 10.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

     SECTION 10.4 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this subsection 10.4 shall similarly apply to successive consolidations, mergers, sales, transfers or leases. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

     SECTION 10.5 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock, as defined in paragraph (d) of subsection 10.1, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     SECTION 12. No Rights as Stockholders, Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed, then, in any one or more of said events, the Company shall give notice in writing of such event to the Warrant Agent and the Warrant Agent shall give notice to the Holders as provided in Section 18 hereof, such giving of notice to be completed at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

     SECTION 13. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal
business hours at its principal office in                . The Company shall
supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     SECTION 14.  Merger or Consolidation or Change of Name of Warrant
Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 16 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in any such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

     SECTION 15. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound:

     SECTION 15.1 Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

     SECTION 15.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.

     SECTION 15.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     SECTION 15.4 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     SECTION 15.5 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board or President, a Vice President, the Treasurer or the Controller of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     SECTION 15.6 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or bad faith.

     SECTION 15.7 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

     SECTION 15.8 Other Transactions in Securities of Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     SECTION 15.9 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

     SECTION 15.10 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, written statement, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent, presented or made by the proper party or parties.

     SECTION 15.11 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

     SECTION 15.12 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Controller or the Treasurer of the Company, and to make an application to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers. The Warrant Agent shall not be liable for any action taken by, or omission of any action, by the Warrant Agent in accordance with a proposal included in any such application to such officers on or after the date specified in such application (which date shall not be less than five Business Days after the date of any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

     SECTION 16. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by (a) the resigning or incapacitated Warrant Agent or (b) by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

     SECTION 17. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

     SECTION 18. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first-class, postage prepaid, (a) to the Company, at its offices at 350 Hyland Avenue, Costa Mesa, California 92626,
Attention: Secretary, or (b) to the Warrant Agent, at its offices at
                    . Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

     Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first-class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the books of the Warrant Agent.

     SECTION 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders.

     SECTION 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 21. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     SECTION 22. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

     SECTION 23. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

     SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 25. Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                          APRIA HEALTHCARE GROUP INC.

(Seal)                                    By:
                                          --------------------------------------
                                            Name:
                                            Title:

Attest:

Title


                                          [------------------------------------]
                                          As Warrant Agent

(Seal)                                    By:
                                          --------------------------------------
                                            Name:
                                            Title:

Attest:

Title:

VOID AFTER 5:00 P.M. [             , 2003]

                              Warrants to Purchase
                                  [8,000,000]
                             Shares of Common Stock

                                 [SOLAR], INC.

                         COMMON STOCK PURCHASE WARRANTS

     This certifies that, for value received, or registered assigns (the "Holder"), is entitled to purchase from [Solar], Inc., a Delaware corporation (the "Company"), at any time from 9:00 a.m., New York City time, on
  , 2008 until 5:00 p.m., New York time, on             , 2003 (the "Expiration
Date"), at the purchase price of $20 per share (the "Warrant Price"), the number of shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the "Warrants") and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     Warrants may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of
[          ] (the "Warrant Agent"). Payment of such price shall be made, at the option of the Holder hereof, (i) in cash or by certified or official bank check payable to the Warrant Agent or (ii) by electing to receive that number of shares which is equal to the number of shares for which the Warrants are being exercised, less the number of shares having a current market value (as determined by Section 10.1(d) of the Warrant Agreement referred to below) equal to the aggregate Warrant Price. As provided in the Warrant Agreement referred to below, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant certificate are, at the option of the Company or upon the happening of certain events, subject to modification and adjustment.

     This Warrant certificate is issued under and in accordance with a Warrant
Agreement dated as of             , 1998, between the Company and the Warrant
Agent and is subject to the terms and provisions contained in the Warrant Agreement (the "Warrant Agreement"), to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

     Upon any partial exercise of the Warrants evidenced by this Warrant certificate, there shall be countersigned and issued to the Holder hereof a new Warrant certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant certificate shall not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrant certificates for one or more new Warrant certificates evidencing the right of the Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant certificate or certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A
STOCKHOLDER AGREEMENT DATED AS OF             , 1998 (THE "STOCKHOLDER
AGREEMENT"). THE STOCKHOLDER AGREEMENT CONTAINS PROVISIONS REGARDING

CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES AND CERTAIN OTHER MATTERS. COPIES OF THE STOCKHOLDER AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE STOCKHOLDER AGREEMENT IS NULL AND VOID.

     The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

     Neither the Warrants nor this Warrant certificate entitles any Holder hereof to any of the rights of a stockholder of the Company.

     This Warrant certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:             , 1998                 APRIA HEALTHCARE GROUP INC.

                                          By:
                                             -----------------------------------

                                          Attest:
                                                 -------------------------------

[Seal]

Countersigned:

[                              ]
 ------------------------------
         Warrant Agent

By:
    ---------------------------
       Authorized Signature

                                 PURCHASE FORM

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

To: Apria Healthcare Group Inc.

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the
amount of $     .

        The Purchase Price shall be paid:

               in cash, certified check or official bank check; or

                 by electing to receive that number of shares which is equal to the number of shares for which the Warrants are being exercised, less the number of shares having a current market value (as determined by Section
     10.1(d) of the Warrant Agreement between the Company and [       ], as
     Warrant Agent, dated             , 1998.

     Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

PLEASE INSERT SOCIAL SECURITY OR OTHER           NAME
IDENTIFYING NUMBER OF ASSIGNEE                        -------------------------
                                                 Please Print Name and Address)
---------------------------------------------    Address
                                                         ----------------------
---------------------------------------------    Signature
                                                           --------------------
                                                 NOTE: The above signature should correspond
                                                 exactly with the name on the face of this
                                                 Warrant certificate or with the name of
                                                 the assignee appearing in the
                                                 assignment form below and must be
                                                 guaranteed by an eligible guarantor
                                                 institution with membership in an
                                                 approved Signature Guarantee Medallion
                                                 Program.

And, if said number of shares shall not be all the shares purchasable under the within Warrant certificate, a new Warrant certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

                                   ASSIGNMENT

     (To be executed only upon assignment of Warrant certificate to the extent such assignment is permissible under the terms of the Warrant Agreement)

     For value received,                     hereby sells, assigns and transfers
unto the within Warrant certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:             , 1998                 --------------------------------------

                                          NOTE: The above signature should
                                                correspond exactly with the name
                                                on the face of this Warrant
                                                certificate and must be
                                                guaranteed by an eligible
                                                guarantor institution with
                                                membership in an approved
                                                Signature Guarantee Medallion
                                                Program.

                          APRIA HEALTHCARE GROUP INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Robert S. Holcombe and         , and each of them,
proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the "Company") held of record by the undersigned on
          , 1998, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Company's Costa Mesa, California Headquarters, 3560 Hyland Avenue (Building No. 3500-Grand Canyon Room), Costa Mesa, California 92626, beginning at 10:00 A.M., local time
on       , April   , 1998, and at any adjournment thereof, upon the following matters:

(1) APPROVAL OF THE INVESTMENT PROPOSAL

             [ ] FOR        [ ] AGAINST        [ ] ABSTAIN WITH RESPECT TO

    the proposal to approve the JLL Investment.

(2) ELECTION OF DIRECTORS

    [ ] FOR the nominees listed below                       [ ] WITHHOLD AUTHORITY
      (except as noted to the contrary below)                 to vote for each nominee listed below

                                   [TO COME]

    (Instructions: To withhold authority to vote for any individual nominee, circle that nominee's name above.)
                    (Continued and to be signed on the reverse side)

                          (continued from other side)

(3) OTHER MATTERS

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS (1) AND (2) ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                     Dated:                  , 1998

                                     --------------------------------------
                                     Signature or signatures of stockholder

                                     --------------------------------------
                                     (Your signature(s) should conform to
                                     your name(s) as printed hereon.
                                     Co-owners should all sign.)